SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

CARNIVAL CORPORATION
CARNIVAL PLC
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

February 20, 2007

MICKY ARISON
Chairman of the Boards
Chief Executive Officer

To our Shareholders:

On behalf of the boards of directors of each of Carnival Corporation and Carnival plc, it is my pleasure to invite you to attend our joint annual meetings of shareholders. The annual meetings will be held at The Southampton Guildhall, Southampton, United Kingdom on Monday, April 16, 2007. The meetings will commence at 3:00 p.m. (UK time), and although there are technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa. Because we have shareholders in both the United Kingdom and the United States, we plan to continue to rotate the location of the annual meetings between the United States and the United Kingdom each year in order to accommodate shareholders on both sides of the Atlantic.

We are also offering an audio web cast of the annual meetings. If you choose to listen to the web cast, go to our website at www.carnivalcorp.com or www.carnivalplc.com, shortly before the start of the meetings and follow the instructions provided. We will also be hosting an audio broadcast of the annual meetings at our headquarters located at 3655 N.W. 87th Avenue, Miami, Florida. Although shareholders will not be able to vote in Miami (they must submit a proxy to vote), they will be able to submit questions to the directors in Southampton.

You will find information regarding the matters to be voted on in the attached notices of annual meetings of shareholders and proxy statement. The Carnival Corporation Notice of Annual Meeting begins on page 1 and the Carnival plc Notice of Annual General Meeting begins on page 3. Because of the DLC structure, all voting will take place on a poll (or ballot).

We are also pleased to offer our shareholders the opportunity to electronically receive future proxy statements and annual reports over the internet. By using these services, you are not only accessing these materials more quickly than ever before, but you will also help us reduce printing and postage costs associated with their distribution as well as help preserve the earth’s valuable resources.

Your vote is important. Whether or not you plan to attend the annual meetings in person, please submit your vote using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meetings in person should you so choose.

The boards of directors consider Carnival Corporation Proposals 1-9 (being Carnival plc Resolutions 1-22) to be in the best interests of Carnival Corporation & plc and the shareholders as a whole. Accordingly, the boards of directors unanimously recommend that you cast your vote “FOR” Carnival Corporation Proposals 1-9 (being Carnival plc Resolutions 1-22).

Thank you for your ongoing support of, and continued interest in, Carnival Corporation & plc.

Sincerely, Micky Arison

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS		1
NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS		3
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE
ANNUAL MEETINGS		8
QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION		13
QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC		16
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		23
PROPOSAL 1 (RESOLUTIONS 1-14) ELECTION AND RE-ELECTION OF DIRECTORS		23
PROPOSALS 2 & 3 (RESOLUTIONS 15 & 16) RE-APPOINTMENT AND REMUNERATION OF
INDEPENDENT AUDITORS FOR CARNIVAL PLC AND RATIFICATION OF INDEPENDENT
REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR CARNIVAL CORPORATION		25
PROPOSAL 4 (RESOLUTION 17) RECEIPT OF ACCOUNTS AND REPORTS
OF CARNIVAL PLC		25
PROPOSAL 5 (RESOLUTION 18) APPROVAL OF DIRECTORS’ REMUNERATION REPORT		26
PROPOSALS 6 & 7 (RESOLUTIONS 19 & 20) APPROVAL OF LIMITS ON THE
AUTHORITY TO ALLOT CARNIVAL PLC SHARES AND THE DISAPPLICATION OF
PRE-EMPTION RIGHTS FOR CARNIVAL PLC		26
PROPOSAL 8 (RESOLUTION 21) GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC
ORDINARY SHARES		27
PROPOSAL 9 (RESOLUTION 22) APPROVAL OF ELECTRONIC COMMUNICATION WITH
CARNIVAL PLC SHAREHOLDERS		28
BOARD STRUCTURE AND COMMITTEE MEETINGS		30
DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES		34
EXECUTIVE COMPENSATION		36
EQUITY COMPENSATION PLANS		42
DEFINED BENEFIT AND OTHER PLANS		43
REPORT OF THE COMPENSATION COMMITTEES AND CARNIVAL PLC DIRECTORS’
REMUNERATION REPORT – PART I		45
STOCK PERFORMANCE GRAPHS		58
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM		60
REPORT OF THE AUDIT COMMITTEES		61
TRANSACTIONS OF MANAGEMENT AND DIRECTORS		62
Annex A	Carnival plc Directors’ Report and Summary Financial Information
Annex B	Carnival plc Directors’ Remuneration Report – Part II
Annex C	Carnival plc Corporate Governance Report

3655 N.W. 87th Avenue
Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS

DATE	Monday, April 16, 2007
TIME	3:00 p.m. (UK time), being 10:00 a.m. (Miami time)
The Carnival Corporation annual meeting will start directly following the annual general meeting of Carnival plc.
PLACE	Southampton Guildhall West Marlands Road Civic Center Southampton, Hants S014 7LP United Kingdom
WEB CAST	www.carnivalcorp.com or www.carnivalplc.com
ITEMS OF BUSINESS	1.	To elect or re-elect 14 directors to the boards of each of Carnival Corporation and Carnival plc;
	2.	To re-appoint the independent auditors for Carnival plc and to ratify the selection of the independent registered certified public accounting firm for Carnival Corporation;
	3.	To authorize the Audit Committee of Carnival plc to agree the remuneration of the independent auditors;
	4.	To receive the UK accounts and reports for Carnival plc for the financial year ended November 30, 2006 (in accordance with legal requirements applicable to UK companies);
	5.	To approve the directors’ remuneration report of Carnival plc (in accordance with legal requirements applicable to UK companies);
	6.	To approve limits on the authority to allot shares by Carnival plc (in accordance with customary practice for UK companies);
	7.	To approve the disapplication of pre-emption rights for Carnival plc shares (in accordance with customary practice for UK companies);
8.

To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market (in accordance with legal requirements applicable to UK companies desiring to implement share buy back programs);

	9.	To approve electronic communications with Carnival plc shareholders (in accordance with legal requirements applicable to UK companies); and
	10.	To transact such other business as may properly come before the meeting.

RECORD DATE	You are entitled to vote your Carnival Corporation shares if you were a shareholder at the close of business on February 16, 2007.
MEETING ADMISSION

Attendance at the meeting is limited to shareholders. Each Carnival Corporation shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding shares in brokerage accounts (“under a street name”) will need to bring a copy of a brokerage statement reflecting share ownership as of the record date.

VOTING BY PROXY

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 8 of this proxy statement and the instructions on your proxy card.

On behalf of the Board of Directors ARNALDO PEREZ Senior Vice President, General Counsel & Secretary

A proxy statement and proxy card are enclosed. All Carnival Corporation shareholders are urged to follow the instructions attached to the proxy card and complete, sign, date and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the meeting in Southampton, United Kingdom may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

This proxy statement and accompanying proxy card are being distributed on or about March 9, 2007.

THIS NOTICE OF ANNUAL GENERAL MEETING IS IMPORTANT. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU IMMEDIATELY SHOULD CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER AUTHORIZED UNDER THE UK FINANCIAL SERVICES AND MARKETS ACT 2000.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL YOUR SHARES IN CARNIVAL PLC, PLEASE SEND THIS DOCUMENT AND THE ACCOMPANYING DOCUMENTS TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

Carnival House
5 Gainsford Street
London SE1 2NE
United Kingdom

NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an ANNUAL GENERAL MEETING of Carnival plc will be held at The Southampton Guildhall, West Marlands Road, Civic Center, Southampton, Hants S014 7LP, United Kingdom on Monday, April 16, 2007 at 3:00 p.m. (UK time), being 10:00 a.m. (Miami time), for the purpose of considering and, if thought fit, passing the resolutions described below:

  Resolutions 1 through 19 will be proposed as ordinary resolutions. For ordinary resolutions, the required majority is more than 50% of the combined votes cast at this meeting and Carnival Corporation’s annual meeting.

  Resolutions 20 through 22 will be proposed as special resolutions. For special resolutions, the required majority is not less than 75% of the combined votes cast at this meeting and Carnival Corporation’s annual meeting.

To consider the following resolutions as ordinary resolutions:

Re-election of directors

1.	To re-elect Micky Arison as a director of Carnival Corporation and as a director of Carnival plc.

2.	To re-elect Ambassador Richard G. Capen, Jr. as a director of Carnival Corporation and as a director of Carnival plc.

3.	To re-elect Robert H. Dickinson as a director of Carnival Corporation and as a director of Carnival plc.

4.	To re-elect Arnold W. Donald as a director of Carnival Corporation and as a director of Carnival plc.

5.	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and as a director of Carnival plc.

6.	To re-elect Howard S. Frank as a director of Carnival Corporation and as a director of Carnival plc.

7.	To re-elect Richard J. Glasier as a director of Carnival Corporation and as a director of Carnival plc.

8.	To re-elect Baroness Hogg as a director of Carnival Corporation and as a director of Carnival plc.

9.	To re-elect Modesto A. Maidique as a director of Carnival Corporation and as a director of Carnival plc.

10.	To re-elect Sir John Parker as a director of Carnival Corporation and as a director of Carnival plc.

11.	To re-elect Peter G. Ratcliffe as a director of Carnival Corporation and as a director of Carnival plc.

12.	To re-elect Stuart Subotnick as a director of Carnival Corporation and as a director of Carnival plc.

13.	To elect Laura Weil as a director of Carnival Corporation and as a director of Carnival plc.

14.	To re-elect Uzi Zucker as a director of Carnival Corporation and as a director of Carnival plc.

Re-appointment and remuneration of Carnival plc auditors and ratification of Carnival Corporation auditors

15.

To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc for the period commencing upon the conclusion of the meeting until the conclusion of the next general meeting at which the accounts of Carnival plc are laid and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm of Carnival Corporation for the period commencing upon the conclusion of the meeting until the conclusion of the next annual meeting of Carnival Corporation after the date on which this resolution is passed.

16.	To authorize the Audit Committee of the board of directors of Carnival plc to agree the remuneration of the independent auditors.

Accounts and Reports

17.	To receive the UK accounts and the reports of the directors and auditors of Carnival plc for the financial year ended November 30, 2006.

Directors’ remuneration report

18.	To approve the directors’ remuneration report of Carnival plc as set out in the annual report for the financial year ended November 30, 2006.

Allotment of shares

19.

THAT the authority and power conferred on the directors by Article 30 of Carnival plc’s articles of association be renewed for a period commencing at the end of the meeting and expiring at the end of the next annual general meeting of Carnival plc after the date on which this resolution is passed and for that period the Section 80 amount shall be $21,239,657.

To consider the following resolutions as special resolutions:

Disapplication of pre-emption rights

20.

THAT subject to passing ordinary resolution 19 set out in the notice, the power conferred on the directors by Article 31 of Carnival plc’s articles of association be renewed for a period commencing at the end of the meeting and expiring at the end of the next annual general meeting of Carnival plc after the date on which this resolution is passed and for that period the Section 89 amount shall be $17,688,017.

General authority to buy back Carnival plc ordinary shares

21.

THAT Carnival plc be and is generally and unconditionally authorized to make market purchases (within the meaning of Section 163(3) of the UK Companies Act 1985 (the “Companies Act 1985”)) of ordinary shares of $1.66 each in the capital of Carnival plc provided that:

(a)	the maximum number of ordinary shares authorized to be acquired is 10,655,432;

(b)	the minimum price (exclusive of expenses) which may be paid for an ordinary share is $1.66;

(c)

the maximum price which may be paid for an ordinary share is an amount (exclusive of expenses) equal to 105% of the average middle market quotation for an ordinary share, as derived from the London Stock Exchange (“LSE”) Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased; and

(d)

this authority shall expire on the earlier of (i) the conclusion of the annual general meeting of Carnival plc to be held in 2008 and (ii) 18 months from the date of this resolution (except in relation to the purchase of ordinary shares, the contract of which was entered into before the expiry of such authority).

Electronic Communications with Carnival plc Shareholders

22.

THAT Carnival plc may send or supply any document or information that is required or authorized to be sent or supplied to a shareholder or any other person by Carnival plc by a provision of the Companies Acts (as defined in section 2 of the UK Companies Act 2006 (the “Companies Act 2006”)), or pursuant to Carnival plc’s articles of association or to any other rules or regulations to which Carnival plc may be subject, by making it available on a website, and the provisions of Schedule 5 to the Companies Act 2006 shall apply whether or not any document or information is required or authorized to be sent by the Companies Acts, Carnival plc’s articles of association or any other rules or regulations to which Carnival plc may be subject and this resolution shall supersede any provision in Carnival plc’s articles of association to the extent that it is inconsistent with this resolution.

By Order of the Board Arnaldo Perez Company Secretary February 20, 2007	Registered Office: Carnival House 5 Gainsford Street London SE1 2NE United Kingdom Registered Number 4039524

Voting Arrangements for Carnival plc Shareholders

Carnival plc shareholders can vote in either of two ways:

  by attending the meeting and voting in person or by attorney or, in the case of corporate shareholders, by corporate representatives; or

  by appointing a proxy to attend and vote on their behalf, using the proxy form enclosed with this notice of annual general meeting.

Voting in person (or by attorney)

If you come to the annual general meeting, please bring the attendance card (attached to the enclosed proxy form) with you. This will mean you can register more quickly. If you appoint an attorney to attend instead of you, he or she should bring an original or certified copy of the power of attorney under which you have authorized them to attend and vote.

In order to attend and vote at the annual general meeting, a corporate shareholder may appoint an individual to act as its representative. The appointment must comply with the requirements of the Companies Act 1985. The representative should bring evidence of their appointment, including any authority under which it is signed, to the meeting. If you are a corporation and are considering appointing a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting you are strongly encouraged to pre-register your corporate representative to make registration on the day of the meeting more efficient. In order to pre-register, please fax your Letter of Representation to Carnival plc’s registrar, Lloyds TSB Registrars, on 01903 833168 from within the United Kingdom or +44 1903 833168 from elsewhere.

Voting by proxy

A shareholder entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and (on a poll) vote in his or her stead. A proxy need not be a shareholder of Carnival plc.

To be effective, a duly completed proxy form and the authority (if any) under which it is signed, or a notarially certified copy of such authority, must be deposited (whether delivered personally or by post) at the offices of Carnival plc’s registrars, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6AN, United Kingdom as soon as possible and in any event no later than 3:00 p.m. (UK time) on April 14, 2007. Alternatively, a proxy vote may be submitted via the internet in accordance with the instructions set out on the proxy form.

In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which names stand on the register of shareholders of Carnival plc in respect of the relevant joint holding.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with CRESTCo’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the issuer’s agent (ID 7RA01) by the latest time(s) for receipt of proxy appointments specified in the notice of meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that CRESTCo does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy

Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Carnival plc may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

Shareholders who are entitled to vote

Carnival plc, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that only those shareholders registered in the register of members of Carnival plc at 11:00 p.m. on April 14, 2007 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 11:00 p.m. on April 14, 2007 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

Documents available for inspection

Copies of the following documents will be available for inspection during normal business hours on any weekday (public holidays excluded) at the registered office of Carnival plc from the date of this notice until and including the date of the meeting and at the place of the meeting for at least 15 minutes prior to and during the meeting:

  the register of interests of directors in the share capital of Carnival plc; and

  copies of all service agreements (including letters of appointment) between each director and Carnival plc.

*     *     *

There are 22 Resolutions that require shareholder approval at the annual meeting this year. The directors unanimously recommend that you vote in favor of Resolutions 1-22 (inclusive), and encourage you to submit your vote using one of the voting methods described herein. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting in person should you so choose.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETINGS
Q: Why am I receiving these materials?

A: The board of directors of each of Carnival Corporation and Carnival plc (together, “Carnival Corporation & plc,” “we” or “us”) is providing these proxy materials to you in connection with our joint annual meetings of shareholders on Monday, April 16, 2007. The annual meetings will be held at The Southampton Guildhall, West Marlands Road, Civic Center, Southampton, Hants S014 7LP, United Kingdom. The meetings will commence at 3:00 p.m. (UK time), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa. For our U.S. shareholders, we will be hosting a live audio broadcast of the annual meeting at our headquarters located at 3655 N.W. 87th Avenue, Miami, Florida 33178. Shareholders in Miami will be able to submit questions to the directors in Southampton, but will not be able to vote at that meeting.

Q: What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the meetings, the voting process, the compensation of directors and our most highly paid executive officers and certain other information required by U.S. Securities and Exchange Commission rules applicable to both companies. We have attached as Annexes A, B and C to this proxy statement information that Carnival plc is required to provide to its shareholders under applicable UK rules.

Q: What proposals will be voted on at each of the
meetings?

A: The proposals to be voted on at each of the meetings are set out in the notices of meetings starting on pages 1 and 3 of this proxy statement.

Q: What is the voting recommendation of the boards of directors?

A: Your boards of directors recommen that you vote “FOR” all of the proposals described in this proxy statement.

Q: How does the DLC structure affect my voting rights?

A: On most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. These matters are called “joint electorate actions.” Combined voting is accomplished through the special voting shares that have been issued by each company. Certain matters specified in the organizational documents of Carnival Corporation and Carnival plc where the interests of the two shareholder bodies may diverge are called “class rights actions.” These class rights actions are voted on separately by the shareholders of each company. If either group of shareholders does not approve a class rights action, that action generally cannot be taken by either company. All of the proposals to be voted on at these annual meetings are joint electorate actions, and there are no class rights actions.

Q: Generally, what actions are joint electorate actions?

A: Any resolution to approve an action other than a class rights action or a procedural resolution (described below) is designated as a joint electorate action. The actions designated as joint electorate actions include:

  the appointment, removal, election or re-election of any director of either or both companies;

  if required by law, the receipt or adoption of the annual accounts of both companies;

  the appointment or removal of the independent auditors of either company;

  a change of name by either or both companies; or

  the implementation of a mandatory exchange of Carnival plc shares for Carnival Corporation shares based on a change in tax laws, rules or regulations.

The relative voting rights of Carnival plc shares and Carnival Corporation shares are equalized based on a ratio which we refer to as the “equalization ratio.” Based on the current equalization ratio of 1:1, each Carnival Corporation share has the same voting rights as one Carnival plc share on joint electorate actions.

Q: How are joint electorate actions voted on?

A: Joint electorate actions are voted on as follows:

  Carnival plc shareholders vote at the annual general meeting of Carnival plc (whether in person or by proxy). Voting is on a poll (or ballot) which remains open for sufficient time to allow the vote at the Carnival Corporation meeting to be held and reflected in the Carnival plc meeting through the mechanism of the special voting share. An equivalent vote is cast at the subsequent Carnival Corporation meeting on each of the corresponding resolutions through a special voting share issued by Carnival Corporation; and

  Carnival Corporation shareholders vote at the Carnival Corporation annual meeting (whether in person or by proxy). Voting is by ballot (or on a poll) which remains open for sufficient time to allow the vote at the Carnival plc meeting to be held and reflected in the Carnival Corporation meeting through the mechanism of the special voting share. An equivalent vote is cast on the corresponding resolutions at the Carnival plc meeting through a special voting share issued by Carnival plc.

A joint electorate action is approved if it is approved by:

  a simple majority of the votes cast in the case of an ordinary resolution (or not less than 75% of the votes cast in the case of a special resolution if required by applicable law and regulations or Carnival plc’s articles) by the holders of Carnival plc’s shares and the holder of the Carnival plc special voting share as a single class at a meeting at which a quorum was present and acting;
  a simple majority of the votes cast (or other majority if required by applicable law and regulations or the Carnival Corporation articles and by-laws) by the holders of Carnival Corporation shares and the holder of the Carnival Corporation special voting share, voting as a single class at a meeting which a quorum was present and acting; and
  a minimum of one-third of the total votes available to be voted by the combined shareholders must be cast on each resolution for it to be effective.
  Formal abstentions (or votes withheld) by a shareholder on a resolution will be counted as having been “cast” for this purpose.

Q: How are the directors of each company elected or
re-elected?

A: Resolutions relating to the election or reelection of directors are considered as joint electorate actions. No person may be a member of the board of directors of Carnival Corporation or Carnival plc without also being a member of the board of directors of the other company. There are 14 nominees for election or re-election to the board of directors of each company this year. Each nominee currently serves as a director of Carnival Corporation and Carnival plc. All directors are to be elected or re-elected to serve until the next annual meetings and until their successors are elected.

Q: What votes are required to elect directors or approve
the other proposals?

A: Carnival Corporation Proposals 7, 8 and 9 (being Carnival plc Resolutions 20, 21 and 22) are required to be approved by 75% of the combined votes cast at both meetings.

Each of the other proposals, including the election and re-election of directors, requires the approval of a majority of the combined votes cast at both meetings. Abstentions (including votes withheld, except in the case of the election or re-election of directors by Carnival Corporation shareholders as discussed below) and broker non-votes are not deemed votes cast for purposes of calculating the vote, but do count for the purpose of determining whether a quorum is present. In the election of directors by Carnival Corporation shareholders, votes withheld in respect of one or more nominees count for the purpose of determining whether a quorum is present and are deemed votes cast against such nominee or nominees.

If you are a beneficial owner of Carnival Corporation shares and do not provide the shareholder of record with a signed voting instruction card, your shares may constitute broker non-votes, as described in “How is the quorum determined?” In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not deemed cast for purposes of calculating the vote.

Q: Generally, what are procedural resolutions?

A: Procedural resolutions are resolutions of a procedural or technical nature that do not adversely affect the shareholders of the other company in any material respect and are put to the shareholders at a meeting. The special voting shares do not represent any votes on “procedural resolutions.” The chairman of each of the meetings will determine whether a resolution is a procedural resolution.

To the extent that such matters require the approval of the shareholders of either company, any of the following will be procedural resolutions:

  that certain people be allowed to attend or be excluded from attending the meeting;

  that discussion be closed and the question put to the vote (provided no amendments have been raised);

  that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

  to proceed with matters in an order other than that set out in the notice of the meeting;

  to adjourn the debate (for example, to a subsequent meeting); and

  to adjourn the meeting.

Q: Where can I find the voting results of the meeting?

A: The voting results will be announced to the media and the relevant stock exchanges and posted on our website at www.carnivalcorp.com and www.carnivalplc. com, after both shareholder meetings have closed. The results will also be published in our joint quarterly report on Form 10-Q for the second quarter of fiscal 2007 ending May 31, 2007.

Q: What is the quorum requirement for the meetings?

A: The quorum requirement for holding the meetings and transacting business at the meetings is one-third of the total votes of all shareholders of both companies entitled to be voted. Shareholders may be present in person (or by attorney) or represented by proxy at the meetings.

Q: How is the quorum determined?

A: For purposes of determining a quorum with respect to joint electorate actions, the special voting shares have the maximum number of votes attached to them as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of the other company, and such maximum number of votes (including abstentions) constitutes shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting.

In order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, the special voting entities must be present.

Abstentions (including votes withheld) and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our boards of directors. Occasionally, shareholders provide written comments on their proxy card which are then forwarded to management.

Q: Who will bear the cost of soliciting votes for the
meetings?

A: We will pay the entire cost of preparing, assembling,printing,mailing and distributing these proxy materials and soliciting votes for the meetings. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

Q: Can I view the proxy materials electronically?

A: This proxy statement will be posted on our website at www.carnivalcorp.com and www.carnivalplc.com. We encourage you to take advantage of the convenience of accessing these materials through the internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

Q: What reports are filed by Carnival Corporation and
Carnival plc with the U.S. Securities and Exchange
Commission and how can I obtain copies?

A: We file joint annual reports on Form 10-K, joint quarterly reports on Form 10-Q and joint current reports on Form 8-K with the U.S. Securities and Exchange Commission. Copies of the Carnival Corporation & plc joint annual report on Form 10-K for the year ended November 30, 2006, as well as any joint quarterly reports on Form 10-Q or joint current reports on Form 8-K, as filed with the U.S. Securities and Exchange Commission can be viewed or obtained without charge through the U.S. Securities and Exchange Commission’s website at www.sec.gov (under Carnival Corporation or Carnival plc) or at www.carnivalcorp.com or www.carnivalplc.com. Copies will also be provided to shareholders without charge upon written request to Investor Relations, Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178 or Carnival plc, Carnival House, 5 Gainsford Street, London SE1 2NE, United Kingdom. We encourage you to take advantage of the convenience of accessing these materials through the internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

Q: May I propose actions for consideration at
next year’s annual meetings?

A: Carnival Corporation shareholders and Carnival plc shareholders (to the extent permitted under Carnival plc’s governing documents and UK law) may submit proposals for consideration at future shareholder meetings, including director nominations. In order for shareholder proposals to be considered for inclusion in our proxy statement for next year’s annual meetings, the written proposals must be received by our Secretary no later than November 9, 2007. Such proposals also will need to comply with U.S. Securities and Exchange Commission regulations and UK corporate law requirements regarding the inclusion of shareholder proposals in company sponsored proxy materials. Any proposal of shareholders to be considered at next year’s meetings, but not included in our proxy statement, must be submitted in writing by January 23, 2008.

Q: May I nominate individuals to serve as directors?

A: You may propose director candidates for consideration by our board’s Nominating & Governance Committees. In order to have a nominee considered by the Nominating & Governance Committees for election at the 2008 annual meetings you must submit your recommendation in writing to the attention of our Secretary at our headquarters not later than November 9, 2007. Any such recommendation must include:

  the name and address of the candidate;

  a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the factors referred to below in “Board Structure and Committee Meetings — Nominations of Directors”; and

  the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION Carnival plc shareholders should refer to the “Questions Specific to Shareholders of Carnival plc” beginning on page 16.

Q: What Carnival Corporation shares owned by me can
be voted?

A: All Carnival Corporation shares owned by you as of February 16, 2007, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Carnival Corporation’s Dividend Reinvestment Plan and its Employee Stock Purchase Plan and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q: Will I be asked to vote at the Carnival plc annual
meeting?

A: No. Your vote at the Carnival Corporation annual meeting, for purposes of determining the outcome of combined voting, is automatically reflected as appropriate at the parallel annual meeting of Carnival plc through the mechanism of the special voting share issued by Carnival plc.

Q: What is the difference between holding shares as a
shareholder of record and as a beneficial owner?

A: Most of the shareholders of Carnival Corporation hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Carnival Corporation’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to the persons named in the proxy or to vote in person at the meeting. Carnival Corporation has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q: How can I vote my Carnival Corporation shares in
person at the meeting?

A: Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting in Southampton. If you choose to do so, please bring the enclosed proxy card and proof of identification.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Please refer to the voting instruction card included by your broker or nominee.

Q: How can I vote my Carnival Corporation shares
without attending the meeting?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. For shareholders of record, you may do this by signing your proxy card and mailing it in the enclosed envelope. If you provided specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?” Where your shares are held in street name, in most instances you will be able to do this over the internet at www.proxyvote.com, by telephone or by mail. Please refer to the voting instruction card included by your broker or nominee.

We are also offering an audio web cast of the annual meetings. If you choose to listen to the web cast, go to our website at www.carnivalcorp.com or www.carnivalplc.com shortly before the start of the meetings and follow the instructions provided.

Q: Can I change my vote?

A: You may change your proxy instruction at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares owned beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q: What does it mean if I receive more than one proxy
or voting instruction card?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions on each proxy or voting card you receive and mail each, as directed.

Q: Who can attend the Carnival Corporation meeting?

A: All Carnival Corporation shareholders of record as of February 16, 2007, or their duly appointed proxies, may attend and vote at the meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.

If you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of February 16, 2007 together with proof of identification. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q: What class of shares are entitled to be voted at the
Carnival Corporation meeting?

A: Carnival Corporation has only one class of common stock outstanding. Each share of Carnival Corporation common stock outstanding as of the close of business on February 16, 2007, the record date, is entitled to one vote at the annual meeting. As of January 31, 2007, Carnival Corporation had 623,064,298 shares of common stock issued and outstanding. The trust shares of beneficial interest in the P&O Princess Special Voting Trust that are paired with your shares of common stock do not give you separate voting rights.

Q: How are votes counted?

A: In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote with respect to one or more of the nominees. In the election of directors, a vote “withheld” on the Carnival Corporation proxy card has the same effect as a vote against the indicated nominee or nominees. You may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the other proposals. If you “ABSTAIN,” it has no effect on the outcome of the votes, although abstentions will be counted for purposes of determining if a quorum is present for joint electorate actions. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the boards of directors.

Q: What happens if additional proposals are presented
at the meeting?

A: Other than the proposals described in this proxy statement, Carnival Corporation does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Micky Arison, Carnival Corporation’s Chairman of the Board and Chief Executive Officer, and Arnaldo Perez, Carnival Corporation’s Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is unable to accept nomination or election (which is not anticipated), the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the boards of directors.

Q: Who will count the vote?

A: A representative of Computershare Investor Services LLC, our transfer agent, will tabulate the votes and act as the inspector of elections.

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC Carnival Corporation shareholders should refer to “Questions Specific to Shareholders of Carnival Corporation” beginning on page 13.

Q: Who is entitled to attend and vote at the annual
general meeting of Carnival plc?

A: If you are a Carnival plc shareholder registered in the register of members of Carnival plc at 11:00 p.m. (UK time) on April 14, 2007, you will be entitled to attend in person and vote at the annual general meeting to be held in Southampton, United Kingdom in respect of the number of Carnival plc shares registered in your name at that time. You may also appoint one or more proxies to attend and (on a poll) vote instead of you. If you are a corporation you may appoint a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting to be held in Southampton, United Kingdom. For further details regarding appointing a proxy or corporate representative please see below.

We are also offering an audio web cast of the annual meetings. If you choose to listen to the web cast, go to our website at www.carnivalcorp.com or www.carnivalplc. com shortly before the start of the meetings and follow the instructions provided. For your convenience, we will also be hosting a live audio broadcast of the Carnival plc annual general meeting and the Carnival Corporation annual meeting, at our headquarters located at 3655 N.W. 87th Avenue, Miami, Florida 33178, from 10:00 a.m. (Miami time). All Carnival plc and Carnival Corporation shareholders and their guests are welcome to attend the live audio broadcast, although only Carnival plc and Carnival Corporation shareholders will be able to submit questions to the directors from Miami. Please note further that only shareholders attending the meetings to be held in Southampton will be able to vote in person. Accordingly, Carnival plc shareholders attending the audio broadcast of the meetings in Miami will need to submit a proxy to make their vote count.

Q: Will I be asked to vote at the Carnival Corporation
annual meeting?

A: No. Your vote at the Carnival plc annual general meeting, for purposes of determining the outcome of combined voting, will automatically be reflected as appropriate at the parallel annual meeting of Carnival Corporation through the mechanism of a special voting share issued by Carnival Corporation.

Q: How do I vote my Carnival plc shares without
attending the annual general meeting?

A: You may vote your Carnival plc shares at the annual general meeting by completing and signing the enclosed form of proxy in accordance with the instructions set out on the form and returning it as soon as possible, but in any event so as to be received by Carnival plc’s registrar, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6AN, by not later than 3:00 p.m. (UK time) on April 14, 2007. Alternatively, a proxy vote may be submitted via the internet in accordance with the instructions set out in the proxy form. It is also possible to appoint a proxy via the CREST system, please see the Carnival plc Notice of Annual General Meeting for further details. Voting by proxy does not preclude you from attending the annual general meeting and voting in person should you wish to do so.

If you are a corporation you can vote your Carnival plc shares at the annual general meeting by appointing a corporate representative.You are strongly encouraged to pre-register your corporate representative to make registration on the day of the annual meeting more efficient. In order to pre-register you would need to fax your Letter of Representation to Carnival plc’s registrar, Lloyds TSB Registrars, on 01903 833168 from within the United Kingdom or +44 1903 833168 from elsewhere.

Corporate representatives themselves are urged to arrive at least two hours before commencement of the annual general meeting to assist Carnival plc’s registrar with the appropriate registration formalities. Whether or not you intend to appoint a corporate representative, you are strongly encouraged to return the enclosed form of proxy to Carnival plc’s registrar.

Q: Can I change my vote given by proxy or by my
corporate representative?

A: Yes, in certain circumstances. You may change your proxy vote by either completing, signing and dating a new form of proxy in accordance with its instructions and returning it to Carnival plc’s registrars by no later than 3:00 p.m. (UK time) on April 14, 2007, or by attending and voting in person at the annual general meeting. If you do not attend and vote in person at the annual general meeting and wish to revoke the appointment of your proxy or corporate representative you must do so by delivering a notice of such revocation to Carnival plc’s registrars at least three hours before the start of the annual general meeting.

Q: What class of shares are entitled to be voted at the
Carnival plc meeting?

A: Carnival plc has only one class of ordinary shares in issue. Each Carnival plc ordinary share in issue as of the close of business on April 14, 2007, is (on a poll) entitled to one vote at the annual general meeting. As of January 31, 2007, Carnival plc had 213,108,640 ordinary shares issued and outstanding. However, the 42,329,877 Carnival plc ordinary shares indirectly held by Carnival Corporation have no voting rights (in accordance with Carnival plc’s articles of association).

Q: How are votes counted?

A: You may vote “FOR,” “AGAINST” or “WITHHOLD” your vote for each of the resolutions. If you “WITHHOLD,” it has no effect on the outcome of the votes, although withheld votes will be counted for purposes of determining if a quorum is present for joint electorate actions.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning the share ownership of (1) all persons known by us to be the beneficial owners of 5% or more of the 623,064,298 shares of Carnival Corporation common stock and trust shares of beneficial interest in the P&O Princess Special Voting Trust outstanding as of January 31, 2007, (2) all persons known by us to be the beneficial owners of 5% or more of the 213,108,640 ordinary shares of Carnival plc outstanding as of January 31, 2007, 42,329,877 of which are indirectly owned by Carnival Corporation and have no voting rights, (3) each of our executive officers named in the Summary Compensation Table which appears elsewhere in this proxy statement, (4) each of our other directors and (5) all directors and executive officers as a group.

Micky Arison, Chairman of the board and Chief Executive Officer of each of Carnival Corporation and Carnival plc, certain other members of the Arison family and trusts for their benefit (collectively, the “Principal Shareholders”), beneficially own shares representing approximately 37% of the voting power of Carnival Corporation and approximately 29% of the combined voting power of Carnival Corporation & plc and have informed us that they intend to cause all such shares to be voted in favor of the 14 nominees to the boards of directors named in this proxy statement and in favor of Proposals 2 through 9 listed in the accompanying Carnival Corporation Notice of Meeting. The table begins with ownership of the Principal Shareholders.

The number of shares beneficially owned by each entity, person, director, nominee or executive officer is determined under rules of the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shares voting power or investment power and also any shares which the individual would have the right to acquire as of April 1, 2007 (being 60 days after January 31, 2007) through the exercise of any stock option (“Vested Options”) and the vesting of restricted share units.

Beneficial Ownership Table
				Amount and
			Percent of	Nature of
	Amount and Nature		Carnival	Beneficial	Percent of	Percent of
	of Beneficial Ownership		Corporation	Ownership of	Carnival plc	Combined
Name and Address of Beneficial	of Carnival Corporation		Common	Carnival plc	Ordinary	Voting
Owners or Identity of Group(1)	Shares and Trust Shares*		Stock	Ordinary Shares	Shares	Power**
Micky Arison	188,234,942	(2)(3)(4)	30.2%	0	0	23.7%
Shari Arison	2,480,908	(2)(5)	***	0	0	***
c/o SAFO LLC
10800 Biscayne, Blvd.

Miami, FL 33161
MA 1994 B Shares, L.P.	106,114,284	(2)(6)	17.0%	0	0	13.4%
MA 1994 B Shares, Inc.	106,114,284	(2)(6)	17.0%	0	0	13.4%
Nickel 2003 Revocable Trust	941,747	(2)(7)	***	0	0	***
Artsfare 2005 Trust No. 2	32,866,264	(2)(8)(13)	5.3%	0	0	4.1%
c/o SunTrust Delaware
Trust Company
1011 Centre Road
Suite 108
Wilmington, DE 19805
Artsfare 2006 Trust No. 1	1,805,943	(8)(13)	***	0	0	***
c/o SunTrust Delaware
Trust Company
1011 Centre Road
Suite 108
Wilmington, DE 19805
Artsfare 2006 Trust No. 2	6,473,623	(8)(13)	1.0%	0	0	***
c/o SunTrust Delaware
Trust Company
1011 Centre Road
Suite 108
Wilmington, DE 19805

				Amount and
			Percent of	Nature of
	Amount and Nature		Carnival	Beneficial		Percent of	Percent of
	of Beneficial Ownership		Corporation	Ownership of		Carnival plc	Combined
Name and Address of Beneficial	of Carnival Corporation		Common	Carnival plc		Ordinary	Voting
Owners or Identity of Group(1)	Shares and Trust Shares*		Stock	Ordinary Shares		Shares	Power**
J.P. Morgan Trust Company of	3,759,010	(2)(9)	***	0		0	***
Delaware
JMD-LMA Protector, Inc.	41,145,830	(2)(8)	6.6%	0		0	5.2%
Nickel 2003 GRAT	2,592,895	(2)(4)	***	0		0	***
Nickel Continued	2,124,560	(2)	***	0		0	***
Irrevocable Trust
Eternity Two Trust	3,759,010	(2)(3)(9)(14)	***	0		0	***
Jafasa Continued	1,000,000	(2)(3)	***	0		0	***
Irrevocable Trust.
MBA I, L.P.	1,432,439	(2)(3)(10)	***	0		0	***
Artsfare 2003 Trust	1,432,439	(2)(3)(10)	***	0		0	***
TAMMS Investment	1,861,718	(2)(3)	***	0		0	***
Company, Limited
Partnership
TAMMS Management	1,894,157	(2)(3)	***	0		0	***
Corporation
James M. Dubin	118,544,961	(2)(3)(11)	19.0%	0		0	14.9%
c/o Paul, Weiss, Rifkind,
Wharton & Garrison LLP
1285 Avenue of the
Americas
New York, NY 10019
John J. O’Neil	65,546,535	(2)(3)(12)(14)	10.5%	0		0	8.3%
c/o Paul, Weiss, Rifkind,
Wharton & Garrison LLP
1285 Avenue of the
Americas
New York, NY 10019
SunTrust Delaware Trust	41,145,830	(2)(13)	6.6%	0		0	5.2%
Company
1011 Centre Road
Suite 108
Wilmington, DE 19805
JMD Delaware, Inc.	8,525,000	(2)(3)(6)(7)	1.4%	0		0	1.1%
Knight Protector, Inc.	65,546,535	(2)(3)(14)	10.5%	0		0	8.3%
Citigroup Inc.	64,132,382	(15)	10.3%	0		0	8.1%
399 Park Avenue
New York, NY 10043
Citigroup Institutional Trust	61,813,925	(15)	9.9%	0		0	7.8%
Company
824 Market Street
Wilmington, DE 19801
Robert H. Dickinson	504,000	(16)	***	0		0	***
Pier Luigi Foschi	0		***	118,000	(17)	***	***
c/o Costa Crociere S.p.A.
Via XII Ottobre, 2
16121 Genoa
Italy
Howard S. Frank	650,265	(18)	***	0		0	***
Peter G. Ratcliffe	57,974	(19)	***	0	(20)	***	***
c/o Princess Cruise Lines
24305 Town Center Drive
Santa Clarita, CA 91355
Ambassador Richard G.	49,202	(21)	***	0		0	***
Capen, Jr.
6077 San Elijo
Rancho Santa Fe, CA
92067
Arnold W. Donald	26,650	(22)	***	0		0	***
Juvenile Diabetes
Research Foundation
International
1 North Brentwood
Blvd., Suite 510
Clayton, MO 63105

				Amount and
			Percent of	Nature of
	Amount and Nature		Carnival	Beneficial		Percent of	Percent of
	of Beneficial Ownership		Corporation	Ownership of		Carnival plc	Combined
Name and Address of Beneficial	of Carnival Corporation		Common	Carnival plc		Ordinary	Voting
Owners or Identity of Group(1)	Shares and Trust Shares*		Stock	Ordinary Shares		Shares	Power**
Richard J. Glasier	9,000	(23)	***	0		0	***
122 Crystal Canyon Drive
Carbondale , CO 81623
Barones Hogg	5,000		***	1,874		***	***
c/o 3i Group plc.
91 Waterloo Road
London SE1 8XP
United Kingdom
A. Kirk Lanterman	166,788	(24)	***	0		0	***
c/o Holland America
Line Inc.
300 Elliott Avenue West
Seattle, WA 98119
Modesto A. Maidique	42,400	(25)	***	0		0	***
c/o Florida International
University
Office of the President
University Park Campus
107th Avenue and S.W.
8th Street
Miami, FL 33199
Sir John Parker	5,000		***	10,004	(26)	***	***
c/o National Grid plc
1-3 Strand
London WC2N 5EH
United Kingdom
Stuart Subotnick	7,000		***	0		0	***
c/o Metromedia Company
810 7th Avenue
29th Floor
New York, NY 10019
Laura Weil	0		0	0		0	0
220 East 73rd Street
New York, NY 10021
Uzi Zucker	75,600	(27)	***	0		0	***
870 5th Avenue
New York, NY 10021
Capital Research and	97,621,200	(28)	15.7%	0		0	12.3%
Management Company
333 South Hope Street
Los Angeles, CA 90071
The Growth Fund of	36,100,000	(28)	5.8%	0		0	4.5%
America, Inc.
333 South Hope Street
Los Angeles, CA 90071
Baillie Gifford & Co.	0		0	13,561,146	(29)	7.9%	1.7%
Calton Square
1 Greenside Row
Edinburgh EH1 3AN
Scotland
The Capital Group	0		0	16,984,669	(29)	10.0%	2.1%
Companies, Inc. and
their affiliates
333 South Hope Street
Los Angeles, CA 90071
Legal & General Group plc and/or	0		0	11,350,409	(29)	6.6%	1.4%
its subsidiaries
Temple Court
11 Queen Victoria Street
London EC4N 4SB
United Kingdom

Amount and
Percent of	Nature of
Amount and Nature	Carnival	Beneficial	Percent of	Percent of
of Beneficial Ownership	Corporation	Ownership of	Carnival plc	Combined
Name and Address of Beneficial	of Carnival Corporation	Common	Carnival plc	Ordinary	Voting
Owners or Identity of Group(1)	Shares and Trust Shares*	Stock	Ordinary Shares	Shares	Power**
All directors and executive	187,570,636	(30)	30.4%	130,304	(31)	***	23.9%
officers as a group
(18 persons)
____________________
*

As part of the establishment of the DLC structure, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of Carnival Corporation common stock. Under a pairing agreement, the trust shares of beneficial interest in the Trust are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC structure, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange (“NYSE”) under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.

**

As a result of the DLC structure, on most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. Combined voting is accomplished through the special voting shares that have been issued by each company.

***	Less than one percent.
(1)

The address of each natural person named, unless otherwise noted, is 3655 N.W. 87 Avenue, Miami, Florida 33178. The address of all other entities, unless otherwise noted, is 1201 North Market Street, Wilmington, Delaware 19899.

(2)	The Principal Shareholders and others have filed a joint statement on Schedule 13D with respect to the shares of Carnival Corporation common stock held by such persons.

(3)

TAMMS Investment Company Limited Partnership (“TAMMS”) owns 759,010 shares of common stock and holds 1,102,708 shares for Shari Arison. TAMMS’ general partner is TAMMS Management Corporation (“TAMMS Corp.”), which is wholly-owned by MBA I, L.P. (“MBA I”). TAMMS’ limited partners are various trusts established for the benefit of certain members of Mr. Arison’s family (the “Family Trusts”). By virtue of the limited partnership agreement of TAMMS, TAMMS Corp. may also be deemed to beneficially own such 1,861,718 shares of common stock. By virtue of its interest in TAMMS, JMD Delaware, Inc. and J.P. Morgan Trust Company of Delaware, as trustees of certain of the Family Trusts and Eternity Two Trust’s interest in TAMMS, may each be deemed to beneficially own the portion of the 759,010 shares of common stock held by TAMMS which corresponds to their partnership interest in TAMMS. Such amounts are included in the number of shares set forth next to its name in the table above. Because of authority granted under the trust instrument for the Artsfare 2003 Trust, Mr. Arison may be deemed to beneficially own the 1,432,439 shares held by the Artsfare 2003 Trust by virtue of the limited partnership interest of MBA I in TAMMS.

(4)

Includes (i) 960,000 Vested Options, (ii) 2,807,545 shares of common stock held by the Nickel 2006 GRAT, (iii) 2,592,895 shares of common stock held by Nickel 2003 GRAT, (iv) 941,747 shares held by the Nickel 2003 Revocable Trust, (v) 106,114,284 shares of common stock held by the MA 1994 B Shares, L.P., (vi) 73,386,032 shares of common stock held by the Artsfare 2006 Trust No. 1, Artsfare 2006 Trust No. 2, Artsfare 2005 Trust No. 2, Eternity Four Trust and the Nickel 97-06 Irrevocable Trust by virtue of the authority granted to Mr. Arison under the last will of Ted Arison and (vii) 1,432,439 shares of common stock held by the Artsfare 2003 Trust by virtue of authority granted under the trust instrument all of which may be deemed to be beneficially owned by Mr. Arison.

(5)	The shares described above include 1,102,708 shares of common stock held by TAMMS and 1,131,800 shares directly held by Shari Arison.
(6)

MA 1994 B Shares, L.P. (“MA 1994, L.P.”) owns 106,114,284 shares of common stock. The general partner of MA 1994, L.P. is MA 1994 B Shares, Inc. (“MA 1994, Inc.”), which is wholly-owned by the Nickel 1994 “B” Trust, a trust established for the benefit of Mr. Arison and his heirs (the “B Trust”). The sole limited partner of MA 1994, L.P. is the B Trust. Under the terms of the instrument governing the B Trust, Mr. Arison has the sole right to vote and direct the sale of the common stock indirectly held by the B Trust. By virtue of the limited partnership agreement of MA 1994, L.P., MA 1994, Inc. may be deemed to beneficially own all such 106,114,284 shares of common stock. By virtue of Mr. Arison’s interest in the B Trust and the B Trust’s interest in MA 1994, L.P., Mr. Arison may be deemed to beneficially own all such 106,114,284 shares of common stock. The trustee of the B Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.

(7)

Nickel 2003 Revocable Trust, a trust established for the benefit of Mr. Arison and his heirs (the “Nickel 2003 Trust”) owns 941,747 shares of common stock. Under the terms of the instrument governing the Nickel 2003 Trust, Mr. Arison has the sole right to vote and direct the sale of the common stock held by the Nickel 2003 Trust. The trustee of the Nickel 2003 Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.

(8)

JMD-LMA Protector, Inc., a Delaware corporation, is the protector of the Artsfare 2006 Trust No. 1, the Artsfare 2006 Trust No. 2 and Artsfare 2005 Trust No. 2. JMD-LMA Protector, Inc. has shared voting and dispositive power with respect to the shares of common stock held by Artsfare 2005 Trust No. 2, Artsfare 2006 Trust No. 1 and Artsfare 2006 Trust No. 2.

(9)

J.P. Morgan Trust Company of Delaware acts as trustee of Eternity Two Trust. As trustee of Eternity Two Trust, J.P. Morgan Trust Company of Delaware has shared voting and dispositive power with respect to 3,000,000 shares of common stock held by Eternity Two Trust and shared dispositive power with respect to 759,010 shares of common stock beneficially owned by Eternity Two Trust by virtue of its interest in TAMMS. J.P. Morgan Trust Company of Delaware disclaims beneficial ownership of the common stock held by Eternity Two Trust.

(10)

MBA I owns 1,400,000 shares of common stock and a limited partnership interest in TAMMS (See Note 3 above). MBA I may be deemed to own 32,439 shares of common stock held by TAMMS which corresponds to its respective partnership interest in TAMMS Corp. The Artsfare 2003 Trust owns a controlling interest in MBA I; therefore, the Artsfare 2003 Trust be deemed to beneficially own all such 1,432,439 shares of common stock.

(11)

By virtue of being the sole shareholder of JMD Delaware, Inc. and JMD-LMA Protector, Inc., a 50% shareholder of Knight Protector, Inc., and the sole trustee of the Artsfare 2003 Trust, Mr. Dubin may be deemed to own the aggregate of 118,543,961 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership. Mr. Dubin beneficially owns 1,000 shares of common stock held directly.

(12)

By virtue of being a 50% shareholder of Knight Protector, Inc., Mr. O’Neil may be deemed to own the aggregate of 65,546,535 shares of common stock beneficially owned by such entity, as to which he disclaims beneficial ownership.

(13)	SunTrust Delaware Trust Company acts as trustee for the Artsfare 2005 Trust No. 2, the Artsfare 2006 Trust No. 1 and the Artsfare 2006 Trust No. 2.
(14)

Knight Protector, Inc. acts as protector of the Eternity Four Trust, and has shared dispositive power with respect to all 61,787,525 shares of common stock held by Eternity Four Trust, shared voting power with respect to 31,701,809 shares of common stock held by Eternity Four Trust and sole voting power with respect to 30,085,716 shares of common stock held by Eternity Four Trust. Knight Protector, Inc. acts as protector of the Eternity Two Trust, and has shared voting and dispositive power with respect to 3,000,000 shares of common stock held by Eternity Two Trust and shared dispositive power with respect to 759,010 shares of common stock beneficially owned by Eternity Two Trust by virtue of its interest in TAMMS.

(15)

Citigroup Institutional Trust Company acts as trustee for the Eternity Four Trust. According to Amendment No. 2 to Schedule 13G filed on February 8, 2006 by Citigroup Inc. and Citigroup Institutional Trust Company (formerly known as Smith Barney Corporate Trust Company), as of December 31, 2005 Citigroup Institutional Trust Company (of which Citigroup Inc. is the sole member) has shared voting power over 26,400 shares of common stock and shared dispositive power over 61,813,925 shares of common stock (61,787,525 shares of which are shares held by the Eternity Four Trust), and Citigroup Inc. has shared voting power over 1,456,082 shares of common stock and shared dispositive power over 64,132,382 shares of common stock (61,787,525 shares of which are shares held by the Eternity Four Trust).

(16)

Includes (i) 240,000 Vested Options and (ii) 264,000 shares of common stock owned by Dickinson Enterprises Limited Partnership (the “Dickinson Partnership”). The general partner of the Dickinson Partnership is Dickinson Enterprises, Inc., which is wholly owned by a revocable trust established for the benefit of Mr. Dickinson and his heirs (the “Dickinson Trust”). Under the terms of the instrument governing the Dickinson Trust, Mr. Dickinson has the sole right to vote and direct the sale of the common stock indirectly held by the Dickinson Trust.

(17)	Includes 108,000 Vested Options.
(18)

Includes (i) 360,000 Vested Options and (ii) 4,000 shares of common stock owned by the Jackson S. Woolworth Irrevocable Trust and the Cassidy B. Woolworth Trust (Mr. Frank is trustee), as to which Mr. Frank disclaims beneficial ownership.

(19)

Includes (i) 40,000 Vested Options and (ii) 13,892 shares held by Mr. Ratcliffe’s wife. Does not include Mr. Ratcliffe’s conditional right to receive 20,000 restricted share units and 10,000 shares of common stock pursuant to the Carnival Corporation 2002 Stock Plan after a five-year retention period, during which Mr. Ratcliffe does not have the right to vote or direct the sale of those shares.

(20)

Does not include Mr. Ratcliffe’s conditional right to receive 40,228 share awards under the Carnival plc Deferred Bonus and Co-Investment Matching Plan after a three-year retention period, during which Mr. Ratcliffe does not have the right to vote or direct the sale of those shares.

(21)

Includes (i) 46,400 Vested Options, (ii) 2,000 shares owned by the Capen Trust, of which Mr. Capen is co-trustee, and (iii) 802 shares of common stock owned by Mr. Capen’s wife as to which he disclaims beneficial ownership.

(22)	Includes 25,400 Vested Options.
(23)	Includes 6,000 Vested Options.
(24)	Includes 8,000 shares of common stock held by the Helen K. Lanterman Trust (Mr. Lanterman is trustee).
(25)	Includes 40,400 Vested Options.
(26)	Includes 7,000 shares held by Whitefoord Limited on behalf of GHM Trustees Limited, the trustee for Sir John Parker’s Fixed Unapproved Restricted Retirement Scheme.
(27)	Includes 15,600 Vested Options.
(28)	As reflected in Amendment No. 7 to Schedule 13G, dated August 10, 2006, as filed with the U.S. Securities and Exchange Commission.
(29)	Based on notifications to Carnival plc of interests of 3% or more in the share capital of Carnival plc as required by the Companies Act 1985.
(30)	Includes 2,022,694 Vested Options.
(31)	Includes 118,000 Vested Options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of Forms 3 and 4 and amendments thereto furnished to Carnival Corporation and Carnival plc during and with respect to their most recent fiscal year and upon written representations from persons known to Carnival to be subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “reporting person”) that no Form 5 is required to be filed for such reporting person, all reporting persons filed on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended November 30, 2006.

PROPOSAL 1 (Resolutions 1-14)
ELECTION AND RE-ELECTION OF DIRECTORS

The DLC structure requires the boards of Carnival plc and Carnival Corporation to be identical. Shareholders are required to approve the election and re-election of directors to each board. There are 14 nominees for election or re-election to each board of directors. Each nominee currently serves as a director of both companies. All directors are to be elected or re-elected to serve until the next annual meeting and until their successors are elected.

With respect to each nominee set forth below, the information presented includes such person’s age, the month and year in which such person first became a director, any other position held with Carnival Corporation and Carnival plc, such person’s principal occupations during at least the past five years and any directorships held by such nominee in public or certain other companies.

The Nominating & Governance Committees conducted performance evaluations on the members of our boards of directors and reported the results to the boards. Because A. Kirk Lanterman has reached the age of 75, in accordance with the Carnival Corporation & plc Corporate Governance Guidelines, he has not been nominated for re-election to the boards. The boards determined that each director was an effective member of the boards and, therefore, that each director (other than Mr. Lanterman) should be proposed for election or re-election.

Accordingly, the boards of directors unanimously recommend a vote FOR the election or re-election of each of the following nominees:

Micky Arison, age 57, has been Chairman of the board of directors of Carnival Corporation since October 1990 and a director since June 1987. He became a director and Chairman of the board of directors of Carnival plc in April 2003. He has been Chief Executive Officer of Carnival Corporation since 1979 and became Chief Executive Officer of Carnival plc in April 2003.

Ambassador Richard G. Capen, Jr., age 72, has been a director of Carnival Corporation since April 1994 and a director of Carnival plc since April 2003. He is currently a corporate director, author and business consultant. From 1992 to 1993, Ambassador Capen served as United States Ambassador to Spain. From 1989 to 1991, Ambassador Capen served as Vice Chairman of Knight-Ridder, Inc. Ambassador Capen was the Chairman and Publisher of the Miami Herald from 1983 to 1989. Ambassador Capen is a member of the boards of directors of the Fixed Income Funds of The Capital Group, the New Economy Fund and Smallcap World Fund.

Robert H. Dickinson, age 64, has been a director of Carnival Corporation since June 1987 and a director of Carnival plc since April 2003. Since May 2003, Mr. Dickinson has served as President and Chief Executive Officer of the Carnival Cruise Lines division of Carnival Corporation. From May 1993 through May 2003, Mr. Dickinson was President and Chief Operating Officer of Carnival Cruise Lines.

Arnold W. Donald, age 52, has been a director of Carnival Corporation since January 2001 and a director of Carnival plc since April 2003. Since January 2006, Mr. Donald has served as President and Chief Executive Officer of Juvenile Diabetes Research Foundation International. From March 2000 to November 2005, Mr. Donald was the Chairman of the Board of Merisant Company, a manufacturer and marketer of tabletop sweetener products, including the Equal® and Canderel® brands. From March 2000 to March 2003, he was also the Chief Executive Officer of Merisant Company. From January 1998 to March 2000 he was Senior Vice-President of Monsanto Company, a company which develops agricultural products and consumer goods, and president of its nutrition and consumer sector. Prior to that he was President of Monsanto Company’s agricultural sector. He is a member of the boards of directors of Crown Holdings, Inc., The Laclede Group, Inc., Oil-Dri Corporation of America and The Scotts Miracle-Gro Company.

Pier Luigi Foschi, age 60, has been a director of Carnival Corporation and Carnival plc since April 2003. He has been Chief Executive Officer of Costa Crociere S.p.A. (“Costa”), a subsidiary of Carnival plc, and chairman of its board since January 2000.

Howard S. Frank, age 65, has been Vice Chairman of the board of directors of Carnival Corporation since October 1993 and a director since April 1992. He has been a director, Vice Chairman of the board of directors and Chief Operating Officer of Carnival plc since April 2003. He has served as Chief Operating Officer of Carnival Corporation since January 1998.

Richard J. Glasier, age 61, has been a director of Carnival Corporation and Carnival plc since July 2004. From July 2002 to May 2005, Mr. Glasier was President of Argosy Gaming Company, an owner and operator of casinos, and its Chief Executive Officer from May 2003 until October 2005. From November 1995 to July 2002, Mr. Glasier was Executive Vice President and Chief Financial Officer of Royal Caribbean Cruises Ltd.

Baroness Hogg, age 60, has been a director of Carnival Corporation since April 2003 and a director of Carnival plc since October 2000. She is Chairman of 3i Group Plc and Frontier Economics Ltd. She is also a member of the board of directors of BG Group plc and a member of the Financial Reporting Council. Sarah Hogg was Head of the Prime Minister’s Policy Unit, with the rank of Second Permanent Secretary, from 1990 to1995. She also served as a non-executive director of The Peninsular and Oriental Steam Navigation Company between 1999 and October 2000 and Deputy Chairman of GKN plc from 1996 to May 2006.

Modesto A. Maidique, age 66, has been a director of Carnival Corporation since April 1994 and a director of Carnival plc since April 2003. He has been President of Florida International University (“FIU”) since 1986. Prior to assuming the presidency of FIU, Dr. Maidique taught at the Massachusetts Institute of Technology, Harvard University and Stanford University. Dr. Maidique has also served as Vice President and General Manager of the Semiconductor Division of Analog Devices, Inc. which he co-founded in 1969, as President and Chief Executive Officer of Genome Therapeutics Corporation (formerly known as Collaborative Research, Inc.), a genetics engineering firm, and as General Partner of Hambrecht & Quist, a venture capital firm. Dr. Maidique is a director of National Semiconductor, Inc.

Sir John Parker, age 64, has been a director of Carnival Corporation since April 2003 and a director of Carnival plc since October 2000. He was Deputy Chairman of Carnival plc from September 2002 to April 2003. He is the non-executive Chairman of National Grid plc and Chairman of The Peninsular and Oriental Steam Navigation Company. He is also Senior Non-Executive Director of the Court of the Bank of England and Chancellor of the University of Southampton. He was formerly a non-executive director of GKN plc, Brambles Industries plc and BG Group plc, Chairman of Babcock International Group plc and RMC Group plc and a President of the Royal Institution of Naval Architects. Sir John Parker has been a member of the General Committee of Lloyds Register of Shipping since 1983 and was Chairman of its Technical Committee from 1993 until 2002.

Peter G. Ratcliffe, age 58, has been a director of Carnival Corporation since April 2003 and a director of Carnival plc since October 2000. He was Carnival plc’s Chief Executive Officer until April 2003. He is now Chief Executive Officer of P&O Princess Cruises International comprised of Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), Princess Cruises, Princess Tours and Swan Hellenic.

Stuart Subotnick, age 65, has been a director of Carnival Corporation since July 1987 and a director of Carnival plc since April 2003. Mr. Subotnick has been a general partner and the Executive Vice President of Metromedia Company since July 1986. He is a director of Abovenet Inc. and Metromedia International Group, Inc.

Laura Weil, age 50, has been a director of Carnival Corporation and Carnival plc since January 2007. Ms. Weil was the Chief Operating Officer and Senior Executive Vice President of AnnTaylor Stores Corporation, a women’s apparel company, from October 2005 to May 2006. From December 1995 to

September 2005, she was the Chief Financial Officer and Executive Vice President of American Eagle Outfitters, Inc., a clothing retailer. She is now a retail consultant and director of Ultra Stores Corporation, a privately held jewelry retailer.

Uzi Zucker, age 71, has been a director of Carnival Corporation since July 1987 and a director of Carnival plc since April 2003. Mr. Zucker was a Senior Managing Director of Bear, Stearns & Co. until he retired in December 2002. Mr. Zucker is now a private investor.

PROPOSALS 2 & 3 (Resolutions 15 & 16)
RE-APPOINTMENT AND REMUNERATION OF INDEPENDENT AUDITORS FOR
CARNIVAL PLC AND RATIFICATION OF INDEPENDENT REGISTERED
CERTIFIED PUBLIC ACCOUNTING FIRM FOR CARNIVAL CORPORATION

The Audit Committee of the board of directors of Carnival plc has selected the UK firm of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the year ending November 30, 2007, subject to approval of our shareholders. The Audit Committee of the board of directors of Carnival Corporation has selected the U.S. firm of PricewaterhouseCoopers LLP as Carnival Corporation’s independent registered certified public accounting firm for the year ending November 30, 2007. Representatives of both the U.S. and UK firms of PricewaterhouseCoopers LLP will be present at the annual meetings and will have an opportunity to make a statement if they desire to do so. Representatives of PricewaterhouseCoopers LLP will be available to respond to appropriate questions from shareholders.

This resolution would re-appoint PricewaterhouseCoopers LLP as the independent auditors of Carnival plc until the conclusion of the next general meeting at which accounts are laid. It is a requirement of Section 385(2) of the Companies Act 1985 that Carnival plc appoint its independent auditors at a general meeting at which accounts are laid. You are also being asked to authorize the Audit Committee of Carnival plc to determine the remuneration of PricewaterhouseCoopers LLP as independent auditors of Carnival plc.

Although ratification by our shareholders of the appointment of independent certified public accountants for Carnival Corporation is not legally required, our boards of directors believe that such action is desirable. If our shareholders do not approve Proposal 2, the Audit Committees will consider the selection of another accounting firm for 2007 and future years.

The boards of directors unanimously recommend a vote FOR the re-appointment of the UK firm of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the 2007 fiscal year, the authorization of the Audit Committee of Carnival plc to agree the remuneration of PricewaterhouseCoopers LLP and the ratification of the selection of the U.S. firm of PricewaterhouseCoopers LLP as Carnival Corporation’s independent registered certified public accounting firm for the 2007 fiscal year.

PROPOSAL 4 (Resolution 17)
RECEIPT OF ACCOUNTS AND REPORTS OF CARNIVAL PLC

The directors of Carnival plc are required by the Companies Act 1985 to present the financial statements, the UK statutory Directors’ Report and the auditors’ report relating to those accounts to the Carnival plc shareholders. Accordingly, the directors of Carnival plc lay before the annual meetings the Carnival plc accounts and the reports of the directors and auditors for the financial year ended November 30, 2006, which have been approved by and signed on behalf of Carnival plc’s board of directors and will be delivered to Companies House in the UK following the annual meetings. Shareholders are voting to approve receipt of these documents, as UK law does not require shareholder approval of the substance and content of these documents. The UK statutory Directors’ Report and the summary financial information for the financial year ended November 30, 2006 are attached to this proxy statement as Annex A. The full accounts and reports of Carnival plc will be available for inspection prior to and during the annual meetings.

The boards of directors unanimously recommend a vote FOR the receipt of the accounts and reports of Carnival plc for the financial year ended November 30, 2006.

PROPOSAL 5 (Resolution 18)
APPROVAL OF DIRECTORS’ REMUNERATION REPORT

The UK Directors’ Remuneration Report Regulations 2002 incorporated into the Companies Act 1985 (the “DRR Regulations”) require companies listed on the Official List of the UK Listing Authority to prepare a directors’ remuneration report, which must be put to a shareholder vote. Shareholders are voting to approve adoption of the Carnival plc Directors’ Remuneration Report, which is in two parts. Part I also constitutes the Report of the Compensation Committees as required by regulations promulgated by the U.S. Securities and Exchange Commission, and includes information that Carnival plc is required to disclose in accordance with the DRR Regulations. Part II of the Carnival plc Directors’ Remuneration Report is set forth as Annex B to this proxy statement and includes the additional information that Carnival plc is required to disclose in accordance with the DRR Regulations, including information which has been audited. UK law does not require shareholder approval of the substance and content of the Carnival plc Directors’ Remuneration Report. Accordingly, disapproval of the Carnival plc Directors’ Remuneration Report will not require us to amend the report although under applicable UK guidelines the boards and Compensation Committees are expected to take into account both the voting result and the views of our shareholders in their application, development and implementation of remuneration policies and schemes.

The Carnival plc Directors’ Remuneration Report sets out the boards’ remuneration policy for the next and subsequent financial years and other details required by the DRR Regulations and the Combined Code appended to the Listing Rules of the UK Listing Authority (the “UK Combined Code”).

The boards of directors unanimously recommend a vote FOR the approval of the Carnival plc Directors’ Remuneration Report.

PROPOSALS 6 & 7 (Resolutions 19 & 20)
APPROVAL OF LIMITS ON THE AUTHORITY TO ALLOT CARNIVAL PLC SHARES
AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS FOR CARNIVAL PLC

At the last Carnival plc annual general meeting, the shareholders of Carnival plc approved appropriate limits on the authority and power granted to directors by Carnival plc’s articles of association to allot ordinary shares of Carnival plc and to allot shares for cash without making a pre-emptive offer to existing shareholders. These prior authorizations lapse at the upcoming annual general meeting.

Under Article 30 of Carnival plc’s articles of association, the directors have, for a “prescribed period,” unconditional authority to allot ordinary shares in Carnival plc up to an aggregate nominal amount known as the “Section 80 amount.” The prescribed period and the Section 80 amount are approved by shareholders passing an ordinary resolution. By passing an ordinary resolution, shareholders are authorizing the board of Carnival plc to issue, during the prescribed period, up to an amount of shares having an aggregate nominal value equal to the Section 80 amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval.

Under Article 31, the directors have, for the same prescribed period, power to allot ordinary shares for cash without making a pre-emptive offer to existing shareholders up to an aggregate nominal amount known as the “Section 89 amount.” The Section 89 amount is approved by shareholders passing a special resolution. By passing a special resolution, shareholders are authorizing the board of Carnival plc to issue, during the same prescribed period, an amount of shares having an aggregate nominal value equal to the Section 89 amount, for cash without first offering them to existing shareholders of Carnival plc.

Carnival Corporation’s articles of incorporation do not contain provisions similar to Articles 30 and 31 of Carnival plc’s articles of association and holders of Carnival Corporation shares do not have preemption rights. Accordingly, no action is required in respect of Carnival Corporation’s authority to allot shares or to disapply pre-emption rights.

In common with many UK companies, resolutions to renew the prescribed period and re-establish the Section 80 amount and the Section 89 amount are normally proposed each year as the directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted and for shares to be allotted for cash without making a pre-emptive offer. This is the purpose of Resolution 19 (an ordinary resolution) and Resolution 20 (a special resolution). As usual, the prescribed period is the period from the passing of the resolutions until the next annual general meeting.

Guidelines issued by the Association of British Insurers, whose member insurance companies are some of the largest institutional investors in UK listed companies, require the Section 80 amount to be limited to the lesser of (a) the authorized but unissued ordinary share capital and (b) one-third of the issued ordinary share capital. By reference to Carnival plc’s issued ordinary share capital on January 31, 2007, the maximum Section 80 amount is $21,239,657 which is the nominal value of the authorized but unissued ordinary share capital of Carnival plc and is equivalent to approximately 6% of Carnival plc’s issued share capital.

Guidelines issued by the Pre-emption Group, a group comprising representatives of UK listed companies, investment institutions and corporate finance practitioners and formed under the support of the LSE to monitor the operation of the Guidelines, recommend that a resolution to disapply Section 89 of the Companies Act 1985 should be limited to an amount of equity securities not exceeding 5% of the nominal value of the company’s issued ordinary share capital. By reference to Carnival plc’s issued ordinary share capital on January 31, 2007, the maximum Section 89 amount is $17,688,017.

The directors have no commitment or plans to allot additional shares of Carnival plc.

Carnival plc’s authorized share capital is $375 million and £100,002 divided into 225,903,614 ordinary shares of $1.66 each, two subscriber shares of £1 each, 99,998 preference shares of £1 each, a special voting share of £1 and an equalization share of £1. As of January 31, 2007, there were 213,108,640 ordinary shares allotted and issued. The proposals you are voting on do not increase the authorized share capital of Carnival plc.

The boards of directors unanimously recommend a vote FOR the approval of limits on the authority to allot Carnival plc shares and the disapplication of pre-emption rights for Carnival plc.

PROPOSAL 8 (Resolution 21)
GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC ORDINARY SHARES

In October 2004, Carnival Corporation and Carnival plc announced that their boards of directors had authorized the repurchase of up to an aggregate of $1 billion of Carnival Corporation and Carnival plc shares. That program was completed and in June 2006 Carnival Corporation & Carnival plc announced that their boards of directors had authorized the repurchase of up to an additional $1 billion of Carnival Corporation and Carnival plc shares. Shareholder approval is not required for us to buy back shares of Carnival Corporation, but is required under the Companies Act 1985 for us to buy back shares of Carnival plc. Accordingly, last year Carnival Corporation and Carnival plc sought and obtained shareholder approval to effect market purchases (within the meaning of Section 163(3) of the Companies Act 1985) of up to 10,633,211 ordinary shares of Carnival plc (being approximately 5% of Carnival plc’s ordinary shares in issue). That approval expires at the conclusion of Carnival plc’s 2007 annual general meeting. As a result, shareholder approval to effect market purchases of up to 10,655,432 ordinary shares of Carnival plc (being approximately 5% of Carnival plc’s ordinary shares in issue) is being sought. Under the terms of the Equalization and Governance Agreement entered into between Carnival Corporation and Carnival plc on formation of the DLC structure, Carnival plc is restricted from repurchasing more than 5% of its shares in any 12 month period from April 17, 2005 until April 17, 2008.

As of January 31, 2007, Carnival Corporation has purchased an aggregate of 26,666,649 shares of Carnival Corporation for approximately $1.2 billion, and Carnival Investments Limited, a subsidiary of Carnival Corporation, has purchased 650,000 shares of Carnival plc for approximately $25 million. The boards of directors confirm that the authority to purchase Carnival plc’s shares will only be exercised after careful consideration of prevailing market conditions and the position of Carnival plc. In particular, the program will only proceed if we believe that it is in the best interests of Carnival Corporation, Carnival plc and their shareholders generally. The boards of directors are making no recommendation as to whether shareholders should sell any shares in Carnival plc and/or Carnival Corporation.

If the boards of directors exercise the authority conferred by Proposal 8 (Resolution 21), we would have the option of holding the shares in treasury, or canceling them. Shares held in treasury can be re-sold for cash, used for employee share schemes or later cancelled. The boards of directors think it prudent to maintain discretion as to dealing with the purchased shares.

The boards of directors consider that any buy back of Carnival plc may include the purchase of its American Depositary Shares (“ADSs”), each representing one ordinary share of Carnival plc, with a subsequent cancellation of the underlying ADSs. If the underlying ADSs are so cancelled, Carnival plc will either cancel or hold in treasury the ordinary share represented by such ADSs.

The minimum price (exclusive of expenses) which may be paid for each Carnival plc ordinary share is $1.66, and the maximum price which may be paid is an amount (exclusive of expenses) equal to the higher of: (i) 105% of the average middle market quotations for an ordinary share, as derived from the LSE Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased; and (ii) that stipulated by Article 5 of Commission Regulation (EC) of 22 December 2003 (No. 2273/2003).

As of January 31, 2007, there are options outstanding to subscribe for 3,264,249 ordinary shares and Carnival plc has issued 68,702 restricted share units, which represent approximately 1.6% of Carnival plc’s issued share capital. If 10,655,432 ordinary shares of Carnival plc were purchased, these options and restricted share units would represent approximately 1.6% of Carnival plc’s issued share capital.

The authority to purchase Carnival plc ordinary shares will expire at the conclusion of the Carnival plc annual general meeting in 2008 or on October 15, 2008, whichever is earlier (except in relation to any purchases of shares the contract for which was entered before the expiry of such authority).

The boards of directors unanimously recommend a vote FOR the general authority to buy back Carnival plc ordinary shares.

PROPOSAL 9 (Resolution 22)
APPROVAL OF ELECTRONIC COMMUNICATIONS WITH CARNIVAL PLC SHAREHOLDERS

Carnival plc believes it is in its best interests to take advantage of new Companies Act 2006 rules for communications between companies, shareholders and others that came into effect on January 20, 2007.

The key change made by the Companies Act 2006 is that shareholders are assumed to have agreed to Carnival plc publishing documents and information on a website in lieu of delivering paper copies of the materials to the shareholders if certain conditions are met and procedures followed. Shareholders can, however, ask for a hard copy of any document at any time.

One of the conditions is that Carnival plc’s shareholders have adopted a resolution permitting Carnival plc to send or supply documents or information to shareholders by making them available on a website. Such approval covers all documents or information that Carnival plc may send to shareholders. This includes, but is not limited to, annual accounts and reports, summary financial statements, notices of general meetings and any documents which Carnival plc is required to send to shareholders under the Financial Services Authority’s Listing Rules or other rules to which Carnival plc is subject. The resolution supersedes any inconsistent provision in Carnival plc’s articles of association.

If the resolution is passed, Carnival plc will ask each shareholder individually to agree that Carnival plc may send or supply documents or information by means of a website. The request will explain that, if Carnival plc has not received a response from the shareholder within 28 days, the shareholder will be deemed to have agreed. The request will be sent to all Carnival plc shareholders.

Even if a shareholder fails to respond, and is deemed to have agreed to website publication, he or she can ask for a hard copy of any document from Carnival plc at any time. Carnival plc will send the copy free of charge within 21 days of receiving the request.

Carnival plc will notify shareholders when a document or information is made available on the website. Shareholders may choose to receive this notification in hard copy or by e-mail.

The new arrangements are expected to save considerable administrative, printing and postage costs, while preserving shareholders’ rights to receive hard copy documents if they wish.

Accordingly, shareholder approval permitting Carnival plc to send or supply documents or information to shareholders by making them available on a website is being sought.

The boards of directors unanimously recommend a vote FOR the approval of electronic communications with Carnival plc shareholders.

BOARD STRUCTURE AND COMMITTEE MEETINGS

Independence of Board Members

The boards of directors have determined that each of the following directors is an “independent director” in accordance with the corporate governance rules of the NYSE as a result of having no material relationship with Carnival Corporation & plc other than (1) serving as a director and board committee member, (2) receiving related fees as disclosed in this proxy statement and (3) having beneficial ownership of Carnival Corporation and/or Carnival plc securities as disclosed in the section of this proxy statement entitled “Stock Ownership of Certain Beneficial Owners and Management”: Ambassador Richard G. Capen, Jr., Arnold W. Donald, Richard J. Glasier, Baroness Hogg, Modesto A. Maidique, Sir John Parker, Stuart Subotnick, Laura Weil and Uzi Zucker.

Board Meetings

During the year ended November 30, 2006, the board of directors of each of Carnival Corporation and Carnival plc held a total of nine meetings and acted on one occasion by unanimous written consent. Each Carnival Corporation director and each Carnival plc director attended either telephonically or in person at least 75% of all Carnival Corporation & plc board of directors and applicable committee meetings.

Our Corporate Governance Guidelines provide that our non-management directors will meet privately in executive session at least quarterly. Since Mr. Lanterman served as our consultant, he did not participate in the executive sessions. All of our other non-management directors, acting in executive session, elected Stuart Subotnick as the Presiding Director to preside at these meetings. Mr. Subotnick also acts as the senior independent director under the UK Combined Code.

All board members are expected to attend our annual meetings of shareholders. At the 2006 annual meetings, all of the board members of each company were in attendance except for Laura Weil who was not a board member at that time.

Board Committees

The board of directors of each of Carnival Corporation and Carnival plc has established standing Audit; Compensation; Executive; Health, Environmental, Safety & Security (“HESS”); and Nominating & Governance Committees, which are comprised of the same directors for each company. A majority of the directors of each company and all of the members of the Audit Committee, Compensation Committee, HESS Committee and Nominating & Governance Committee of each company are independent (as defined by the listing standards of the NYSE and the UK Combined Code).

The membership and function of each committee is described below. The Corporate Governance Guidelines and copies of the charters of the Audit, Compensation, HESS and Nominating & Governance Committees are available on our website at www.carnivalcorp.com and www.carnivalplc.com and are available in print to any shareholder upon request. Each committee will periodically review its charter in light of new developments in applicable regulations and may make additional recommendations to the boards to reflect evolving best practices.

Additional information with respect to Carnival plc’s corporate governance practices during the 2006 financial year is included in the Carnival plc Corporate Governance Report attached to this proxy statement as Annex C.

		Number of
		Meetings/
Name of Committee		Consent Actions
and Members	Functions of the Committee	in Fiscal 2006
AUDIT: Richard J. Glasier, Chair Richard G. Capen, Jr. Modesto A. Maidique Stuart Subotnick Laura Weil*	Inspects the work and written reports of our internal audit department Reviews submissions from independent auditors Selects independent auditors and approves fees for audit and non-audit services Assists board oversight of: — the integrity of our financial statements; — our compliance with legal and regulatory requirements; — the independent auditors’ qualifications and independence; and — the performance of the internal audit function and the independent auditors Prepares the report of the Audit Committees to be included in our proxy statement	12
COMPENSATION: Arnold W. Donald, Chair Richard J. Glasier Baroness Sarah Hogg	Discharges the board’s responsibilities relating to the compensation of independent directors and executive officers Administers stock incentive plans Approves grants of stock, restricted share units and option awards Prepares the annual report on executive compensation to be included in our proxy statement Makes recommendations to the board with respect to incentive compensation and equity-based plans	6
EXECUTIVE: Micky Arison, Chair Howard S. Frank Uzi Zucker	Exercises the authority of the full board of directors in between board meetings	9
HESS (established April 20, 2006): Sir John Parker, Chair Arnold W. Donald Baroness Sarah Hogg	Reviews and recommends policies relative to the protection of the environment and the health, safety and security of employees, contractors, customers and the public Supervises and monitors health, environmental, safety and security policies and programs Reviews with management significant risks or exposures and actions required to minimize such risks	2

*Appointed on January 22, 2007.

		Number of
		Meetings/
Name of Committee		Consent Actions
and Members	Functions of the Committee	in Fiscal 2006
NOMINATING & GOVERNANCE: Uzi Zucker, Chair Sir John Parker Stuart Subotnick	Develops and recommends to the boards Corporate Governance Guidelines reflecting the requirements applicable to companies listed for trading on the NYSE and the LSE Identifies individuals qualified to become board members Recommends to the boards the director nominees for the next annual meetings of shareholders Recommends to the boards director nominees for each committee Assists the boards with such other matters as may be set forth in its charter from time to time	4

Corporate Governance Guidelines

Our Corporate Governance Guidelines address various governance issues and principles, including director qualifications and responsibilities, access to management personnel, director compensation, director orientation and continuing education and annual performance evaluations of the boards and directors. Our Corporate Governance Guidelines are posted on our website at www.carnivalcorp.com and www.carnivalplc.com and is available in print to any shareholder upon request.

Nominations of Directors

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Nominating & Governance Committee. As the DLC structure requires that there be identical boards of directors, the Nominating & Governance Committees make one set of determinations in relation to both companies.

The Nominating & Governance Committees actively seek individuals qualified to become board members and recommend to the boards the nominees to stand for election as directors at the annual meetings of shareholders or, if applicable, at a special meeting of shareholders.

When evaluating prospective candidates for director, regardless of the source of the nomination, the Nominating & Governance Committees will consider, in accordance with their charter, such factors, as they deem appropriate, including:

  the candidate’s judgment;

  the candidate’s skill;

  diversity considerations;

  the candidate’s experience with businesses and other organizations of comparable size;

  the interplay of the candidate’s experience with the experience of other board members; and

  the extent to which the candidate would be a desirable addition to the boards and any committees of the boards.

The Nominating & Governance Committees will also use their best efforts to seek to ensure that the composition of the boards at all times adheres to the independence requirements applicable to companies listed for trading on the NYSE and the LSE. The Nominating & Governance Committees may consider candidates proposed by management, but are not required to do so. Other than the foregoing, there are no stated minimum criteria for director nominees.

The Nominating & Governance Committees identify nominees by first evaluating the current members of the boards willing to continue in service. Current members of the boards with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the boards with that of obtaining a new perspective. If any member of the boards does not wish to continue in service or if the Nominating & Governance Committees or the boards decide not to re-nominate a member for re-election, the Nominating & Governance Committees identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating & Governance Committees and the boards are polled for suggestions as to individuals meeting the criteria of the Nominating & Governance Committees. The Nominating and Governance Committees may engage a third party search firm to identify or evaluate or assist in identifying potential nominees. Laura Weil, who was appointed to the boards of directors in January 2007, was recommended to the Nominating & Governance Committees by a non-management director.

Procedures Regarding Director Candidates Recommended by Shareholders

The Nominating & Governance Committees will also consider shareholder recommendations of qualified director nominees when such recommendations are submitted in accordance with the procedures below. In order to have a nominee considered by the Nominating & Governance Committees for election at the 2008 annual meetings, a shareholder must submit its recommendation in writing to the attention of our Secretary at our headquarters not later than November 9, 2007. Any such recommendation must include:

  the name and address of the candidate;

  a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

  the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

Once we receive the recommendation, we will deliver to the candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Nominating & Governance Committees in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating & Governance Committees.

Communications between Shareholders and the Boards

Shareholders who wish to communicate with the boards should address their communications to the attention of the Secretary of Carnival Corporation and Carnival plc at 3655 N.W. 87th Avenue, Miami, Florida 33178. The Secretary will maintain a log of all such communications, promptly forward to the Presiding Director those which the Secretary believes require immediate attention, and also periodically provide the Presiding Director with a summary of all such communications and any responsive actions taken. The Presiding Director will notify the boards or the chairs of the relevant board committees as to those matters that he believes are appropriate for further action or discussion.

Communications with the Presiding Director

Interested parties who wish to communicate with the Presiding Director should address their communications to the attention of Stuart Subotnick at 3655 N.W. 87th Avenue, Miami, Florida 33178. The Presiding Director will notify the boards or the chairs of the relevant board committees as to those matters that he believes are appropriate for further action or discussion.

Code of Business Conduct and Ethics

Carnival Corporation and Carnival plc’s Code of Business Conduct and Ethics applies to all employees and members of the boards of Carnival Corporation and Carnival plc. Our Code of Business Conduct and Ethics is posted on our website at www.carnivalcorp.com and www.carnivalplc.com and is available in print to any shareholder who requests it. The Code of Business Conduct and Ethics may be amended periodically to remain in line with best practices.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Our non-employee directors are entitled to receive an annual retainer of $40,000 per year, an attendance fee per board meeting of $5,000 ($2,000 if meeting attended by telephone), equity compensation in the form of options to acquire shares of Carnival Corporation common stock, restricted shares or restricted share units, as further described below, and reimbursement for travel, meals and accommodation expenses attendant to their board membership. In certain circumstances, we request that the directors’ spouses attend a special event and we reimburse the directors for travel expenses incurred. In addition, non-employee directors receive additional compensation for serving as chairman or a member of a board committee, as follows:

	Retainer		Attendance Fee
			In	By
	Chair	Member	Person	Telephone
Audit Committees	$15,000	$7,500	$3,000	$1,500
All other Committees	$7,500	$3,750	$2,500	$1,250

For purposes of calculating fees, a board or committee meeting of Carnival Corporation and a concurrent or related board or committee meeting of Carnival plc constitute a single meeting. Directors who are employed by us or our subsidiaries or acting as our consultants do not receive any additional compensation for their board activities.

During fiscal 2006, each non-executive director received an award representing 10,000 “points” under the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan, with the exception of A. Kirk Lanterman who served as our consultant, did not participate. Each option to purchase a share of Carnival Corporation common stock represents one point and each Carnival Corporation restricted share or restricted share unit represents four points. At the discretion of the Compensation Committees, an award may be composed of options, restricted shares, restricted share units or a combination thereof. During fiscal 2006, the following awards were made to non-executive directors:

		Number of
	Number of	Restricted Shares/
Non-Executive Director	Options	Restricted Share Units
Richard G. Capen, Jr.	10,000	—
Arnold W. Donald	5,000	1,250
Richard J. Glasier	10,000	—
Baroness Hogg	—	2,500
Modesto A. Maidique	10,000	—
Sir John Parker	—	2,500
Stuart Subotnick	—	2,500
Uzi Zucker	10,000	—

The exercise price for the options is $47.83, being the average of the high and low market prices of Carnival Corporation common stock on the date of grant. The options, restricted shares and restricted share units vest ratably over a five-year period. The options, restricted shares and restricted share units shall also vest in full upon the death or disability of the director, and shall continue to vest in accordance with the original five-year vesting schedule and are not forfeited if a director ceases to be a director for any other reason after serving as a director for at least one year. The options expire on the 10th anniversary of the grant date.

The following policies also apply to our non-executive directors:

  Stock Ownership Guidelines. All non-executive directors should own at least 5,000 shares (inclusive of unvested restricted shares, restricted share units and shares in a trust beneficially owned by the director) of either Carnival Corporation common stock or Carnival plc ordinary shares. The boards have mandated that all directors serving in 2006 achieve this guideline by October 2007. New directors must achieve this guideline no later than two years from the date of their initial election to the boards by the shareholders.

  Product Familiarization. All non-executive directors are encouraged to take a cruise for up to 14 days per year for product familiarization and pay a fare of $35 per day for such cruises. Guests traveling with the non-executive director in the same stateroom will each be charged a fare of $35 per day. All other charges associated with the cruise (e.g., air fares, government fees and taxes, gratuities, ground transfers, tours, etc.) are the responsibility of the non-executive director.

Carnival plc

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2006 for non-employee directors is included in Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

EXECUTIVE COMPENSATION

Although Carnival Corporation and Carnival plc are two separate entities with separate officers, our business is run by a single management team. The following table sets forth all compensation awarded to, earned by, or paid to our Chief Executive Officer and our four other most highly compensated executive officers (each of whom are also members of our boards of directors) for the years ended November 30, 2006, 2005 and 2004.

Summary Compensation Table

							Long Term
		Annual Compensation					Compensation Awards				Payouts
									Number of
							Restricted		Securities
						Other Annual	Stock		Underlying		LTIP		All other
Name and Principal		Salary		Bonus		Compensation	Awards		Options		Payouts		Compensation
Position	Year	($)		($)		($)(1)	($)(2)(3)(4)		(#)(4)(5)		($)		($)
Micky Arison	2006	850,000		2,600,000		510,400	3,130,800		120,000		—		—
Chairman and	2005	800,000		2,900,000	(6)	423,600	3,218,400		120,000		—		—
CEO	2004	700,000		2,400,000	(6)	389,500	3,475,200		120,000		—		—
Howard S. Frank	2006	750,000		2,500,000		437,700	2,609,000		100,000		—		—
Vice Chairman	2005	700,000		2,800,000		198,300	2,682,000		100,000		—		—
and COO	2004	600,000		2,300,000		193,400	2,896,000		100,000		—		—
Robert H. Dickinson	2006	763,000		1,118,661	(7)	160,900	1,524,000		80,000		—		—
President and CEO	2005	741,000		1,594,400	(7)	160,100	2,070,400		80,000		—		—
of Carnival	2004	400,000		1,393,200	(7)	137,600	1,849,200		80,000		—		—
Cruise Lines
Peter G. Ratcliffe	2006	1,150,000		934,500	(8)	62,000	1,423,500	(9)	50,000		746,439	(10)	30,236	(11)
CEO of P&O	2005	1,100,000		902,000	(8)	56,900	1,420,300	(9)	50,000		—		67,000	(11)
Princess Cruises	2004	1,100,000		814,000	(8)	60,500	1,393,200	(9)	50,000		—		66,700	(11)
International
Pier Luigi Foschi	2006	1,139,175	(12)	1,246,568	(13)	266,400	506,220	(14)	50,000		—		—
Chairman and	2005	1,097,000	(12)	979,400	(13)	237,100	543,600	(14)	50,000	(15)	—		—
CEO of Costa	2004	981,000	(12)	1,033,000	(13)	150,000	—		(15)		—		—
____________________
(1)

This column includes our aggregate incremental cost of providing perquisites and personal benefits to the named executive officers. The amounts of personal benefits shown in this column for fiscal 2006 that represent more than 25% of the applicable executive’s total Other Annual Compensation include: personal use of the Carnival Corporation aircraft of $356,196 to Mr. Arison and $321,402 to Mr. Frank; personal air travel of $89,818 to Mr. Dickinson; private club membership of $18,518 to Mr. Ratcliffe; and living accommodations of $142,179 to Mr. Foschi.

(2)

Represents the value, based on the closing market price of Carnival Corporation common stock on the NYSE or Carnival plc ordinary shares on the LSE on the date of grant. As of November 30, 2006, Messrs. Arison, Frank and Dickinson held 300,000 shares, 290,000 shares and 264,000 shares of restricted Carnival Corporation common stock, respectively. As of November 30, 2006, Mr. Ratcliffe held 10,000 shares of restricted Carnival Corporation common stock and 20,000 restricted share units. As of November 30, 2006, Mr. Foschi did not own any shares of restricted Carnival Corporation common stock or RSUs but owned 10,000 Carnival plc restricted share units. At November 30, 2006, based on the closing price of Carnival Corporation common stock and Carnival plc ordinary shares on such date of $48.99 and £34.75 per share, respectively, such restricted shares of common stock and restricted share units owned by Messrs. Arison, Frank, Dickinson, Ratcliffe and Foschi had a value of $14,697,000, $14,207,100, $12,933,360, $1,469,700 and $482,625, respectively (based on the November 30, 2006 exchange rate of $1.95:£1). Generally, the restricted shares will continue to vest following retirement after a certain age. Except for the restricted shares owned by Mr. Ratcliffe, the restricted shares of Carnival Corporation common stock held by such executive officers have the same rights with respect to dividends and other distributions as all other outstanding shares of Carnival Corporation common stock.

(3)

Except as otherwise indicated, represents restricted shares and restricted share units in respect of Carnival Corporation common stock. No stock appreciation rights were granted to any of the named executive officers.

(4)

In certain instances, restricted shares, restricted share units and/or options are granted to executive officers during the subsequent fiscal year in recognition of services rendered during the prior fiscal year.

(5)	Except for the options granted to Mr. Foschi which are in respect of Carnival plc ordinary shares, represents options in respect of Carnival Corporation common stock.
(6)

Pursuant to Mr. Arison’s request, Carnival Corporation donated $2.5 million of Mr. Arison’s 2005 bonus to the Partnership for Recovery, Inc., Florida Hurricane Relief Fund, Save the Children and My Key West Emergency Relief Fund established by the Community Foundation of the Florida Keys to aid in hurricane relief efforts. The entire amount of Mr. Arison’s 2004 bonus was donated to the American Red Cross International Response Fund, the U.S. Fund for UNICEF and Save the Children Asia Earthquake/Tsunami Relief Fund to aid in the tsunami relief efforts in Asia and Africa.

(7)

Represents amounts payable to Mr. Dickinson pursuant to the Carnival Cruise Lines Management Incentive Plan (or its predecessors, as applicable) pursuant to which key management employees of Carnival Cruise Lines participate in a bonus pool primarily based on Carnival Cruise Lines’ return on invested capital.

(8)

Represents cash amounts payable to Mr. Ratcliffe under his employment agreement pursuant to which he receives a bonus contingent upon the net income of certain specified cruise and tour brands, consisting of Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), P&O Travel, Princess Cruises, Princess Tours and Swan Hellenic units. The cash amount represents 50% of Mr. Ratcliffe’s bonus, the other 50% of which is payable in shares of Carnival plc pursuant to the Carnival plc Deferred Bonus and Co-Investment Matching Plan (the “Deferred Bonus Plan”) described in note (9) below.

(9)

Represents (a) the value of 10,000 shares of restricted Carnival Corporation common stock or restricted share units, based on the closing market price of Carnival Corporation common stock on the NYSE on the date of grant, and (b) the value of awards over shares in Carnival plc in respect of 50% of Mr. Ratcliffe’s annual bonus described in note (8) above. Pursuant to the terms of the Deferred Bonus Plan, 50% of Mr. Ratcliffe’s bonus is payable in the form of a conditional right to receive Carnival plc shares after a three-year retention period. As of November 30, 2006, Mr. Ratcliffe held 40,228 share awards under the Deferred Bonus Plan, which were granted in respect of his 2003, 2004 and 2005 bonuses. At November 30, 2006, based on the closing price of Carnival plc ordinary shares on such date of £24.75, such 40,228 restricted shares had a value of £995,643 (or $1,941,504 based on the November 30, 2006 exchange rate of $1.95:£1), which shares have the right to dividends during the retention period.

(10)

Represents the value of 13,732 Carnival plc ordinary shares at the February 23, 2006 closing price of £31.24 (based on the February 23, 2006 exchange rate of $1.74:£1) acquired by Mr. Ratcliffe on February 23, 2006 upon the distribution of the matching award and accumulated dividend under the Deferred Bonus Plan in respect of the bonus granted to him by P&O Princess Cruises plc in 2003.

(11)

Represents employer contributions made on behalf of Mr. Ratcliffe under the Princess Cruises Retirement Savings Plan in the amount of $12,300, $12,600 and $11,260 in fiscal 2004, 2005 and 2006, respectively, and employee contributions made by Carnival plc on behalf of Mr. Ratcliffe under the P&O Princess Cruises Pension Scheme in the amount of $54,400, $54,400 and $18,976 in fiscal 2004, 2005 and 2006, respectively, future accrual of which ceased effective April 5, 2006.

(12)

Mr. Foschi’s compensation was payable in euro. His base salary has been translated into U.S. dollars at the average exchange rate of the dollar for the 2004 fiscal year of $1.235:€ 1, 2005 fiscal year of $1.258:€ 1 and 2006 fiscal year of $1.245:€ 1.

(13)

Represents amounts payable to Mr. Foschi under an agreement pursuant to which he receives a base bonus (which was € 669,000 in 2006 and 2005 and € 440,000 in 2004) plus additional amounts based on the percentage increase in consolidated net income of Costa. His bonus has been translated into U.S. dollars at the exchange rate of $1.22:€ 1 for 2005 and $1.30:€ 1 for 2006, being the exchange rates on the date his bonus was approved by the Compensation Committees.

(14)

Represents the value of restricted share units granted to Mr. Foschi based on the closing price of Carnival plc ordinary shares on the LSE on the date of grant translated into U.S. dollars at the exchange rate of $1.74:£1 for fiscal 2005 and $1.95:£1 for fiscal 2006.

(15)

Following the legal transfer of Costa from Carnival Corporation to Carnival plc in December 2003, the Costa employees participating in the Carnival Corporation 2002 Stock Plan and Carnival Corporation would have faced significant negative tax consequences under Italian law if the employees retained their options. Accordingly, in February 2004, the Compensation Committees accelerated the vesting of all Carnival Corporation options granted to Costa employees and approved a general exceptional grant of share options under Carnival plc’s Executive Share Option Plan to replace the Carnival Corporation options. Mr. Foschi received options over 200,000 Carnival plc ordinary shares as part of this general exceptional grant, being the number of Carnival Corporation stock options he had outstanding at the time of the transfer of Costa.

In October 2004, Mr. Foschi received an option over 58,264 Carnival plc ordinary shares which replaced the value of a grant of 10,000 restricted shares of Carnival Corporation originally granted on January 30, 2004. The restricted shares were rescinded because of significant negative tax consequences under Italian law if Mr. Foschi retained shares. Mr. Foschi was also granted an option over 28,800 Carnival plc ordinary shares as part of a wider grant of options to Costa employees. Due to limitations under Carnival plc’s Executive Share Option Plan, we were unable to grant Mr. Foschi the 50,000 annual grant of options that were historically granted to him. Accordingly, when our shareholders approved the adoption of the Carnival plc 2005 Employee Share Plan in April 2005, the Compensation Committees granted Mr. Foschi an additional option over 21,200 Carnival plc ordinary shares.

In October 2005, the Compensation Committees granted Mr. Foschi an option over 40,000 Carnival plc ordinary shares in lieu of the 10,000 restricted shares he historically would have received in 2004.

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2006 for non-employee (or non-executive) directors is included in Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

Option Grants in Last Fiscal Year

The following table sets forth all stock options granted to our Chief Executive Officer and our four other most highly compensated executive officers during fiscal 2006.

	Individual Grants
	Number of	Percent of Total
	Securities	Options Granted			Grant Date
	Underlying Options	to Employees in	Exercise or Base	Expiration	Present Value
Name	Granted (#)(1)(2)	Fiscal Year(3)	Price ($/Sh)(4)	Date	($)(5)
Micky Arison	120,000	5.01%	47.830	10/16/2013	1,470,000
Howard S. Frank	100,000	4.17%	47.830	10/16/2013	1,225,000
Robert H. Dickinson	80,000	3.34%	38.460	08/01/2013	734,400
Peter G. Ratcliffe	50,000	2.09%	51.375	02/21/2013	622,500
Pier Luigi Foschi	50,000	2.09%	55.645	02/21/2013	608,000
____________________
(1)

Represents options granted in respect of Carnival Corporation common stock, except for options granted to Mr. Foschi which are in respect of Carnival plc ordinary shares. No stock appreciation rights were granted to the executive officers in fiscal 2006.

(2)

Subject to accelerated vesting upon the death or disability of the option holder, each option is exercisable in amounts equal to 20% of the aggregate number of shares underlying the option, on the first through fifth anniversaries of the grant date. Generally, the options will continue to vest and are not forfeited following retirement.

(3)	Represents the percent of the aggregate of Carnival Corporation and Carnival plc options granted.
(4)

Except in the case of options granted to Mr. Foschi, represents fair market value of Carnival Corporation common stock at date of grant. In the case of options granted to Mr. Foschi, represents average of the middle market quotations of Carnival plc ordinary shares over the 30-day period preceding the date of the grant, which was higher than the middle market quotation of such share on the date of grant. The exercise price for the Carnival plc options granted on February 21, 2006 is £31.98. These amounts have been converted to U.S. dollars based on the grant date exchange rate of $1.74:£1.

(5)

The Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value set forth in this table of (a) the Carnival Corporation options at $12.45 per share at February 21, 2006, $9.18 per share at August 1, 2006 and $12.25 per share at October 16, 2006 and (b) the Carnival plc options at $12.16 per share at February 21, 2006. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. Several factors impact the expected option life, including the vesting schedule of the options. All of the options described above lapse on the seventh anniversary of the grant date. In addition, all of the options described above vest ratably over five years. Accordingly, the Grant Date Present Values presented in the table were determined in part using the following assumptions:

	Carnival Corporation			Carnival plc

	February 21, 2006	August 1, 2006	October 16, 2006	February 21, 2006
Expected volatility	26.50%	29.50%	30.25%	26.50%
Risk free interest rate	4.46%	4.72%	4.64%	4.21%
Expected dividend yield	2.20%	3.25%	2.74%	2.20%
Expected option life	4.75 years	4.75 years	4.75 years	4.75 years

The real value of the options in this table depends upon the actual performance of Carnival Corporation common stock and Carnival plc ordinary shares, as applicable, during the respective period and upon when they are exercised. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values(1)

The following table provides information on the values of the exercised and unexercised options held by our Chief Executive Officer and our four other most highly compensated executive officers at November 30, 2006.

			Number of Securities
			Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options at
	Acquired	Value	Fiscal Year End (#)		Fiscal Year End ($)
Name	on Exercise(#)(1)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Micky Arison	—	—	936,000	384,000	13,926,030(2)	1,985,520(2)
Howard S. Frank	440,000	11,680,273	340,000	320,000	2,262,650(2)	1,654,600(2)
Robert H. Dickinson	176,000	3,371,480	240,000	224,000	1,812,200(2)	1,398,560(2)
Peter G. Ratcliffe	—	—	30,000	120,000	101,600(2)	152,400(2)
	51,188(3)	1,236,947	0	0	0	0
Pier Luigi Foschi	—	—	108,000(4)	290,264(4)	0(5)	0(5)
____________________
(1)	Except as otherwise indicated, represents options granted in respect of Carnival Corporation common stock. No stock appreciation rights are held by any of the named executive officers.
(2)

The value of the unexercised options is based upon the difference between the exercise price and the average of the high and low market prices of Carnival Corporation common stock on November 30, 2006 of $48.69.

(3)	Represents stock options granted in respect of Carnival plc ADSs, each representing one ordinary share of Carnival plc.
(4)	Represents stock options granted in respect of Carnival plc ordinary shares.
(5)

Based upon the difference between the exercise price and the mid-market price of Carnival plc ordinary shares on November 30, 2006 of £24.75 (or $48.26 based on an exchange rate of $1.95:£1), there were no in-the-money options held by Mr. Foschi.

Additional information with respect to option values for the directors of Carnival plc for the financial year ended November 30, 2006 is included in Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

Compensation Agreements

2007 Base Salaries

On January 22, 2007, the Compensation Committees approved the annual base salaries payable to the named executive officers effective as of December 4, 2006 as follows:

Name	2007 Base Salary
Micky Arison	$850,000
Howard S. Frank	$750,000
Robert H. Dickinson	$763,000
Peter G. Ratcliffe	$1,150,000
Pier Luigi Foschi	$1,189,500	(1)
____________________
(1)

Mr. Foschi’s compensation is payable in euro. His base salary of € 915,000 (which is unchanged from his 2006 base salary) has been translated into U.S. dollars at the January 22, 2007 exchange rate of $1.30:€ 1.

Executive Long-Term Compensation Agreements

Carnival Corporation has entered into Executive Long-Term Compensation Agreements (the “Compensation Agreements”) with Micky Arison, its Chairman of the Board and Chief Executive Officer, Howard S. Frank, its Vice Chairman of the Board and Chief Operating Officer, and Robert H. Dickinson, President and Chief Executive Officer of Carnival Cruise Lines (each an “Officer”). The Compensation Agreements provide that during the term of such Officer’s employment, Carnival Corporation will provide long-term compensation (in addition to his annual compensation consisting of a base salary and annual bonus, which in the case of Mr. Dickinson is awarded under the Carnival Cruise Lines Management Incentive Plan) in the form of annual grants to each Officer, contingent upon satisfactory performance by the Officer, as follows: Mr. Arison, 60,000 restricted shares of common stock and 120,000 options to purchase common stock; Mr. Frank, 50,000 restricted shares of common stock and 100,000 options to purchase common stock; and Mr. Dickinson, 40,000 restricted shares of common stock and 80,000 options to purchase common stock.

The options vest in five equal annual installments beginning one year from the date of grant, and the restricted shares of common stock cliff vest five years from the date of grant. Unvested options and restricted shares of common stock are forfeited if an Officer’s employment is terminated for cause, if he engages in competition with Carnival Corporation or if he violates the nondisclosure provisions of the Compensation Agreement, or if the Officer resigns prior to attaining a specified age other than as a result of a terminal medical condition.

Employment Agreement

Peter G. Ratcliffe has entered into an employment agreement under which he acts as Chief Executive Officer of P&O Princess Cruises International responsible for the Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), Princess Cruises, Princess Tours and Swan Hellenic units (the “Covered Operations”). Mr. Ratcliffe’s base salary is $1.15 million, with an annual bonus based on a specified percentage of the adjusted net income from the Covered Operations. Fifty percent of the annual bonus is payable in cash, with the remaining 50% payable in the form of a right to receive shares in Carnival plc after a retention period of three years pursuant to the terms of the Deferred Bonus Plan. The employment agreement provides that Carnival Corporation will provide Mr. Ratcliffe an annual grant of options to purchase 50,000 shares of Carnival Corporation common stock, contingent upon his satisfactory performance. The options vest in five equal annual installments beginning one year from the date of grant. Unvested options are forfeited if Mr. Ratcliffe’s employment is terminated for cause or because he is in material violation of the non-competition, non-disclosure or intellectual property provisions of his employment agreement.

Mr. Ratcliffe is also entitled to certain fringe benefits available to other senior executives as well as participation in the P&O Princess Cruises Pension Scheme and the Princess Cruises Chief Executive Officer Supplemental Executive Retirement Plan.

If Mr. Ratcliffe’s employment agreement is terminated by Carnival plc without “cause” or is terminated by Mr. Ratcliffe with “good reason” (as such terms are defined in the employment agreement), Mr. Ratcliffe is entitled to compensation equal to his base salary and a bonus equal to the bonus paid the year prior to termination payable in monthly installments. He is also entitled continuation for 12 months of certain other benefits unless and until Mr. Ratcliffe becomes eligible for similar benefits from another employer prior to the expiration of 12 months from the date of termination. If Mr. Ratcliffe’s employment is terminated for cause, he terminates his employment agreement without good reason or he materially breaches the non-disclosure or intellectual property provisions of the employment agreement, no additional compensation is due. In the event of termination for reasons other than for cause, Mr. Ratcliffe retains his share awards received under the Deferred Bonus Plan for the full retention period, subject to certain exceptions.

Service Agreement

In February 2005, Costa entered into a service agreement with Mr. Foschi under which he acts as its chairman and chief executive officer. Mr. Foschi’s base salary is € 915,000 (which may be subject to increases and includes non-competition compensation of € 115,000 per year)), a guaranteed base bonus of € 669,000 plus additional amounts based on the compounded year-over-year percentage increases in consolidated net income of Costa from the base year (limited to an increase of 20% per year), and certain fringe benefits (including a company car and living accommodations). The service agreement also contains confidentiality provisions.

The original one-year term of Mr. Foschi’s service agreement is automatically renewed for an additional year unless either party provides the other with 60 days notice of an intention not to renew. If the agreement is terminated by Costa for reasons other than Mr. Foschi’s breach of his obligations under the agreement or because Mr. Foschi is revoked as a director of Costa for cause, or if Mr. Foschi resigns with cause under Italian law or as a result of a change of control of Costa, Mr. Foschi is entitled to a termination payment equal to his annual base salary, the annual non-competition compensation and a bonus equal to the bonus paid the year prior to termination (unless in the case of a change of control an alternative contractual arrangement is entered into with the new controlling group).

Additional long-term compensation information for the directors of Carnival plc for the financial year ended November 30, 2006 is included in Part I of the Carnival plc Directors’ Remuneration Report included in this proxy statement as the Report of the Compensation Committees and Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

EQUITY COMPENSATION PLANS

Carnival Corporation

Set forth below is a table that summarizes compensation plans (including individual compensation arrangements) under which Carnival Corporation equity securities are authorized for issuance as of November 30, 2006.

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by security holders	16,461,648 (1)	$41.37	28,777,766	(2)(3)
Equity compensation plans not
approved by security holders	0	0	0
Total	16,461,648	$41.37	28,777,766
____________________
(1)

Includes outstanding options to purchase Carnival Corporation common stock under the Carnival Cruise Lines, Inc. 1987 Stock Option Plan, Carnival Corporation 1992 Stock Option Plan, Carnival Corporation 2002 Stock Plan, Carnival Corporation 1993 Outside Directors’ Stock Option Plan and Carnival Corporation 2001 Outside Director Stock Plan. Also includes 222,799 restricted share units outstanding under the Carnival Corporation 2002 Stock Plan and 1,250 restricted share units outstanding under the Carnival Corporation 2001 Outside Director Stock Plan.

(2)

Includes Carnival Corporation common stock available for issuance as of November 30, 2006 as follows: 2,662,607 under the Carnival Corporation Employee Stock Purchase Plan, 25,464,291 under the Carnival Corporation 2002 Stock Plan and 432,500 under the Carnival Corporation 2001 Outside Director Stock Plan. This figure excludes securities reflected in column (a).

(3)

In addition to options, the Carnival Corporation 2002 Stock Plan and the Carnival Corporation 2001 Outside Director Stock Plan provide for the award of restricted shares and restricted share units without limitation on the number of shares than can be awarded in either form.

Carnival plc

Set forth below is a table that summarizes compensation plans (including individual compensation arrangements) under which Carnival plc equity securities are authorized for issuance as of November 30, 2006.

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by security holders	3,353,102 (2)	$48.41	12,941,092 (3)
Equity compensation plans not
approved by security holders	0	0	0
Total	3,353,102	$48.41	12,941,092
____________________
(1)	Converted from sterling, if applicable, using the November 30, 2006 exchange rate of $1.95:£1.
(2)

Includes outstanding options to purchase Carnival plc ordinary shares under the Carnival plc Executive Share Option Plan and Carnival plc 2005 Employee Share Plan. Also includes 68,702 restricted share units outstanding under the Carnival plc 2005 Employee Share Plan.

(3)

In addition to options, the Carnival plc 2005 Employee Share Plan provides for the award of restricted shares and restricted share units without limitation on the number of shares that can be awarded in either form.

DEFINED BENEFIT AND OTHER PLANS

Carnival Corporation

The following table sets forth the combined estimated annual pension benefits payable at age 65 (being the normal retirement date, pursuant to Carnival Corporation’s Supplemental Executive Retirement Plan (the “SERP”) and Nonqualified Retirement Plan for Highly Compensated Employees (the “Carnival Corporation Retirement Plan”). The benefits listed in the table include the offset for Social Security benefits under the provisions of the SERP.

	Years of Service
Pay	15	20	25	30	35
$1,750,000	$500,802	$675,802	$850,802	$850,802	$850,802
$2,000,000	$575,802	$775,802	$975,802	$975,802	$975,802
$2,250,000	$650,802	$875,802	$1,100,802	$1,100,802	$1,100,802
$2,500,000	$725,802	$975,802	$1,225,802	$1,225,802	$1,225,802
$2,750,000	$800,802	$1,075,802	$1,350,802	$1,350,802	$1,350,802
$3,000,000	$875,802	$1,175,802	$1,475,802	$1,475,802	$1,475,802
$3,250,000	$950,802	$1,275,802	$1,600,802	$1,600,802	$1,600,802
$3,500,000	$1,025,802	$1,375,802	$1,725,802	$1,725,802	$1,725,802
$3,750,000	$1,100,802	$1,475,802	$1,850,802	$1,850,802	$1,850,802
$4,000,000	$1,175,802	$1,575,802	$1,975,802	$1,975,802	$1,975,802

Mr. Frank and Mr. Dickinson will each receive retirement benefits under the SERP. The SERP provides a benefit equal to 50% of cash compensation (as defined in the SERP). The SERP provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of 0.25% for each month that distribution of benefits precedes the participant’s 65th birthday. The SERP benefit is offset for any benefit payable under the Carnival Corporation Retirement Plan and for Social Security benefits. SERP benefits are paid as a continuous and certain annuity for 5, 10, 20 or 30 years, a 50% or 100% joint and survivor annuity, or as a single lump sum.

Mr. Arison, Mr. Frank and Mr. Dickinson’s benefits under the Carnival Corporation Retirement Plan are calculated based on their length of service with Carnival Corporation and the average of their five highest consecutive years of compensation out of the last ten years of service. The elements of compensation to determine their benefit are their base salary and cash bonus as described in the Summary Compensation Table. Benefits under the Carnival Corporation Retirement Plan are paid as a continuous and certain annuity for 5 or 10 years, a 50% or 100% joint and survivor annuity, or as a single lump sum.

Credited service for benefit calculation purposes under the Carnival Corporation Retirement Plan is limited to 30 years. As of December 31, 2006, Micky Arison, Robert H. Dickinson and Howard S. Frank each have at least 30 years of credited service. Pier Luigi Foschi and Peter G. Ratcliffe are not eligible for participation in the Carnival Corporation Retirement Plan.

As of January 1, 2007, the annual estimated benefits payable under the SERP and Carnival Corporation Retirement Plan to Messrs. Frank and Dickinson at age 65, would be life annuities (five-year certain benefit) of $1,729,379 and $1,112,106, respectively, or lump sums of $20,801,055 and $13,634,821, respectively.

Carnival Corporation has a benefit limitation policy for the Carnival Corporation Retirement Plan which only applies to Mr. Arison. We have limited the annual compensation covered by the Carnival Corporation Retirement Plan for the calendar year 2006 for Mr. Arison to $321,216 (as may be indexed). Based on Mr. Arison’s level of compensation and his 30 credited years of service, the annual estimated benefits payable under the Carnival Corporation Retirement Plan to Mr. Arison at age 65 would be a life annuity (five-year certain benefit) $141,784 or a lump sum of $1,092,295. The Carnival Corporation Retirement Plan does not reduce benefits on account of Social Security (or any other benefit), other than as reflected in the benefit formula which is integrated with Social Security.

Carnival plc

Mr. Ratcliffe is entitled to receive retirement benefits from the P&O Princess Cruises Pension Scheme, a UK Inland Revenue registered defined benefit scheme, future accrual of which ceased effective April 5, 2006. He also receives retirement benefits under the Princess Cruises Chief Executive Officer Supplemental Executive Retirement Plan, a U.S. unfunded plan, under which Mr. Ratcliffe receives the same retirement benefits he would have received under the P&O Princess Cruises Pension Scheme had his benefits continued to accrue. Any payments under this plan are reduced by payments received under the P&O Princess Cruises Pension Scheme. These benefits include a pre-retirement death benefit.

Mr. Ratcliffe is entitled to receive a retirement benefit equivalent to 1/60th of final salary for his first 17 years of service plus 1/45th of final salary per year of service thereafter. Final salary means Mr. Ratcliffe’s base salary (excluding bonus and other items) during his final 12 months of employment. Upon reaching the age of 60, Mr. Ratcliffe is eligible to receive unreduced benefits commencing at retirement. The benefit will be actuarially reduced if retirement occurs prior to age 60. The normal form of benefit is an annuity payable for the life of Mr. Ratcliffe with a reduced survivor benefit for his spouse. If there is no surviving spouse, Mr. Ratcliffe may designate an alternate beneficiary for a lump sum payment, subject to plan limits. Upon retirement, the benefit is subject to an annual cost-of-living adjustment not to exceed 5%. Based on Mr. Ratcliffe’s 36 years of credited service and salary through November 30, 2006, his unreduced annual pension benefit is $853,730.

Additional information with respect to pension plan arrangements for Carnival plc for the financial year ended November 30, 2006 is included in Part I of the Carnival plc Directors’ Remuneration Report included in this proxy statement as the Report of the Compensation Committees and Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

REPORT OF THE COMPENSATION COMMITTEES
and
CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT – PART I

INTRODUCTION

Carnival Corporation and Carnival plc are subject to disclosure regimes in both the U.S. and UK. While some of the disclosure requirements are the same or similar, some are very different. As a result, the Carnival plc Directors’ Remuneration Report is in two parts. The information contained in this Part I also constitutes the Report of the Compensation Committees as required by regulations promulgated by the U.S. Securities and Exchange Commission, and includes information that Carnival plc is required to disclose in accordance with the UK Directors’ Remuneration Report Regulations 2002 incorporated into the UK Companies Act 1985 (the “DRR Regulations”). Part II of the Carnival plc Directors’ Remuneration Report is set forth as Annex B to this proxy statement and includes the additional information that Carnival plc is required to disclose in accordance with the DRR Regulations, including information which has been audited.

Parts I and II of the Carnival plc Directors’ Remuneration Report have been drafted in compliance with the DRR Regulations, the July 2003 Combined Code on Corporate Governance (the “Combined Code”), the UK Companies Act 1985 and the Listing Rules of the UK Listing Authority. Both Parts I and II form part of the audited consolidated financial statements of Carnival plc for the financial year ended November 30, 2006.

GENERAL

Carnival Corporation and Carnival plc are separate legal entities (together referred to in this report as “Carnival Corporation & plc”) and each company has its own board of directors and Compensation Committee. However, as is required by the agreements governing the dual listed company structure, the boards of directors and members of the committees of the boards, including the Compensation Committees, are identical and there is a single management team.

The Compensation Committees determine the compensation policy and the compensation payable to the outside directors and executive officers of Carnival Corporation & plc, including annual performance related bonuses and awards of share options, restricted shares and restricted share units under incentive plans. Compensation of the executive officers is determined following consultation with the Chairman/ CEO of Carnival Corporation & plc.

The current membership of the Compensation Committees consists of three members who are deemed independent by the boards of directors. The members of the Compensation Committees are appointed by the boards based on the recommendations of the Nominating & Governance Committees. During 2006, the membership of the Compensation Committees changed with Modesto A. Maidique (Chairman) and Sir John Parker serving on the Compensation Committees through July 1, 2006. Arnold W. Donald (as Chairman) and Baroness Sarah Hogg joined the Compensation Committees on July 1, 2006. Richard J. Glasier served on the Compensation Committees for all of 2006.

The Compensation Committees maintain an annual calendar with regularly scheduled agenda items and tasks as well as those items and tasks added as necessary. The Compensation Committees generally schedule four in-person meetings per year with telephonic meetings scheduled as necessary. During 2006, the Compensation Committees held four in-person meetings and three telephonic meetings.

Since 2003, the Compensation Committees have engaged Watson Wyatt Worldwide (the “Consultant”) as their compensation consultant. The Compensation Committees periodically have also received advice and assistance from other external legal, accounting and tax advisors. The Compensation Committees interact with management of Carnival Corporation & plc on remuneration issues primarily through communications, meetings and discussions with the Chairman/CEO and the Vice Chairman/ COO, who also attend meetings as requested by the Compensation Committees. Materials for review by the Compensation Committees and agenda items for committee meetings are developed through a collaborative process involving the Chairman of the Compensation Committees, the Consultant, and senior executive officers of Carnival Corporation & plc.

The Consultant attends all meetings of the Compensation Committees. The Compensation Committees have requested that management of Carnival Corporation & plc provide the Consultant with advance notice, including all relevant materials, of all recommendations to be made by management to the Compensation Committees. The Consultant reviews all such recommendations made by management and provides its views on such proposed actions to the Compensation Committees for their consideration. From time to time, the Chairman of the Compensation Committees will communicate with the Consultant between scheduled meetings to address specific questions and/or provide instructions to the Consultant with respect to items to be discussed at future meetings.

The Consultant also provides actuarial advice and administrative services to Carnival plc in relation to the UK pension schemes and advice on share incentive plans to Carnival Corporation and Carnival plc.

GLOBAL PERSPECTIVE

Carnival Corporation & plc is a global entity and is a dual listed company (U.S. and UK). Most of the executive officers of Carnival Corporation & plc and other senior managers of Carnival Corporation & plc are located in the U.S., with others primarily based in Europe. As a global entity, it is challenging to establish consistent compensation practices across geographic and corporate lines that satisfy the particular requirements of all jurisdictions. Since the largest presence of executives is in the U.S., our compensation policies primarily reflect U.S. market practices. However, the Compensation Committees seek to incorporate UK compensation principles, including those contained in the Combined Code, as far as practicable, unless the application of those principles would be uncompetitive in the U.S. or other markets, or would restrict Carnival Corporation & plc’s ability to transfer executives between operating units.

To the extent possible, Carnival Corporation & plc tailors the design and operation of remuneration programs to the needs and business issues specific to each operating unit. While some consistent principles apply to incentive programs at all operating units, such as the importance of achieving profitable growth and expected returns on invested capital, the specific methodology used to determine earned incentive bonuses varies by operating unit.

OVERALL PHILOSOPHY AND OBJECTIVES

Compensation arrangements for the executive officers named in the Summary Compensation Table (the “NEOs”) are determined on an individual basis in order to ensure recruitment and retention of candidates with the necessary experience and skill, taking account of their individual compensation history, as well as local geographical market factors.

The objectives of the Compensation Committees with respect to executive remuneration for 2006 and subsequent financial years are to create executive compensation packages that are competitive with compensation payable by a comparable group of U.S. peer companies, as well as to provide both short-term rewards and long-term incentives for positive individual and corporate performances. The Compensation Committees are provided market data for each executive officer that indicates the median and 75th percentile for total compensation and each element of compensation (including base salary, annual bonus and equity-based compensation) and the typical mix of compensation in the market. The Compensation Committees then consider other factors in establishing each executive’s compensation package, including financial and operating results and individual performance. The Compensation Committees’ philosophy is to place more emphasis on the variable elements of compensation, such as the cash bonus and equity-based compensation, as compared to typical market practice.

The main components of remuneration for executives, and where applicable, the performance criteria on which they are based, are set out below. The principles applied by the Compensation Committees are that a high proportion of the total remuneration package to senior executives will be delivered through performance-related rewards in the form of performance-related cash bonuses and equity-based incentive awards. The equity-based incentive plans are designed to align the interests of participants with those of the shareholders and to support retention of the senior executives. This is accomplished through vesting schedules for equity-based awards that provide for pro rata vesting of equity-based awards over five years or cliff vesting after three or five years. The Compensation Committees seek to ensure that the operation of the plans in practice is consistent with their overall objectives, recommending changes to achieve this if necessary.

PROCESS FOR MAKING COMPENSATION DETERMINATIONS

The compensation for the Chairman/CEO and the Vice Chairman/COO is determined by the Compensation Committees using their full discretion to evaluate their individual performance and the overall performance of Carnival Corporation & plc. The other NEOs have individual employment agreements or compensation agreements that dictate the general terms of portions of their remuneration. As part of the annual compensation determination process, the Chairman/CEO and the Vice Chairman/COO prepare a memorandum for the Compensation Committees that outlines key initiatives and goals for Carnival Corporation & plc at the beginning of each year. After the fiscal year is complete, the Chairman/CEO and Vice Chairman/COO prepare another memorandum for the Compensation Committees discussing the results of those initiatives, progress towards goals and other material items relating to overall Carnival Corporation & plc performance. The Compensation Committees then determine individual compensation amounts after consideration of the performance results, historical compensation, external market references and other information they may deem relevant.

External market references are established based on an annual benchmarking study conducted by the Consultant. The benchmarking study consists of an analysis of top officer pay at a group of publicly listed peer companies. The peer group is based on U.S. publicly listed companies that are comparable in size to Carnival Corporation & plc and operate in the entertainment, hospitality and diversified media industries. The companies in the peer group are recommended by the Consultant and approved by the Compensation Committees before the benchmarking study commences.

In addition to the individual officer market-based assessment, the peer group is used to benchmark executive remuneration program design features, aggregate equity-based compensation plan costs, compensation of outside directors, and Carnival Corporation & plc’s performance in several key financial metrics reflected in Carnival Corporation & plc’s compensation programs. For the 2006 market review, 14 U.S. publicly listed companies were included in the peer group as follows:

Cablevision Systems Corporation
Clear Channel Communications, Inc.
Harrah’s Entertainment, Inc.
Hilton Hotels Corporation
IAC/InterActiveCorp
Liberty Media Corporation
Marriott International Inc.
MGM Mirage
News Corporation
Royal Caribbean Cruises Ltd.
Starwood Hotels & Resorts Worldwide, Inc.
The DIRECTTV Group, Inc.
The Walt Disney Company
Viacom Inc.

Carnival Corporation & plc ranked in the upper quartile along general business comparative data such as employees, revenues, operating income, operating margin, return on invested capital, revenue and profit growth rates and equity market value. Shareholder returns over the prior year and three- and five-year periods are also reviewed and compared to peer companies and major market indices.

In addition, the Consultant develops market references for all the individual executive positions reviewed by the Compensation Committees using benchmark data from published compensation surveys.

Internal comparison information is also provided to the Compensation Committees as well as historical compensation data. In recent years, the Compensation Committees have regularly reviewed a “Summary of Employment Terms and Conditions” for each NEO that outlines employment terms and summarizes his/her current remuneration arrangements. During 2006, the Compensation Committees reviewed more detailed “tally sheets” for each NEO that quantified the value of each remuneration element received and provided a three-year history of each officer’s compensation.

COMPENSATION PROGRAM DESIGN AND ELEMENTS

For the NEOs and other senior officers, the primary ongoing compensation elements consist of base salary, an annual bonus, annual equity-based awards, pensions, benefits and perquisites. Bonus programs, benefits and perquisite plans and certain elements of the equity-based awards vary among the operating units of Carnival Corporation & plc reflecting local market practices.

Carnival Corporation & plc’s business strategy gives the chief executive officer of each operating unit a greater degree of responsibility and autonomy as compared to more centralized companies. This results in Carnival Corporation & plc providing these executives a level of compensation opportunity that is higher than typical market practice for business unit executives and a program design involving more performance-based leverage.

Base Salaries

     A. General

Salaries are intended to provide a baseline level of fixed compensation that reflects an officer’s level of responsibility. The employment agreements of Messrs. Foschi and Ratcliffe set forth their base salaries of €872,000 and $1,100,000, respectively. Such amounts represent the minimum salaries payable to the two executives and the Compensation Committees review their performance each year to determine whether higher salaries are merited by performance or other factors.

Salaries are established for senior management personnel during the first quarter of the fiscal year. The Chairman/CEO and the Vice Chairman/COO review the most recent market-based assessment and provide the Compensation Committees with recommended salaries for all executive officers, including the NEOs. The recommendations include a capsule review of each officer’s individual performance and highlight various considerations in developing the proposed salaries.

The Compensation Committees determine salaries for the Chairman/CEO and the Vice Chairman/COO using a similar process, although the Compensation Committees may also request recommendations from the Consultant.

     B. 2006 Salaries

For the NEOs, salaries in 2006 increased by an average of approximately 5.3%. The Compensation Committees increased the Chairman/CEO’s salary by 6.25% and the Vice Chairman/COO’s salary by 7.14% for 2006. Consistent with historical practice, the Vice Chairman/COO’s salary was set at $100,000 below the Chairman/CEO’s salary. The Compensation Committees made these determinations after discussing the performance and results of Carnival Corporation & plc and the individual performance of both executives. The market studies reviewed by the Compensation Committees indicated that the 2006 salaries for both the Chairman/CEO and the Vice Chairman/COO were below the median salaries for executives in comparable roles at other public companies that are similar in size and scope to Carnival Corporation & plc.

The Chairman/CEO and Vice Chairman/COO recommended salary increases for 2006 for the other NEOs as follows: 3% for Robert Dickinson, President and Chief Executive Officer of the Carnival Cruise Lines division of Carnival Corporation; 5% for Pier Luigi Foschi, Chief Executive Officer of Costa Crociere S.p.A. (“Costa”); and 5% for Peter Ratcliffe, Chief Executive Officer of P&O Princess Cruises International. These recommendations were consistent with 2006 salary increases provided to other executives at each operating unit whose salaries were considered to be within range of competitive practice and whose individual performance was deemed to be satisfactory. After reviewing performance results for each operating unit and discussing the individual performance of each officer, the Compensation Committees approved the recommended salaries for 2006.

Bonuses

     A. General

The performance-related annual bonus is the most important cash compensation feature of executive compensation as a reward for contributions made towards achieving the goals of Carnival Corporation & plc, including profitability. Annual bonus payments are intended to reward positive short-term individual and corporate performance. The emphasis on the annual discretionary bonus for the members of senior management allows Carnival Corporation & plc greater flexibility in rewarding favorable individual and corporate performance than is possible under a salary-oriented structure.

Annual bonuses to the NEOs in charge of operating units are based on the financial performance of their respective operating units.

The Compensation Committees determined the bonuses for the NEOs for 2006 on the basis set out in the table below:

Director	Performance measure
Micky Arison	Based on Carnival Corporation & plc’s net income,
Chief Executive Officer of Carnival Corporation & plc	earnings per share, return on invested capital
and cost containment. In addition, the individual
performance of the executive in achieving agreed
tactical and strategic initiatives is considered.

Robert H. Dickinson	Based primarily on return on invested capital of
President and Chief Executive Officer of the Carnival	Carnival Cruise Lines compared to certain pre-
Cruise Lines division of Carnival Corporation	determined levels pursuant to the terms of the
Carnival Cruise Lines Management Incentive Plan
(the “CCL MIP”).

Pier Luigi Foschi	Guaranteed base bonus of € 669,000, plus additional
Chief Executive Officer of Costa	amounts based on the compounded year-over-year
percentage increases in consolidated net income of
Costa from the base year (limited to an increase of
20% per year).

Howard S. Frank	Based on Carnival Corporation & plc’s net income,
Chief Operating Officer of Carnival Corporation & plc	earnings per share, return on invested capital,
and cost containment. In addition, the individual
performance of the executive in achieving agreed
tactical and strategic initiatives is considered.

Peter G. Ratcliffe	Based on a percentage of net income of the
Chief Executive Officer of P&O Princess Cruises	following brands: Cunard Line, Ocean Village,
International	P&O Cruises, P&O Cruises (Australia), P&O Travel,
Princess Cruises, Princess Tours and Swan
Hellenic.

The financial performance criteria relative to each operating unit are designed to be competitive in the markets where those businesses operate and, with the exception of the financial performance criteria applying to bonuses under the CCL MIP adopted in 2005 for Carnival Cruise Lines, are those that have been applied historically in those businesses.

     B. 2006 Bonuses

Based on their applicable performance measures and after consideration of market pay data provided by the Consultant, the Compensation Committees determined bonuses for 2006 of $2,600,000 and $2,500,000 to the Chairman/CEO and the Vice Chairman/COO, respectively. The bonuses were reduced from those earned for 2005, primarily in recognition that 2006 earnings results reflected only a modest increase over the prior year and were below the 2006 goal for Carnival Corporation & plc. Financial and operating performance results in other measurement areas were mixed, with return on investment being unchanged from 2005 and operating yields being below expectations even though cost containment goals were achieved. Specific objectives relating to strategic initiatives were successfully achieved during 2006. In reviewing overall performance results for 2006, the Compensation Committees noted that the goals established at the beginning of the year reflected strong earnings growth and operating results during the previous two fiscal years and that 2006 financial results were impacted by increased fuel prices and softer than anticipated demand for Caribbean cruises.

Mr. Dickinson’s annual bonus is based on the CCL MIP that includes other top management employees of Carnival Cruise Lines. The level of bonuses under the CCL MIP is primarily determined by the return on invested capital compared to certain predetermined levels pursuant to the terms of the CCL MIP, as opposed to net income. The CCL MIP is intended to reward prudent capital investment and resultant high return. The CCL MIP generates a bonus pool and bonuses for individual participants reflect their allocated portion of the overall pool.

For 2006, Mr. Dickinson’s bonus of $1,118,661 reflected his share of the total bonus pool pursuant to the CCL MIP. Mr. Dickinson’s 2006 bonus was 29.3% lower as compared to his earned bonus for 2005. This change reflected reduced return on invested capital by Carnival Cruise Lines in 2006 as compared to 2005.

The annual bonus for Mr. Ratcliffe is determined by his employment agreement and is equal to a specified percentage of net income of the brands for which he was responsible during the fiscal year. Mr. Ratcliffe’s bonus for 2006 increased by $65,000 from 2005 reflecting profit improvement by the operating units under his direction. As with other P&O Cruises executives, half of his earned bonus is payable in Carnival plc shares that are deferred for three years and subject to forfeiture while deferred. Pursuant to the terms of this scheme, Mr. Ratcliffe was eligible for additional matching shares related to deferred shares issued in connection with bonuses for fiscal years through 2002.

During 2006, Mr. Ratcliffe received a matching award of 13,732 Carnival plc shares upon the distribution of the matching award and accumulated dividend under the Carnival plc Deferred Bonus and Co-Investment Matching Plan (the “Deferred Bonus Plan”) in respect of the bonus issued to him in 2003. These shares were awarded in February 2006 following attainment of the earnings per share growth requirement for shares of Carnival Corporation & plc for the three-year period ended on November 30, 2005. Mr. Ratcliffe is the only NEO who participates in the Deferred Bonus Plan.

Mr. Foschi’s bonus is payable in Euros. For the purpose of translating his 2006 bonus to U.S. dollars, we have used an exchange rate of €1:$1.30, being the exchange rate on the date his bonus was approved by the Compensation Committees. The annual bonus for Mr. Foschi is determined by his service agreement and includes a guaranteed base amount of €669,000 plus additional amounts based on the compounded year-over-year percentage increases in the consolidated net income (as defined in the service agreement) of Costa from the base year. The service agreement provides that the bonus increase will be limited to 20% per year. Mr. Foschi’s bonus for 2006 increased by approximately €156,000 to €958,899 (or $1,246,569) reflecting positive earnings performance by Costa in 2006 and the unpaid carryover from the 2005 bonus which exceeded the cumulative 20% limit.

Long-Term Incentive Plans

     A. General

The equity-based incentive plans of Carnival Corporation & plc are intended to provide executives with longer-term incentives in the form of share options, restricted share awards and restricted share unit awards, which appreciate in value with continued favorable future performance of Carnival Corporation & plc. The purpose of the plans is to create incentives by providing an opportunity to senior employees who are important to the success and growth of the business of Carnival Corporation & plc to own either Carnival Corporation common stock or Carnival plc ordinary shares.

The Compensation Committees’ policy is to make grants of share options, restricted share awards and restricted share units that generally will accord with the historical practice of each operating unit and as necessary to maintain competitiveness in the local employment market. Given that approximately

94% of annual share option awards are made to Carnival Corporation & plc executives located outside the UK, the Compensation Committees have determined that, from a business standpoint, it would be difficult to fully adopt UK best practice relating to share options.

Accordingly, in line with market practice in the U.S., the terms of the various equity-based plans of Carnival Corporation & plc, details of which are described below, do not include the UK Combined Code requirement that corporate performance conditions be applied to the vesting of share options, restricted share awards and restricted share unit awards. The application of performance conditions is entirely within the discretion of the Compensation Committees. The only exception is that performance conditions continue to apply to the matching shares under the Deferred Bonus Plan described below.

The UK Combined Code provides that share awards to executive directors should not vest, and share options should not be exercisable, in less than three years. The terms of the Carnival Corporation 2002 Stock Plan and the Carnival plc 2005 Employee Share Plan give flexibility to the Compensation Committees to determine the vesting schedule applicable to share options, restricted share awards and restricted share unit awards.

The UK Combined Code also provides that awards under all incentive plans should be subject to challenging performance criteria reflecting Carnival Corporation & plc’s objectives. In accordance with U.S. practice and consistent with historical practice in relation to the equity-based plans, the Compensation Committees have discretion to determine whether the grant or vesting of share options, restricted share awards and restricted share unit awards under the plans will be subject to performance targets. In determining whether performance targets shall apply, the Compensation Committees have regard to the local practice in the country in which the participant is based.

The Chairman/CEO and the Vice Chairman/COO of Carnival Corporation & plc and the CEO of Carnival Cruise Lines receive the annual grants of shares options and restricted shares specified in their individual Executive Long-Term Compensation Agreements. These grants are subject to determination of satisfactory performance by the Compensation Committees taking into consideration the long-term contributions of these individuals. Mr. Ratcliffe’s employment agreement sets forth the number of share options issuable to him by Carnival Corporation & plc on an annual basis. The annual grants of share options and restricted share unit awards to Mr. Foschi, as well as the annual grants of restricted share unit awards to Mr. Ratcliffe, are approved at the discretion of the Compensation Committees. During 2006, the Compensation Committees received written performance assessments for the NEOs in approving their grants. For grants to the Chairman/CEO, the Compensation Committees also considered the results of his annual performance appraisal conducted by the full boards of directors.

Recommended equity-based awards for other executives and participating employees at Holland America Line, Princess Cruises, Costa, Cunard Line, Carnival UK and P&O Cruises (Australia) are submitted for approval of the Compensation Committees in February of each year. Recommended equity-based awards for other executives and participating employees at Carnival Corporation, Carnival Cruise Lines and Seabourn Cruise Line are submitted for approval of the Compensation Committees in October of each year. The dates of the Compensation Committees’ meetings for approval of equity-based awards are generally scheduled at least one year in advance.

The aggregate annual fair value of equity-based awards made by Carnival Corporation & plc (including awards made to other employees in addition to the officers and directors) is below the median of the peer group and is below the peer group 25th percentile when considered as a percentage of total equity market value, revenues or operating income. For the NEOs, overall grant values are estimated to approximate the market median although the market positioning of awards to each officer varies with some being below and others being above the median. This is consistent with Carnival Corporation & plc’s philosophy that market references are just one of many factors considered in making individual compensation determinations.

In 2006, senior management at each operating unit was asked for a preference as to the form of equity-based awards for their participants (i.e. share options, restricted share awards or restricted share unit awards) based on their respective business and human capital strategies, as well as other company-specific considerations. In addition, the preferences reflect relevant tax, accounting and regulatory considerations specific to each operating unit. Based on these preferences, in February 2006 the Compensation Committees approved recommended awards of restricted share units to plan participants at Princess Cruises, Cunard Line, Carnival UK, Carnival Australia and Holland America Line and grants of share options to plan participants at Costa. In 2006, employees of Carnival Corporation, Carnival Cruise Lines, Seabourn Cruise Line and certain UK-based employees continued to receive their equity-based awards in the form of share options.

Beginning with awards made in October 2005, Carnival Corporation & plc reduced the term of share options granted to employees from ten years to seven years. This decision in part reflected the anticipated change in accounting standards applicable to share options. The Compensation Committees believe that the term reduction resulted in a relatively lower expense relating to share options without a corresponding diminishment in perceived value to option share recipients.

In accordance with the terms of Carnival Corporation 2002 Stock Plan and the Carnival plc 2005 Employee Share Plan, the exercise price of options over Carnival Corporation common stock granted during 2006 is equal to the average of the highest and lowest sale prices reported as having occurred on New York Stock Exchange on the date of the grant and the exercise price of options over Carnival plc ordinary shares is equal to the closing middle market quotation as derived from the Daily Official List of the London Stock Exchange on the date of the grant.

     B. Description of Long-Term Incentive Plans

The long-term incentive plans under which annual awards are made by Carnival Corporation & plc are as follows:

1.	Deferred Bonus Plan;

2.	Carnival Corporation 2002 Stock Plan; and

3.	Carnival plc 2005 Employee Share Plan.

     1. Deferred Bonus Plan

Mr. Ratcliffe, the only participating NEO, and other senior executives of Princess Cruises and P&O Cruises, participate in the Deferred Bonus Plan. Under the Deferred Bonus Plan, a percentage of each participant’s annual bonus is mandatorily delivered in the form of Carnival plc share awards that are retained in a trust for a three-year period. During this period, participants in the plan have no right to vote the shares. The level of mandatory deferral for Mr. Ratcliffe in 2006 was 50% of his annual bonus. In addition, participants may be granted a matching award in respect of Carnival plc shares. However, since April 17, 2003, Mr. Ratcliffe has not received any matching awards and no longer holds any matching awards.

     2. Carnival Corporation 2002 Stock Plan (the “2002 Stock Plan”)

Under the 2002 Stock Plan, the Carnival Corporation Compensation Committee may issue share options, restricted shares and restricted share units to selected employees, directors, consultants and advisors who are important to the success of Carnival Corporation & plc. Generally, awards under the 2002 Stock Plan are made to participants employed by Carnival Corporation, Carnival Cruise Lines, Princess Cruises, Holland America Line and Seabourn Cruise Line. The Carnival Corporation Compensation Committee has the discretion to determine the persons to whom awards are granted, the type of award, the number of shares to be covered by each award and, with respect to options, the exercise price.

     Share options

Share options are generally granted at an exercise price at market value and vest according to a schedule set by the Compensation Committees with an expiration date not more than ten years after the date of the grant. Share options awarded to the NEOs during 2006 vest in equal installments over a five-year period beginning one year from the date of grant and expire seven years after the grant date.

Restricted shares and restricted share units

The grant or the vesting of an award of restricted shares and restricted share units may be made conditional upon service to a member of Carnival Corporation & plc or any of its affiliates or the attainment of performance goals or other factors. Generally, restricted shares and restricted share units awarded to the NEOs outstanding at November 30, 2006 vest five years from the date of grant. Holders of restricted share awards have all of the rights of a shareholder of Carnival Corporation, including the right to vote, but holders of restricted share units awards do not have such rights. The Compensation Committees have discretion to determine whether dividends with respect to restricted shares will be paid to the participant or withheld by Carnival Corporation and credited upon release, and interest may be credited on such dividends at a rate determined by the Compensation Committees. If the restricted shares are forfeited, the participant also forfeits his or her right to any dividends attributable. The Compensation Committees have discretion to determine whether dividend equivalents with respect to restricted share units (being equal to cash and share dividends on the shares represented by the restricted share units) will be paid to the participant or withheld by Carnival Corporation, whether interest may be credited on such dividend equivalents at a rate determined by the Compensation Committees, as well as whether the award will be settled in cash or by shares. If the restricted share units are forfeited, the participant also forfeits his or her right to any dividend equivalents attributable.

For compensation policy purposes, because restricted share awards and restricted share units may only be forfeited in limited circumstances, they are regarded as remuneration for the year of award.

     3. Carnival plc 2005 Employee Share Plan (the “PLC Share Plan”)

The PLC Share Plan is designed for maximum flexibility as to the types of options and other share awards that may be granted to employees and executives. The PLC Share Plan allows the Compensation Committees to tailor equity-based compensation policies for the various operating companies under Carnival plc that are competitive in their respective employment markets, as well as strengthen Carnival plc’s ability to recruit and retain talented employees and more closely align their interests with those of shareholders. The Compensation Committees are aware that the terms of the PLC Share Plan are not wholly consistent with UK practices, but consider it highly relevant that approximately 94% of the annual awards made to executives of Carnival Corporation & plc under the share based plans of Carnival Corporation & plc are made to executives located outside of the UK.

Employees of Costa, P&O Cruises, P&O Cruises (Australia), AIDA Cruises and other Carnival UK employees participate in the PLC Share Plan at the discretion of the Compensation Committees, however awards are granted primarily to management (including the NEOs).

The Compensation Committees may award share options, restricted share awards or restricted share unit awards separately, or in any combination that the Compensation Committees decides. The value of an award to be granted to any individual will be determined taking into account an individual’s present and potential contribution to the success of Carnival Corporation & plc and the market practice for companies with global operations in the country where the participants are based. While the PLC Share Plan does not place an individual limit on the value of equity-based awards that may be granted to the participants in any year, the Compensation Committees are guided by the compensation policy described above.

Share options

The terms and conditions under which options are granted generally mirror those of the Carnival Corporation 2002 Stock Plan described above with the exception that options may also be awarded over American Depositary Shares (“ADSs”), each representing one ordinary share of Carnival plc, where appropriate for U.S.-based executives.

Restricted shares and restricted share units

The terms and conditions under which restricted shares and restricted share units are awarded, mirror those of the 2002 Stock Plan described above.

     C. Equity-Based Awards for Fiscal 2006

In July 2006, after consultation with the Chairman/CEO and the Vice Chairman/COO as to the satisfactory performance of Mr. Dickinson in fiscal 2006, the Compensation Committees approved grants of 80,000 share options and 40,000 restricted shares under the 2002 Stock Plan to Mr. Dickinson on August 1, 2006 pursuant to his Executive Long-Term Compensation Agreement.

In October 2006, the Compensation Committees approved grants of 120,000 share options to Mr. Arison and 100,000 share options to Mr. Frank under the 2002 Stock Plan pursuant to their respective Executive Long-Term Compensation Agreements. The Compensation Committees consulted with the Chairman/ CEO with respect to the grant to Mr. Frank.

In January 2007, the Compensation Committees approved grants of 60,000 restricted shares to Mr. Arison and grants of 50,000 restricted shares to Mr. Frank under the 2002 Stock Plan pursuant to their respective Executive Long-Term Compensation Agreements in recognition of their performance during 2006.

Mr. Ratcliffe’s employment agreement provides for an annual grant of 50,000 share options to him, contingent upon satisfactory performance. In February 2007, the Compensation Committees considered the performance of the operating units directed by Mr. Ratcliffe in fiscal 2006 and approved the annual grant of 50,000 share options to Mr. Ratcliffe. In February 2007, the Compensation Committees also approved a discretionary grant to Mr. Ratcliffe of 10,000 restricted share units as additional compensation for his positive contributions in 2006, which included support of various corporate-wide initiatives.

In February 2007, the Compensation Committees considered the performance of the operating units directed by Mr. Foschi and approved discretionary grants to Mr. Foschi of 50,000 share options and 10,000 restricted share units (under the PLC Share Plan). These grants were made to reward Mr. Foschi’s efforts in 2006.

Perquisites

Members of senior management of Carnival Corporation & plc, including the NEOs, are provided various perquisites believed to be representative of common practices for executives in their respective countries. Some perquisites and fringe benefits are provided pursuant to terms in individual employment agreements. The Compensation Committees have reviewed perquisite expenditures by the NEOs and believe the perquisites continue to be an important element of the overall compensation package used to retain such officers.

In February 2006, the Compensation Committees approved a policy to establish procedures and controls as to the authorized use of aircraft owned or chartered by Carnival Corporation & plc (the “Aircraft”). According to the policy, the Aircraft can only be used for business purposes, except that our Chairman/ CEO and Vice Chairman/COO (with the authorization of the Chairman/CEO) are authorized to use the Aircraft for personal travel. Spouses may accompany these executives when traveling. Because there is no incremental cost for this benefit, no amount is allocated for a spouse’s travel in the Summary Compensation Table. Personal use of the Aircraft is required to be reported in our proxy statement and will be taxable, as appropriate.

POST-EMPLOYMENT COMPENSATION OBLIGATIONS

Employment Agreements or Service Contracts

It is the policy of the Compensation Committees for executive officers to have notice periods, if any, of not more than 12 months in duration. Following U.S. accepted practice on remuneration as stated above, the policy of the Compensation Committees has been not to enter into service contracts with U.S. executives, but to enter into individual compensation arrangements. The Compensation Committees will continue to have regard to the individual circumstances of each case taking account of best practice in the UK and the U.S. and the expected cost to Carnival Corporation & plc of any termination of an executive’s employment arrangements. Details of individual termination arrangements for the NEOs are set out below:

	Effective date of	Unexpired term of contract		Compensation for
NEO	service contract	from November 30, 2006	Notice period	loss of office
Micky Arison	None(1)	None	None	None
Howard S. Frank	None(1)	None	None	None
Robert H. Dickinson	None(1)	None	None	None
Pier Luigi Foschi	Dec. 1, 2004	12 months	12 months	1x annual base
salary and bonus
Peter G. Ratcliffe	April 17,	Term continues until	12 months	1x annual base
	2003(2)	termination of contract		salary and bonus
____________________
(1)	Messrs. Arison, Frank and Dickinson only have Executive Long-Term Compensation Agreements. Nothing in those agreements confers a right to be employed by Carnival Corporation and no notice period to terminate the agreements applies.
(2)	Amended on July 19, 2004.

In accordance with U.S. practice, Mr. Arison, Mr. Frank and Mr. Dickinson have no employment or service contract and no entitlement to severance except for retention of unvested options and restricted share awards. Only Mr. Foschi and Mr. Ratcliffe have employment agreements or service contracts. In line with U.S. practice, the annual bonus forms part of the severance for Mr. Ratcliffe and Mr. Foschi.

Vesting of share options, restricted share awards and restricted share unit awards on termination of a NEOs contract is dependent upon the reasons the contract is terminated. Under the PLC Share Plan and 2002 Stock Plan, all share options and share awards, not vested at the time of termination, will lapse with the exception of retirement. In the case of retirement, depending on the director’s years of service and age, the options will vest according to the vesting schedule. In the case of the Deferred Bonus Plan, share awards are generally subject to the provisions of the plan until the end of the retention period. However, upon resignation, all share awards will lapse. Share awards granted within 12 months immediately prior to termination are exercisable within three months from termination. The aforementioned applies unless the Compensation Committees determine otherwise.

If Mr. Ratcliffe’s employment agreement is terminated by Carnival plc without “cause” or is terminated by Mr. Ratcliffe with “good reason” (as such terms are defined in the employment agreement), Mr. Ratcliffe is entitled to compensation of base salary, a bonus equal to the bonus paid the year prior to termination and certain other benefits unless Mr. Ratcliffe becomes eligible for similar benefits from another employer prior to expiration of 12 months from the date of termination. If Mr. Ratcliffe’s employment is terminated for cause, Mr. Ratcliffe terminates the employment agreement without good reason or Mr. Ratcliffe materially breaches the non-disclosure or intellectual property provisions of the employment agreement, no additional compensation is due. In the event of termination for reasons other than for cause, Mr. Ratcliffe retains his share awards and matching awards for the full retention period, subject to certain exceptions.

If Mr. Foschi’s agreement is terminated by Costa for reasons other than Mr. Foschi’s breach of his obligations under the agreement or because Mr. Foschi is revoked as a director of Costa for cause, or if Mr. Foschi resigns with cause under Italian law or as a result of a change of control of Costa, Mr. Foschi is entitled to a termination payment equal to his annual base salary, the annual non-competition compensation specified in his agreement and a bonus equal to the bonus paid the year prior to termination (unless in the case of a change of control an alternative contractual arrangement is entered into with the new controlling group).

Pensions

Carnival Corporation & plc operates various group pension schemes for its executives in which the NEOs also participate. Under the Carnival plc pension schemes, retirement benefits are based solely on base salary and no other emoluments are pensionable in line with UK best practice. Under the Carnival Corporation schemes, cash bonuses form part of pensionable earnings in addition to base salary.

Mr. Arison, Mr. Dickinson and Mr. Frank participate in the Carnival Corporation Nonqualified Retirement Plan for Highly Compensated Employees as disclosed under the section entitled “Defined Benefit and Other Plans” in the proxy statement. Messrs. Dickinson and Frank also participate in the Carnival Corporation Supplemental Executive Retirement Plan as also described under that section. Each of the Carnival Corporation Nonqualified Retirement Plan for Highly Compensated Employees and the Carnival Corporation Supplemental Executive Retirement Plan provides a reduced early retirement benefit at age 55 after completion of 15 years of service. Carnival Corporation has also established the Carnival Corporation Fun Ship Nonqualified Savings Plan, which is a nonqualified defined contribution plan. Mr. Dickinson and Mr. Frank pay certain deferred bonus amounts into the Carnival Corporation Fun Ship Nonqualified Savings Plan. No company contributions are made on their behalf into this plan.

Mr. Ratcliffe is entitled to receive retirement benefits from the P&O Princess Cruises Pension Scheme, a UK Inland Revenue registered defined benefit scheme, future accrual of which ceased effective April 5, 2006. He also receives retirement benefits under the Princess Cruises Chief Executive Officer Supplemental Executive Retirement Plan, a U.S. unfunded plan, under which Mr. Ratcliffe receives the same retirement benefits he would have received under the P&O Princess Cruises Pension Scheme had his benefits continued to accrue. Any payments under this plan are reduced by payments received under the P&O Princess Cruises Pension Scheme. These benefits include a pre-retirement death benefit. Upon reaching the age of 60, Mr. Ratcliffe is eligible to receive unreduced benefits commencing at retirement. The benefit will be actuarially reduced if retirement occurs prior to age 60. Mr. Ratcliffe is also a member of the Princess Cruises Retirement Savings Plan in the U.S., which is a defined-contribution 401(k) plan.

During 2006, new legislation relating to UK pension schemes resulted in the Compensation Committees approving changes to the retirement benefit arrangements for Mr. Ratcliffe. The recommended changes were developed by the management of Carnival Corporation & plc and Princess Cruises in consultation with their pension and tax advisors and resulted in no material change to the retirement benefit provisions for Mr. Ratcliffe.

Mr. Foschi has no company pension arrangements with Carnival Corporation & plc.

IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION

In making determinations regarding executive compensation, the Compensation Committees consider relevant issues relating to accounting treatment, tax treatment (both company and individual) and regulatory requirements. The global nature of Carnival Corporation & plc’s operations necessarily means that monitoring these technical issues and considering their potential impact on appropriate design and operation of executive remuneration programs is increasingly a complex exercise. Technical issues are evaluated along with Carnival Corporation & plc’s philosophy and objectives for executive compensation and its corporate governance principles.

CONCLUSION

The Compensation Committees believe that the compensation levels for 2006 for the NEOs are reasonable and appropriate given Carnival Corporation & plc’s philosophy and objectives. The compensation opportunities and program design have resulted in successful attraction and retention of executives who have delivered outstanding financial performance results and shareholder returns over a sustained period. The variable compensation elements also incorporate into the overall remuneration program performance results over both the short-term and long-term.

The Compensation Committee	The Compensation Committee
of Carnival Corporation	of Carnival plc
Arnold W. Donald, Chairman	Arnold W. Donald, Chairman
Richard J. Glasier	Richard J. Glasier
Baroness Hogg	Baroness Hogg

STOCK PERFORMANCE GRAPHS

Carnival Corporation

The following graph compares the Price Performance of $100 if invested in Carnival Corporation common stock with the Price Performance of $100 if invested in each of the S&P 500 Index, the Dow Jones U.S. Travel and Leisure Index (the “Dow Jones Index”) and the FTSE 100 Index. The Price Performance, as used in the Performance Graph, is calculated by assuming $100 is invested at the beginning of the period in Carnival Corporation common stock at a price equal to the market value. At the end of each fiscal year the total value of the investment is computed by taking the number of shares owned, assuming Carnival Corporation dividends are reinvested on an annual basis, multiplied by the market price of the shares at the end of each fiscal year.

ASSUMES $100 INVESTED ON DECEMBER 1, 2001
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDED NOVEMBER 30, 2006

	2001	2002	2003	2004	2005	2006
Carnival Corporation Common Stock	$100	$109	$139	$212	$222	$204
Dow Jones Index	$100	$90	$122	$145	$156	$188
S&P 500 Index	$100	$83	$96	$108	$118	$134
FTSE 100 Index	$100	$80	$83	$90	$104	$116

Carnival plc

The following graph compares the Price Performance of $100 invested in Carnival plc ADSs, each representing one ordinary share of Carnival plc (prior to April 17, 2003 each ADS represented four ordinary shares of Carnival plc), with the Price Performance of $100 invested in each of the S&P 500 Index, the Dow Jones Index and the FTSE 100 Index. The Price Performance, as used in the Performance Graph, is calculated by assuming $100 was invested at the beginning of the period in Carnival plc ADSs. The total value of the investment at the end of each subsequent fiscal year is computed by taking the number of ADSs owned, assuming Carnival plc dividends are reinvested on an annual basis, multiplied by the market price of ADSs at the end of each fiscal year.

ASSUMES $100 INVESTED ON DECEMBER 1, 2001
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDED NOVEMBER 30, 2006

	2001	2002	2003	2004	2005	2006
Carnival plc ADSs	$100	$139	$193	$312	$316	$284
Dow Jones Index	$100	$90	$122	$145	$156	$188
S&P 500 Index	$100	$83	$96	$108	$118	$134
FTSE 100 Index	$100	$80	$83	$90	$104	$116

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

PricewaterhouseCoopers LLP were the auditors of Carnival Corporation & plc during 2006 and 2005. Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended November 30, 2006 and 2005 are set forth below:

	Carnival	Carnival
	Corporation & plc	Corporation &
	2006	plc 2005
	(in millions)	(in millions)
Audit Fees	$4.9	$3.7
Audit-Related Fees	0.0 (1)	0.0 (1)
Tax Fees	0.0	0.2
All Other Fees	0.0 (1)	0.1
Total	$4.9	$4.0
____________________
(1)	Less than $50,000.

Audit Fees for 2006 and 2005 were for professional services rendered for the audits of the Carnival Corporation & plc joint Annual Report on Form 10-K, including our consolidated financial statements, quarterly reviews of our joint Quarterly Reports on Form 10-Q, the audits of the Carnival plc IFRS annual consolidated financial statements, consents, opinions on management’s assessment of our effectiveness of internal control over financial reporting in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, comfort letters, registration statements, statutory audits of various international subsidiaries and other agreed upon procedures.

Audit-Related Fees for 2006 and 2005 were mostly for employee benefit plan audits.

Tax Fees for 2005 were for services related to tax compliance and tax planning.

All Other Fees for 2006 were primarily for Immigration and Naturalization Service certifications and license fees for internal audit software. Fees for 2005 were primarily for actuarial services and employee benefit plan consulting and Immigration and Naturalization Service certifications.

All of the services described above were approved by the Audit Committees, and in doing so, the Audit Committees did not rely on the de minimis exception set forth in Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Certified Public Accounting Firm

In December 2003, the Audit Committees adopted Key Policies and Procedures which address, among other matters, pre-approval of audit and permissible non-audit services provided by the independent registered certified public accounting firm. The Key Policies and Procedures require that all services to be provided by the independent registered certified public accounting firm must be approved by the Audit Committees prior to the performance of such services. The Audit Committees consider whether the services requested are consistent with the rules of the U.S. Securities and Exchange Commission on auditor independence.

REPORT OF THE AUDIT COMMITTEES

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Audit Committee. In accordance with their charter, each Audit Committee assists the relevant board of directors in carrying out its oversight of:

  the integrity of the relevant financial statements;

  the company’s compliance with legal and regulatory requirements;

  the auditors’ qualifications and independence; and

  the performance of the company’s internal audit functions and independent auditors.

Both Audit Committees are subject to the audit committee independence requirements under the corporate governance standards of the NYSE and relevant U.S. Securities and Exchange Commission rules, and the Audit Committee of Carnival plc is also subject to the requirements of the UK Combined Code. The two Audit Committees have identical members and each currently consists of five independent (as defined by the listing standards of the NYSE currently in effect and the UK Combined Code), non-employee directors. Each board of directors has determined that Richard J. Glasier is both “independent” and an “audit committee financial expert,” as defined by SEC rules. In addition, the board of Carnival plc has determined that Richard J. Glasier has “recent and relevant financial experience” for purposes of the UK Combined Code.

Management has primary responsibility for Carnival Corporation & plc’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements. Carnival Corporation & plc’s independent auditors are responsible for performing an independent audit of those financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committees are responsible for monitoring and overseeing the financial reporting process and the preparation of consolidated financial statements and for supervising the relationship between Carnival Corporation & plc and its independent auditors, as well as reviewing the group’s systems of internal controls and compliance with the group Code of Business Conduct and Ethics. The Audit Committees have met and held discussions with management of Carnival Corporation & plc and the independent auditors. In this context, management represented to the Audit Committees that Carnival Corporation & plc’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committees (i) reviewed and discussed Carnival Corporation & plc’s audited consolidated financial statements for the year ended November 30, 2006 with Carnival Corporation & plc’s management and with Carnival Corporation & plc’s independent auditors; (ii) discussed with Carnival Corporation & plc’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received the written disclosures and the letter from Carnival Corporation & plc’s independent accountants required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and discussed with Carnival Corporation & plc’s independent auditors the independent auditors’ independence. The Audit Committees also considered whether the provision to the relevant entity by the independent auditors of non-audit services was compatible with maintaining the independence of the independent auditors. Based on the reviews and discussions described above, the Audit Committees recommended to the boards of directors that the audited consolidated financial statements of Carnival Corporation & plc be included in Carnival Corporation & plc’s Annual Report on Form 10-K for the year ended November 30, 2006 for filing with the U.S. Securities and Exchange Commission.

The Audit Committee	The Audit Committee
of Carnival Corporation	of Carnival plc
Richard J. Glasier, Chairman	Richard J. Glasier, Chairman
Richard G. Capen, Jr.	Richard G. Capen, Jr.
Modesto A. Maidique	Modesto A. Maidique
Stuart Subotnick	Stuart Subotnick
Laura Weil	Laura Weil

TRANSACTIONS OF MANAGEMENT AND DIRECTORS

Transactions with Micky Arison. Micky Arison, our Chairman and Chief Executive Officer is also the Chairman, President and the indirect sole shareholder of FBA II, Inc., the sole general partner of Miami Heat Limited Partnership (“MHLP”), the owner of the Miami Heat, a professional basketball team. He is also the indirect sole shareholder of Basketball Properties, Inc., the sole general partner of Basketball Properties, Ltd. (“BPL”), the manager and operator of AmericanAirlines Arena. Pursuant to a five-year advertising and promotion agreement between Carnival Cruise Lines, MHLP and BPL effective July 2004, Carnival Cruise Lines paid an aggregate of $248,700 in fiscal 2006 for the advertising and promotion of Carnival Cruise Lines during Miami Heat games and other events held at the AmericanAirlines Arena, located in Miami, Florida.

In addition, in October 2004 Carnival Corporation entered into a seven-year agreement with BPL for the use of six courtside lounge seats at the Miami Heat games played at the AmericanAirlines Arena and other public events at the arena. Under the agreement, Carnival Corporation agreed to pay $180,000 per year for the first five years, plus taxes, subject to a 5% increase in years six and seven.

Transactions with the Ted Arison Family Foundation USA, Inc. Shari Arison (Micky Arison’s sister) is the Chairman of the Board of Trustees and President of the Ted Arison Family Foundation USA, Inc. (the “Foundation”), a charitable foundation established by Carnival Corporation’s founder, Ted Arison. Carnival Corporation leases approximately 100 square feet of office space to the Foundation and employs one of its employees. During fiscal 2006, Carnival Corporation received approximately $132,000 from the Foundation for both lease payments and for all costs incurred by Carnival Corporation related to this employee. It is expected that Carnival Corporation will continue these arrangements with the Foundation in the future.

Registration Rights. Pursuant to a letter agreement (the “Trust Registration Rights Agreement”) dated July 11, 1989, Carnival Corporation granted to the Ted Arison Irrevocable Trust (the “Irrevocable Trust”) and the Arison Children’s Irrevocable Trust (the “Children’s Trust,” and together with the Irrevocable Trust, the “Trusts”) certain registration rights with respect to certain shares of Carnival Corporation common stock held for investment by the Trusts (the “Shares”). The beneficiaries of the Trusts included the children of Ted Arison, including Micky Arison, our Chairman of the boards and Chief Executive Officer, and Shari Arison, a major shareholder. Effective December 26, 1991, the Children’s Trust was divided into three separate continued trusts, including continued trusts for Micky Arison, Shari Arison and Michael Arison.

Under the Trust Registration Rights Agreement, Carnival Corporation has granted the Trusts demand and piggyback registration rights. Carnival Corporation is not required to effect any demand registration unless all of the Shares owned by either of the Trusts are included in the demand. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Trusts, selling costs, underwriting discounts and applicable filing fees.

Under a registration rights agreement dated June 14, 1991, as amended by an amendment dated July 31, 1991 and a succession agreement dated May 28, 2002 (together, the “Arison Registration Rights Agreement”), Carnival Corporation granted certain registration rights to Ted Arison with respect to certain shares of common stock beneficially owned by him (the “Arison Shares”) in consideration for $10,000. The registration rights were held by the Estate of Ted Arison. The Estate of Ted Arison subsequently transferred the Arison Shares to the Nickel 1997 Irrevocable Trust (formerly known as The 1997 Irrevocable Trust of Micky Arison), the Artsfare 1992 Irrevocable Trust (formerly known as the Ted Arison 1992 Irrevocable Trust for Lin No. 2) and the Eternity Four Trust (formerly known as the Ted Arison 1994 Irrevocable Trust for Shari No. 1) (collectively, the “Family Trusts”). The Arison Registration Rights Agreement provides the Family Trusts and certain transferees with demand and piggyback registration rights. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Family Trusts, selling costs, underwriting discounts and applicable filing fees.

At the request of the Family Trusts and certain of their transferees, we filed a shelf registration statement in March 2006. These shareholders requested the registration statement for financial, estate and tax planning purposes. In accordance with the Arison Registration Rights Agreement, we were required to bear certain expenses totaling approximately $110,000 in connection with the filing of the registration statement.

Agreements with Kirk Lanterman. In 1999 and years prior thereto, Mr. Lanterman deferred receipt of a portion of his annual bonus. In exchange, Carnival Corporation and Mr. Lanterman entered into a Retirement and Consulting Agreement, which provides that Carnival Corporation will pay him the deferred bonus amounts plus interest in monthly installments over the 15 years following his retirement. During fiscal 2006, Carnival Corporation paid Mr. Lanterman approximately $2 million under the terms of his Retirement and Consulting Agreement.

In November 2004, HAL entered into Consulting Agreement (the “Consulting Agreement”) with Mr. Lanterman. The Consulting Agreement expired in accordance with its terms on November 30, 2006. During the term of the Consulting Agreement, Mr. Lanterman provided such consulting services and other assistance as required by HAL’s President on strategic, financial and historical analyses and other various services as specified by HAL’s President, up to a maximum of 1,000 hours annually. The Consulting Agreement contains confidentiality and indemnification provisions. HAL has indemnified Mr. Lanterman from any losses arising from his provision of the consulting services subject to the Consulting Agreement, subject to customary exceptions. During fiscal 2006, Mr. Lanterman received compensation of approximately $788,000 under the terms of the Consulting Agreement. He did not participate in any incentive compensation plans offered by HAL or any affiliate of HAL, but was eligible for medical and dental insurance and certain other benefits.

Brother of Robert H. Dickinson. Carnival Cruise Lines entered into an agreement with Waste Management National Services, Inc. (“WMNS”) for the analytical, management, collection, transportation, disposal and recycling services for certain wastes generated or accumulated by its vessels in U.S. and foreign ports. We have been advised that John Dickinson, the brother of Robert H. Dickinson (President and Chief Executive Officer of Carnival Cruise Lines and a member of our boards of directors), served as a consultant to WMNS in connection with the negotiation of this agreement and receives fees based on Carnival Cruise Lines’ usage of WMNS under the agreement. John Dickinson advised us that he received approximately $37,000 during fiscal 2006 from WMNS.

Son of Pier Luigi Foschi. The son of Pier Luigi Foschi, one of our executive officers and a director, is a minority partner in Studio Biscozzi-Nobili, an Italian tax consulting firm, which is retained from time to time to provide tax advice to Costa, one of Carnival plc’s subsidiaries. During fiscal 2006, Costa paid approximately $120,000 to Studio Biscozzi-Nobili for providing such services to Costa.

Transactions with Affiliated Entities. Carnival Corporation & plc has adopted a policy of dealing with affiliated entities on an arm’s-length basis and Carnival Corporation & plc may not engage in business transactions with any affiliate on terms and conditions less favorable to Carnival Corporation & plc than terms and conditions available at the time for comparable transactions with unaffiliated persons. All contracts between us and an entity in which a director or senior employee of Carnival Corporation & plc has an interest must be approved by disinterested members of the boards of directors.

Annex A

CARNIVAL PLC DIRECTORS’ REPORT AND SUMMARY FINANCIAL INFORMATION

Directors’ Report

Carnival plc and Carnival Corporation are separate legal entities (together referred to in this report as “Carnival Corporation & plc”) and each company has its own board of directors and committees of the board. However, as is required by the agreements governing the dual listed company (“DLC”) structure, there is a single management team and the boards of directors and members of the committees of the boards are identical.

Principal activities

Carnival Corporation & plc is the largest cruise vacation group in the world, with a portfolio of cruise brands in North America, Europe and Australia. Together, these brands operate 81 ships totaling 144,000 lower berths with 20 new ships scheduled to enter service between March 2007 and June 2011. Carnival Corporation & plc also operates the leading tour companies in Alaska and the Canadian Yukon, Holland America Tours and Princess Tours. Carnival Corporation & plc has a multi-brand strategy, which provides products and services appealing to the widest possible target audience across all major sectors of the vacation industry.

Business review and future developments

The directors consider that the most meaningful presentation of the Carnival plc group’s results and financial position under the DLC structure is by reference to information provided for Carnival Corporation & plc under U.S. GAAP which is included in the Carnival Corporation & plc 2006 Annual Report, which accompanies the proxy statement. Management’s Discussion and Analysis of Financial Condition and Results of Operations contained on pages 32 to 44 in the Carnival Corporation & plc 2006 Annual Report contains a review of the business and sets out the principal activities, operations, performance, financial position and likely future developments of the Carnival Corporation & plc group. In addition, that discussion identifies the principal risks and uncertainties with related mitigating factors that might affect the Carnival Corporation & plc group’s future performance. Further information is also provided in the Chairman’s statement on pages 2 and 3 of the Carnival Corporation & plc 2006 Annual Report.

The consolidated net income for the Carnival plc group (being Carnival plc and its subsidiary undertakings) under applicable international financial reporting standards was $744.7m (2005 - $524.1m). For the avoidance of doubt, this does not include the results of Carnival Corporation.

On December 15, 2006, Carnival plc announced it had signed a letter of intent with TUI AG to form a joint venture company to develop, market and operate two cruise brands – Carnival plc’s existing AIDA Cruises and a new TUI Cruises brand - both designed for the German-speaking holiday market. Under the proposed transaction, TUI will initially purchase five percent of the joint venture in 2007 and is expected to purchase another 20 percent in 2010.

Dividends

During the year ended November 30, 2006, Carnival Corporation and Carnival plc paid four quarterly dividends totalling $1.00 per ordinary share (2005 - 70 U.S. cents). On October 18, 2006, Carnival plc announced a quarterly cash dividend of $0.275 cents per ordinary share. The dividend was paid on December 8, 2006, to shareholders of record on November 17, 2007.

Although the dividend is declared in U.S. cents, it is paid in sterling to the holders of ordinary shares in Carnival plc unless they elect to receive their dividends in U.S. dollars. The dividend will be converted into sterling at an exchange rate set approximately 10 days prior to the actual payment.

Holders of the Carnival plc’s American Depositary Shares (“ADSs”) are paid their dividend in U.S. dollars.

On September 21, 2004, Bedell Trustees Limited, the trustee for the Carnival plc Deferred Bonus and Co-Investment Matching Plan, waived its right to all dividends payable by Carnival plc. Dividends paid during the year over which rights were waived amounted to $152,468.25.

Share capital

Changes in Carnival plc’s share capital during the year are given in note 16 to the audited IFRS consolidated financial statements of Carnival plc (the “Carnival plc Accounts”).

The preference shares of Carnival plc, which have been allotted but not issued, are entitled, in priority to the holders of any other class of shares in Carnival plc’s share capital, to a cumulative fixed dividend of 8% per annum. The preference shares carry no voting rights and rank behind the ordinary shares in relation to a winding-up and certain types of return of capital. The Carnival plc subscriber shares have no dividend rights nor voting rights nor any rights to payment of capital upon a distribution of assets by Carnival plc. The preference shares and subscriber shares are unlisted.

Details of options over ordinary shares and restricted stock units granted to employees are given in note 20 to the Carnival plc Accounts.

In October 2004, Carnival Corporation and Carnival plc announced that their boards of directors had authorised the repurchase of up to an aggregate of $1 billion of Carnival Corporation and Carnival plc shares. That program was completed and in June 2006 Carnival Corporation and Carnival plc announced that their boards of directors had authorized the repurchase of up to an additional $1 billion of Carnival Corporation and Carnival plc shares. Shareholder approval is not required to buy back shares of Carnival Corporation, but is required under the Companies Act 1985 to buy back shares of Carnival plc. Accordingly, at the annual general meetings held on April 20, 2006, the authority for Carnival plc to buy back its own shares was approved. This authority enabled Carnival plc to buy back up to 10,633,211 ordinary shares of Carnival plc (being approximately 5% of Carnival plc’s ordinary shares in issue). That approval expires at the conclusion of Carnival plc’s 2007 annual general meeting. As of January 31, 2007, Carnival Corporation has purchased 26,666,649 shares of Carnival Corporation for $1.2 billion and Carnival Investments Limited, a subsidiary of Carnival Corporation, has purchased 650,000 shares of Carnival plc for $25 million.

Directors

In accordance with the Carnival Corporation & plc Corporate Governance Guidelines, A. Kirk Lanterman has not been nominated for re-election as a director at the April 16, 2007 annual general meeting, having reached the age of 75. Mr. Lanterman has been a director of Carnival Corporation since April 1992 and a director of Carnival plc since April 2003. He has been non-executive Chairman of the Board of Holland America Line Inc. (“HAL”), a subsidiary of Carnival plc, since December 2004. He was Chairman of the Board and Chief Executive Officer of HAL from November 2003 to November 2004. From August 1999 to November 2003, he was Chairman of the Board, President and Chief Executive Officer of HAL.

The names of the other persons who served as directors of Carnival Corporation and Carnival plc during the 2006 financial year, and biographical notes about each of the directors, including the period for which they held office during the 2006 financial year, are contained in the proxy statement to which this report is annexed. Details of the directors’ membership on board committees are set out in the Carnival plc Corporate Governance Report attached as Annex C to the proxy statement.

On January 22, 2007, the board appointed Laura Weil as a director of Carnival Corporation and Carnival plc. She has been nominated for election as a director at the April 16, 2007 annual general meeting. Biographical notes about Ms. Weil are contained in the proxy statement to which this report is annexed.

Details of the directors’ remuneration and their interests in the shares of Carnival Corporation and Carnival plc are set out in Part II the Carnival plc Directors’ Remuneration Report attached as Annex B to the proxy statement.

Substantial shareholdings

As at the date of this report, Carnival plc has been notified of the following material interests of 3% or more in Carnival plc’s issued ordinary share capital:

		Percentage of
	No. of shares	issued capital
Baillie Gifford & Co.	13,561,146	6.4	(1)
Carnival Investments Limited	42,329,877	19.9	(2)
Legal & General Group plc	11,350,409	5.3	(3)
The Capital Group Companies, Inc.	16,984,669	8.0	(4)
____________________
(1)	Baillie Gifford & Co. and its subsidiaries or affiliates have an indirect interest in these shares.
(2)	These shares carry no voting rights or rights on liquidation unless Carnival Corporation owns over 90% of all the Carnival plc shares.
(3)	Legal & General Group plc and/or its subsidiaries have an interest in these shares.
(4)	Interests of The Capital Group of Companies, Inc. and its affiliates Capital Research and Management Company, Capital International S.A., Capital International Limited and Capital Guardian Trust Company.

Save for the above, no person has reported any material interest of 3% or more or any non-material interest exceeding 10% of the issued ordinary share capital of Carnival plc.

Corporate Governance

A report on corporate governance and compliance with the Combined Code appended to the UK Listing Authority’s Listing Rules is contained in the Carnival plc Corporate Governance Report attached as Annex C to the proxy statement. The Part I of the Carnival plc Directors’ Remuneration Report is included in the proxy statement and Part II of the Carnival plc Directors’ Remuneration Report is attached as Annex B to the proxy statement.

Corporate and Social Responsibility

Health, safety and the environment

On April 20, 2006, the boards established the Health, Environmental, Safety & Security (“HESS”) Committees comprised of three independent directors. The principal function of the HESS Committees is to assist the boards in fulfilling their responsibility to supervise and monitor Carnival Corporation & plc’s health, environmental, safety and security policies, programs, initiatives at sea and onshore, and compliance with related legal and regulatory requirements.

Carnival Corporation & plc has corporate Health & Safety and Environmental policies that management reviews annually.

The boards recognise that Carnival Corporation & plc need to ensure there is a consistent standard of operation throughout its fleet in keeping with its leading position in the cruise industry. In this regard, the Carnival Corporation & plc Maritime Policy & Compliance Department works with the operating companies to develop corporate-wide standards on health, environmental, safety and security issues in order to provide fleet-wide consistency.

The operating companies of Carnival Corporation & plc have successfully completed implementation and certification of their respective environmental management systems to the ISO 14001 standard. Certifications have been issued to the company’s operating units by four different internationally recognized maritime regulatory agencies in recognition of Carnival’s commitment to systematic management of its processes, products and services to minimize environmental impact.

Monitoring of compliance with corporate policies and corporate standards is maintained through a series of audits performed by the Maritime Policy & Compliance Department, which reports to the HESS Committees.

Carnival Corporation & plc’s Health & Safety and Environmental policies and Annual Environmental Report are available on the Carnival Corporation & plc website at www.carnivalcorp.com or www. carnivalplc.com.

Employees

Carnival Corporation & plc own and operate a portfolio of cruise brands in North America, Europe and Australia comprised of Carnival Cruise Lines, Holland America Line, Princess Cruises, Seabourn Cruise Line, Windstar Cruises, AIDA Cruises, Costa Cruises, Cunard Line, Ocean Village, P&O Cruises, Swan Hellenic, and P&O Cruises Australia. Individual brands employ a variety of methods, such as intranet sites, management briefings, newsletters and reward programmes to keep employees informed of the performance, development and progress of Carnival Corporation & plc.

Senior employees within Carnival Corporation & plc are eligible to participate in either the Carnival plc 2005 Employee Share Plan or the Carnival Corporation 2002 Stock Plan, further details of which are provided in Carnival plc’s Directors’ Remuneration Report attached as Annex B to the proxy statement. These schemes reinforce the philosophy of encouraging senior employees to contribute directly to the achievement of Carnival Corporation & plc’s goals and of rewarding individual and collective success.

It is the policy of Carnival Corporation & plc that disabled persons should receive full and fair consideration for all job vacancies for which they are suitable applicants and training and career development is encouraged as for all other employees. It is the policy of Carnival Corporation & plc to seek to retain employees who become disabled whilst in its service wherever possible and to provide specialist training where appropriate.

Charitable donations

Carnival Corporation & plc provides support to charities by way of donations in cash and/or gifts in kind. Carnival Corporation has established the Carnival Foundation (the “Foundation”), which assists it in its commitment to enrich and better the lives of communities where it does business and/or where its employees live and work. The Foundation considers applications for charitable support from individuals and organisations and, according to an assessment of the merits of each application, determines whether it is appropriate to support particular causes or projects. Its primary funding interests include human and social needs, art and culture, health services and education.

During the financial year ended November 30, 2006, the Carnival plc group made charitable donations totalling $1.6 million (2005 - $1.4 million) of which $1.0 million (2005 - $1.1 million) was in respect of charitable organisations in the United States.

Political contributions

Carnival plc did not make any political contributions to any European Union (“EU”) political organisation during the year ended November 30, 2006 (2005 - nil). Carnival plc subsidiaries made political contributions to organisations outside the EU of $0.3 million (2005 - $0.1 million).

Creditor payment policy

It is Carnival plc’s policy that payments to suppliers are made in accordance with those terms and conditions agreed between the company and its suppliers, provided that all trading terms and conditions have been complied with. At November 30, 2006, the company had an average of 12 days purchases outstanding in trade creditors.

Directors’ statement as to disclosure of information to auditors

The directors are satisfied that the auditors are aware of all information relevant to the audit of Carnival plc’s consolidated financial statements for the financial year ended November 30, 2006 and that they have taken all steps that they ought to have taken as directors in order to make them aware of any relevant audit information and to establish that Carnival plc’s auditors are aware of that information.

Auditors

The independent auditors, PricewaterhouseCoopers LLP, have indicated their willingness to continue in office and a resolution that they be re-appointed will be proposed at the annual general meeting.

By order of the board

Arnaldo Perez
Company Secretary
February 20, 2007 A-5

Statement of directors’ responsibilities

UK company law requires the directors of Carnival plc to prepare financial statements for each financial year that give a true and fair view of the state of affairs of Carnival plc and the Carnival plc group and of the profit or loss of the group for that period.

In preparing those financial statements the directors are required to:

  Select suitable accounting policies and then apply them consistently;

  Make judgements and estimates that are reasonable and prudent; and

  State whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements.

The applicable accounting standards referred to above are UK Generally Accepted Accounting Principles for Carnival plc and International Financial Reporting Standards as adopted in the EU for the Carnival plc group.

The directors confirm that they have complied with the above requirements in preparing the financial statements.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of Carnival plc and the Carnival plc group and to enable them to ensure that the financial statements and the Carnival plc Directors’ Remuneration Report comply with the Companies Act 1985 and, as regards the Carnival plc group financial statements, Article 4 of the IAS Regulation. They are also responsible for safeguarding the assets of Carnival plc and the Carnival plc group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

By order of the board

Arnaldo Perez
Company Secretary
February 20, 2007 A-6

Carnival plc IFRS Summary Financial Information

The Summary Financial Information does not give all the information needed to gain as full an understanding of the results and state of affairs of the Carnival plc group (being Carnival plc and its subsidiary undertakings) as the full Carnival plc UK Annual Report and Accounts. To receive a free copy of the full Carnival plc Annual Report and Accounts which consists of the Proxy Statement (which includes the Directors’ Report and Directors’ Remuneration Report), the Carnival Corporation & plc 2006 Annual Report and the Carnival plc 2006 financial statements for this or future years, please contact our registrar, details of which can be found on page 48 of the Carnival Corporation & plc 2006 Annual Report. The Carnival plc group standalone financial information excludes the results of Carnival Corporation and is prepared under applicable international financial reporting standards, whereas the Carnival Corporation & plc financial statements include the results of Carnival Corporation and Carnival plc prepared under U.S. GAAP.

Summary Group income statements
	Twelve	Twelve
	months to	months to
	Nov. 30,	Nov. 30,
	2006	2005
	U.S.$m	U.S.$m
Revenues	4,375.1	4,101.0
Costs and expenses
Operating
Cruise
Commissions, transportation and other	704.6	691.2
Onboard and other	173.7	177.6
Payroll and related	385.0	388.1
Fuel	315.3	238.7
Food	204.1	202.7
Other ship operating	606.8	587.0
Other	263.4	226.4
Total	2,652.9	2,511.7
Selling and administrative	546.7	580.5
Depreciation and amortisation	340.6	335.3
	3,540.2	3,427.5
Operating income	834.9	673.5
Interest income	15.1	11.7
Interest expense, net of capitalised interest	(112.5)	(132.5)
Other income (expense), net	5.4	(4.7)
	(92.0)	(125.5)
Income before income taxes	742.9	548.0
Income tax benefit (expense), net	1.8	(23.9)
Net income	744.7	524.1
Carnival plc standalone earnings per share (in U.S. dollars)
Basic	3.50	2.47
Diluted	3.49	2.46
Dividend per share	1.025	0.800

See accompanying notes to the Summary Financial Information.

Within the DLC structure the most appropriate presentation of Carnival plc’s results and financial position is considered to be by reference to the U.S. GAAP consolidated financial statements of Carnival Corporation & plc, which are included within the Carnival Corporation & plc 2006 Annual Report (see note 1). For information, we set out below the U.S. GAAP consolidated earnings per share included within the Carnival Corporation & plc consolidated financial statements for the twelve months ended November 30, 2006 and 2005 (in U.S. dollars):

DLC Basic earnings per share	2006: 2.85	2005: 2.80
DLC Diluted earnings per share	2006: 2.77	2005: 2.70

Summary Group balance sheets

	As at Nov. 30,	As at Nov. 30,
	2006	2005
	U.S.$m	U.S.$m
Assets
Current assets
Cash and cash equivalents	1,049.9	778.0
Trade and other receivables, net	210.1	242.8
Inventories	103.4	102.5
Prepaid expenses and other	127.7	119.4
Total current assets	1,491.1	1,242.7
Non-current assets
Property and equipment, net	8,095.5	6,901.4
Goodwill	747.0	692.4
Other assets	125.8	82.6
Total assets	10,459.4	8,919.1
Liabilities and shareholders’ equity
Current liabilities
Short-term debt	412.5	1,269.9
Amounts owed to Carnival Corporation	209.8	297.1
Accounts payable	175.9	230.4
Accrued liabilities and other	372.2	374.5
Customer deposits	718.0	621.7
Total current liabilities	1,888.4	2,793.6
Non-current liabilities
Long-term debt	2,876.3	1,516.5
Other long-term liabilities and deferred income	219.9	179.2
	4,984.6	4,489.3
Shareholders’ equity
Ordinary shares	353.7	352.9
Share premium	91.9	75.6
Retained earnings	3,448.8	2,892.7
Other reserves	1,580.4	1,108.6
Total shareholders’ equity	5,474.8	4,429.8
	10,459.4	8,919.1

See accompanying notes to the Summary Financial Information.

Approved by the board of directors on February 20, 2007 and signed on its behalf by:

Micky Arison
Howard S. Frank

Within the DLC structure the most appropriate presentation of Carnival plc’s results and financial position is considered to be by reference to the U.S. GAAP consolidated financial statements of Carnival Corporation & plc, which are included within the Carnival Corporation & plc 2006 Annual Report (see note 1).

Notes to the Summary Financial Information

1. Basis of preparation

From December 1, 2005, the Group is required to prepare its financial statements in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union and implemented in the UK. Prior to that date the results were prepared under UK Generally Accepted Accounting Principles. As the 2006 Financial Statements include comparatives for 2005, the Group’s date of transition to IFRS is December 1, 2004 and the 2005 comparatives are restated to IFRS.

Carnival Corporation and Carnival plc operate a dual listed company (“DLC”), whereby the businesses of Carnival Corporation and Carnival plc are combined through a number of contracts and through provisions in Carnival Corporation’s articles of incorporation and by-laws and Carnival plc’s memorandum of association and articles of association. Although the two companies have retained their separate legal identities they operate as if they were a single economic enterprise. Each company’s shares continue to be publicly traded; on the New York Stock Exchange (“NYSE”) for Carnival Corporation and the London Stock Exchange for Carnival plc. In addition, Carnival plc American Depository Shares are traded on the NYSE. The contracts governing the DLC structure provide that Carnival Corporation and Carnival plc each continue to have separate boards of directors, but the boards and senior executive management of both companies are identical. Under the contracts governing the DLC the Carnival Corporation & plc consolidated earnings accrue equally to each unit of Carnival Corporation stock and each Carnival plc share.

In order to provide the Carnival Corporation and Carnival plc shareholders with the most meaningful picture of their economic interest in the DLC formed by Carnival Corporation and Carnival plc, consolidated financial statements and management commentary of Carnival Corporation & plc have been included in the Carnival Corporation & plc 2006 Annual Report. The consolidated Carnival Corporation & plc financial statements have been prepared under U.S. GAAP on the basis that all significant financial and operating decisions affecting the DLC companies are taken on the basis of U.S. GAAP information and consequences.

The standalone Carnival plc consolidated IFRS Summary Financial Statement is required to satisfy statutory reporting requirements in the UK and does not include the results or shareholders’ equity of Carnival Corporation. However, the directors consider that within the DLC arrangement the most appropriate presentation of Carnival plc’s results and financial position is by reference to the U.S. GAAP consolidated financial statements of Carnival Corporation & plc, which are included in the Carnival Corporation & plc 2006 Annual Report that accompanies this document.

Carnival plc operates cruise ships and North American related landside assets under various brand names as follows: Costa, Cunard, P&O Cruises, Swan Hellenic, Ocean Village and AIDA Cruises in Europe; P&O Cruises (Australia) in Australia and New Zealand and Holland America Tours and Princess Tours in North America.

2. Reclassification of prior year amounts

During 2006 Carnival Corporation & plc adopted a new global chart of accounts in connection with the implementation of a new worldwide accounting system. As a result of moving to a common chart of accounts certain prior period amounts have been reclassified to conform to the current period presentation. The principal effect on the previously reported IFRS results for the year ended November 30, 2005 was to reduce revenue by $251.2m, reduce operating costs by $250.0m and reduce interest and other costs by $1.2m.

3. Dry-dock costs

During 2006 Carnival plc elected to change its accounting policy relating to dry-dock costs, primarily comprising planned major maintenance activities, so as to conform with that of Carnival Corporation. The Group’s previous accounting policy was to defer the cost of these dry-dock activities, and expense them over the estimated period of benefit, generally twelve months or in some instances the period to the next scheduled dry-dock, which can be up to thirty months. The costs incurred during the course of a dry-dock are now immediately written off to profit and loss. Capital expenditures incurred during a dry-dock continue to be capitalised as ship improvements on a component basis and depreciated over their estimated useful lives, with the estimated net book value of assets being replaced written off.

The effect of immediately recognising dry-dock costs is to reduce current assets at November 2005 by $47.5m with a corresponding reduction in shareholders’ equity. Net income for the year ended November 30, 2005 was reduced by $8.5m.

Annex B

CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT
PART II

Certain information required to be included in the Carnival plc Directors’ Remuneration Report is set forth in Part I (which is also known as the Report of the Compensation Committees) which can be found beginning on page 45 of the proxy statement to which this report is annexed. The Report of the Compensation Committees should be read in conjunction with this Part II.

As explained in Part I, Parts I and II of this report form part of the audited consolidated financial statements of Carnival plc for the financial year ended November 30, 2006. Carnival plc and Carnival Corporation are separate legal entities (together referred to in this report as “Carnival Corporation & plc”) and each company has its own board of directors and Compensation Committees. However, as is required by the agreements governing the dual listed company (“DLC”) structure, there is a single management team and the boards of directors and members of the committees of the boards are identical.

Both Parts I and II of this report have been prepared in compliance with the Directors’ Remuneration Report Regulations 2002 incorporated into the UK Companies Act 1985 and with the July 2003 Combined Code on Corporate Governance, the UK Companies Act 1985 and the Listing Rules of the UK Listing Authority. Sections 1 to 7 below comprise the “auditable part” of this report.

Sterling and Euro denominated amounts are converted to U.S. dollar amounts at the average exchange rates for the year ended November 30, 2006 of £1:$1.825 (2005 - £1:$1.836) and €1:$1.245 (2005 – €1:$1.258) unless otherwise stated.

The following chart shows the relative values of performance related and non-performance related components of the remuneration of executive directors of Carnival Corporation & plc in 2006, excluding pension benefits:

The performance related and non-performance related components of the remuneration shown in the above table were calculated using actual salary, benefits and performance-related bonuses, the face value of restricted shares and restricted share units and expected value of options awarded in respect of the financial year ended November 30, 2006. The expected value of the options is calculated using the Black-Scholes option pricing model. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”

NON-EXECUTIVE DIRECTORS

Service contracts

Non-executive directors do not have service contracts, but instead have a letter of appointment setting out the services they are to provide to Carnival Corporation & plc and the other terms and conditions of their appointment. Their appointments and subsequent appointments are subject to annual election or re-election by shareholders.

In November 2004, Holland America Line Inc. (“HAL”) entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Lanterman. The Consulting Agreement expired in accordance with its terms on November 30, 2006. During the term of the Consulting Agreement, Mr. Lanterman provided such consulting services and other assistance as was required by HAL’s President on strategic, financial and historical analyses and other various services specified by HAL’s President, up to a maximum of 1,000 hours annually. The Consulting Agreement contains confidentiality and indemnification provisions. HAL has indemnified Mr. Lanterman from any losses arising from his provision of the consulting services in accordance with the Consulting Agreement, subject to customary exceptions. During the financial year 2006, Mr. Lanterman received compensation of approximately $788,000 under the terms of the Consulting Agreement. He did not participate in any incentive compensation plans offered by HAL or any affiliate of HAL, but was eligible for medical and dental insurance and certain other benefits.

Other than Mr. Lanterman who agreed not to receive compensation for his services as a non-executive director, non-executive directors are entitled to receive a basic annual fee of $40,000 a year, an attendance fee per board meeting of $5,000 ($2,000 if meeting attended by telephone), equity compensation in the form of options to acquire shares of Carnival Corporation common stock, restricted shares and/or restricted share units and reimbursement for travel, meals and accommodation expenses attendant to their board membership. If Carnival Corporation & plc requests that the directors’ spouses attend a special event, directors are reimbursed for travel expenses incurred. In addition, non-executive directors receive further compensation for serving as chairman or member of a board committee as follows:

	Retainer		Attendance fee
	Chair	Member	In person	By telephone
Audit Committees	15,000	7,500	3,000	1,500
All other Committees	7,500	3,750	2,500	1,250

For purposes of calculating fees, a board or committee meeting of Carnival Corporation and a concurrent or related board or committee meeting of Carnival plc constitute a single meeting. In accordance with prevailing remuneration practice in the U.S., non-executive directors have historically received options as part of their compensation. In 2005 the plan under which options were awarded was amended to permit restricted shares and restricted share units to be awarded. Baroness Hogg, Sir John Parker and Stuart Subotnick elected to receive restricted share awards and Arnold W. Donald elected to receive restricted share units and share options. During fiscal 2006, the following awards were made to non-executive directors pursuant to the terms of the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan described below:

		Number of
	Number of	Restricted Shares/
Non-Executive Director	Options	Restricted Share Units
Richard G. Capen, Jr.	10,000	—
Arnold W. Donald	5,000	1,250
Richard J. Glasier	10,000	—
Baroness Hogg	—	2,500
Modesto A. Maidique	10,000	—
Sir John Parker	—	2,500
Stuart Subotnick	—	2,500
Uzi Zucker	10,000	—

The exercise price for the options is $47.83, being the average of the high and low market prices of Carnival Corporation common stock on the date of grant. The options, restricted shares and restricted share units vest ratably over a five-year period. The options, restricted shares and restricted share units shall also vest in full upon the death or disability of the director, and shall continue to vest in accordance with the original five-year vesting schedule and are not forfeited if a director ceases to be a director for any other reason after serving as a director for at least one year. The options expire on the 10th anniversary of the grant date.

Pensions

The non-executive directors do not receive any pension benefits. However, in 1999 and years prior thereto, Mr. Lanterman deferred receipt of a portion of his annual bonus. In exchange, Carnival Corporation and Mr. Lanterman entered into a Retirement and Consulting Agreement, which provides that Carnival Corporation will pay him the deferred bonus amounts plus interest in monthly instalments over the 15 years following his retirement, which commenced on January 1, 2005.

Share Ownership Guidelines

All non-executive directors should own at least 5,000 shares (inclusive of unvested restricted shares, restricted share units and shares in a trust beneficially owned by the director) of either Carnival Corporation common stock or Carnival plc ordinary shares. The boards have mandated that all directors serving in 2006 achieve this guideline by October 2007. New directors must achieve this guideline no later than two years from the date of their initial election to the boards by the shareholders.

Product Familiarization

All non-executive directors are encouraged to take a cruise for up to 14 days per year for product familiarization and pay a fare of $35 per day for such cruises. Guests traveling with the non-executive director in the same stateroom will each be charged a fare of $35 per day. All other charges associated with the cruise (e.g., air fares, government fees and taxes, gratuities, ground transfers, tours, etc.) are the responsibility of the non-executive director.

Long Term Incentive Plan

Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan

In accordance with the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan (the “Outside Director Stock Plan”), awards of share options, restricted shares and restricted share units, or any combination thereof, may be made to non-executive directors.

Each non-executive director elected or appointed to the boards of directors annually receives an award representing 10,000 “points”. Each option to purchase one share represents one point and each share of restricted share award and each restricted share unit represents four points.

The maximum number of shares that may be subject to awards under the Outside Director Stock Plan is 1,000,000.

The exercise price of each option granted under the Outside Director Stock Plan is equal to the market price of a share of common stock on the date an option is granted. Options granted under the plan vest and become exercisable in five equal annual instalments beginning on the first anniversary of the grant date and expire ten years from the date of grant. Awards of restricted shares and restricted share units shall be granted on the same vesting schedule as share options. No performance conditions are applied to the vesting of options and share awards.

Mr. Lanterman has agreed not to receive compensation for his services as a non-executive director and, as a result, did not receive any share options or awards under the Outside Director Stock Plan. In addition, Baroness Hogg and Sir John Parker, as UK directors, have elected not to receive share options under the plan in accordance with UK best practice. They have, however, accepted restricted share awards under the Outside Director Stock Plan.

TOTAL SHAREHOLDER RETURN

The graph below represents the total shareholder return performance of Carnival plc from November 30, 2001 to November 30, 2006. For comparison, the graph also shows the total shareholder return of the FTSE 100 index.

REMUNERATION OUTCOME DURING 2006

The following sections contain detailed information on the remuneration of directors during the year ended November 30, 2006. The information set out in Sections 1 to 7 below has been subject to audit.

 1. Directors’ Emoluments

Executive Directors

The emoluments of the executive directors of Carnival Corporation and Carnival plc for the 2006 financial year, excluding pension benefits, are set out in the following table:

	2006						2005
		Annual	Restricted
		Performance	Shares and
	Base Salary	Cash Bonus	Share Units		Benefits	Total	Total
	$000	$000	$000		$000(2)	$000	$000
Micky Arison	850	2,600	3,131	(1)	510	7,091	7,342
Robert H. Dickinson	763	1,119	1,524	(1)	161	3,567	4,565
Howard S. Frank	750	2,500	2,609	(1)	438	6,297	6,380
Pier Luigi Foschi(3)	1,139	1,247	506	(1)	266	3,158	2,857
Peter G. Ratcliffe	1,150	935 (4)	1,424	(1)(5)	62 (6)	3,571	3,533
____________________
(1)	Messrs. Arison, Dickinson, Frank and Ratcliffe were each awarded restricted shares or restricted share units under the Carnival Corporation 2002 Stock Plan over 60,000, 40,000, 50,000 and 10,000 shares in Carnival Corporation common stock respectively. The value of the restricted shares or restricted share units awarded has been calculated by reference to the closing market price at the date of grant, being $52.18, $38.10, $52.18 and $48.90, respectively. Mr. Foschi was awarded 10,000 restricted share units under the Carnival plc 2005 Employee Share Plan. The value of the units awarded to Mr. Foschi has been calculated by reference to the closing market price at the date of grant, being £25.96, translated into U.S. dollars at the exchange rate of $1.95:£1. The restricted shares and restricted share units awarded are subject to forfeiture in limited circumstances. Due to this remote possibility, they are therefore regarded as remuneration for the year of award. These restricted share and restricted share unit awards are included in the table of directors’ interests disclosed below. Details of the Carnival Corporation 2002 Stock Plan and Carnival plc 2005 Employee Share Plan are described in Part I of the Carnival plc Directors’ Remuneration Report in the proxy statement to which this report is annexed.
(2)	Represents the estimated value of benefits-in-kind including personal use of corporate aircraft, personal air travel, chauffer, car, personal use of sporting event tickets, private health insurance, private club membership, life insurance premiums, and tax return preparation and tax planning services provided by a third party. No director was paid expense allowances chargeable to UK income tax in respect of qualifying services.
(3)	Mr. Foschi’s compensation was paid in Euros. His 2006 bonus in the amount of €958,899 has been translated into U.S. dollars at the exchange rate of $1.30:€1, being the exchange rate on the date his bonus was approved by the Compensation Committees.
(4)	Represents 50% of Mr. Ratcliffe’s 2006 bonus which is payable in cash. The other 50% of his annual bonus is payable in the form of Carnival plc share awards pursuant to the Carnival plc Deferred Bonus and Co-Investment Matching Plan described above and included in the next column under “Restricted Shares and Share Units”.
(5)	$489,000 of the total value of share awards shown were granted to Mr. Ratcliffe as restricted share units under the Carnival Corporation 2002 Stock Plan as described in note (1) above. $934,500 of the total value of share awards shown will be granted to Mr. Ratcliffe under the Carnival plc Deferred Bonus and Co-Investment Matching Plan as part of his annual bonus as described in note (4) above.
(6)	Includes employee contributions made on behalf of Mr. Ratcliffe under the P&O Princess Cruises Pension Scheme.

During the 2006 financial year, Howard S. Frank and Robert H. Dickinson served as non-executive directors of companies outside the Carnival Corporation & plc group, for which they received fees totalling $14,200 and $1,000, respectively, which they retained.

Non-Executive Directors

The remuneration of the non-executive directors of Carnival Corporation and Carnival plc for 2006 is set out in the following table.

	2006					2005
		Restricted
		Shares and		Other
	Fees	Share Units		Emoluments	Total	Total
	$000	$000		$000	$000	$000
Richard G. Capen, Jr	102	—		—	102	100
Arnold W. Donald	103	60	(1)	—	163	158
Richard J. Glasier	110	—		—	110	116
Baroness Hogg	91	120	(1)	—	211	210
A. Kirk Lanterman	—	—		793 (2)	793	785 (2)
Modesto A. Maidique	92	—		—	92	89
Sir John Parker	111	120	(1)	—	231	244
Stuart Subotnick	119	120	(1)	—	239	239
Uzi Zucker	91	—		—	91	93
____________________
(1)	Arnold W. Donald, Baroness Hogg, Sir John Parker and Stuart Subotnick were each awarded restricted share or restricted share unit awards under the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan over 1,250, 2,500, 2,500 and 2,500 shares in Carnival Corporation common stock, respectively. The value of the shares awarded has been calculated by reference to the market value at the date of grant, being $47.83. The shares awarded are not subject to forfeiture and are therefore regarded as remuneration for the year of award. These restricted share awards are included in the table of directors’ interests disclosed below. The share options received by the non-executive directors, as opposed to restricted share awards, are disclosed below.
(2)	Includes $788,000 (2005 - $722,000) compensation received pursuant to the Consulting Agreement with HAL as described above.

Former Executive Director Compensation

Upon the completion of the DLC transaction, Lord Sterling was appointed as Life President of P&O Cruises and Special Adviser to Micky Arison in his capacity as Chairman and CEO of Carnival Corporation & plc. As Special Adviser, Lord Sterling is entitled to fees for his services at a rate of £25,000 per annum payable in quarterly instalments in arrears.

2. Carnival plc Deferred Bonus and Co-Investment Matching Plan

Directors’ interests in the Carnival plc Deferred Bonus and Co-Investment Matching Plan at the beginning and the end of the 2006 financial year are as follows:

	At Dec. 1,		At Nov. 30,	Performance period
	2005	Grant(1)	2006	end date(2)
Peter G. Ratcliffe	8,863	—	8,863	Nov. 30, 2006
	14,812	—	14,812	Nov. 30, 2007
	—	16,553	16,553	Nov. 30, 2008

____________________
(1)	Mr. Ratcliffe was granted 16,553 share awards in respect of his 2005 bonus, in February 2006. The market price of each share comprising this award on the day of grant was £31.24 and the value of the share award was disclosed in the “Summary Compensation Table” in the proxy statement for the year ended November 30, 2005. The retention period for such awards ends on the announcement of the financial results of Carnival Corporation & plc for the year ending November 30, 2008.
(2)	The performance period applicable to each award is three years.

3. Carnival Corporation 2002 Stock Plan

The number of shares of Carnival Corporation common stock subject to options at the beginning and end of the 2006 financial year for each executive director is as follows:

					Actual/
					Weighted-
					average		Earliest
					exercise		date from
	Dec. 1,			Nov. 30,	price		which	Latest
	2005	Granted	Exercised	2006(1)	$		exercisable	expiry date
Micky Arison	1,080,000	—	—	1,080,000	34.05	(1)	Jan. 12, 1999	Oct. 18, 2014
	120,000	—	—	120,000	49.09	(2)	Oct. 5, 2005	Oct. 5, 2014
		120,000	—	120,000	47.83	(1)	Oct. 16, 2007	Oct. 16, 2013
Robert H. Dickinson	480,000	—	(176,000)	304,000	40.82	(1)	Aug. 1, 1999	Aug. 2, 2015
	80,000	—	—	80,000	52.19	(2)	Aug. 1, 2006	Aug. 1, 2015
		80,000	—	80,000	38.46	(1)	Aug. 1, 2007	Aug. 1, 2013
Howard S. Frank	900,000	—	(440,000)	460,000	40.36	(1)	Jan. 12, 1999	Oct. 18, 2014
	100,000	—	—	100,000	49.09	(2)	Oct. 5, 2005	Oct. 5, 2014
		100,000	—	100,000	47.83	(1)	Oct. 16, 2007	Oct. 16, 2013
Peter G. Ratcliffe	50,000	—	—	50,000	43.61	(1)	April 21, 2005	April 21, 2014
	50,000	—	—	50,000	50.23	(2)	April 14, 2006	April 14, 2015
		50,000	—	50,000	51.38	(1)	Feb. 21, 2007	Feb. 21, 2013
____________________
(1)	Weighted-average price of share options which have an option price below the market price of a share as at November 30, 2006.
(2)	Weighted-average price of share options which have an option price above the market price of a share as at November 30, 2006.

Details of the Carnival Corporation share options exercised by executive directors in 2006 are as follows:

		Exercise	Market price at		Earliest date
	Number	price	date of exercise	Gain	from which
	exercised	$	$	$(1)	exercisable	Expiry date
Robert H. Dickinson	16,000	22.57	49.775	435,280	Oct. 8, 2002	Oct. 8, 2011
	80,000	29.8125	49.775	1,597,000	Jan. 8, 2002	Jan. 8, 2011
	80,000	33.035	49.775	1,339,200	Aug. 1, 2002	Aug. 1, 2011
Howard S. Frank	31,800	26.40625	54.075	879,866	Jan. 12, 1999	Jan. 12, 2008
	68,200	26.40625	53.965	1,879,507	Jan. 12, 1999	Jan. 12, 2008
	80,000	22.57	53.965	2,511,600	Oct. 8, 2002	Oct. 8, 2011
	160,000	29.8125	53.965	3,864,400	Jan. 8, 2002	Jan. 8, 2011
	40,000	29.8125	54.300	979,500	Jan. 8, 2002	Jan. 8, 2011
	60,000	27.875	53.965	1,565,400	Dec. 2, 2003	Dec. 2, 2012
____________________
(1)	The total gain made by executive directors from share option exercises during the financial year ended November 30, 2006 was $15.052 million (2005: $ 3.269 million).

The highest and lowest prices of Carnival Corporation’s common stock during the year ended November 30, 2006 were $56.14 and $36.40, respectively. The closing price of Carnival Corporation’s common stock at November 30, 2006 was $48.99.

4. Carnival plc 2005 Employee Share Plan

The number of Carnival plc ordinary shares subject to options at the beginning and end of the 2006 financial year for each executive director is as follows:

				Actual/
				Weighted-
				average		Earliest date
	Dec. 1,		Nov. 30,	exercise		from which	Latest
	2005	Granted	2006	price		exercisable	expiry date
Pier Luigi Foschi	61,200	—	61,200	£29.00	(1)	Oct. 18, 2006	Oct. 18, 2015
	—	50,000	50,000	£31.98		Feb. 21, 2007	Feb. 21, 2013
____________________
(1)	Weighted-average price of share options which have an option price above the market price of a share as at November 30, 2006.

5. Carnival plc Executive Share Option Plan

The number of Carnival plc ordinary shares subject to options at the beginning and end of the 2006 financial year for each executive director is as follows:

				Actual/
				Weighted-	Earliest date
	Dec. 1,	Nov. 30,		average	from which	Latest
	2005	2006	Exercised	exercise price	exercisable	expiry date
Pier Luigi Foschi	287,064	287,064	--	£26.40 (1)	Feb. 26, 2005	Oct. 18, 2014
Peter G. Ratcliffe	51,188	0	(51,188)	$24.37 (1)	April 15, 2006	April 15, 2013
____________________
(1)	Weighted-average price of share options which have an option price above the market price of a share as at November 30, 2006.
(2)	Actual price of share options which have an option price above the market price of a share as at November 30, 2006.

Details of the Carnival plc share options exercised by executive directors in 2006 are as follows:

		Exercise	Market price at		Earliest date
	Number	price	date of exercise	Gain	from which
	exercised	$	$	$(1)	exercisable	Expiry date
Peter G. Ratcliffe	51,188	24.37	48.5348	1,236,948	April 15, 2006	April 15, 2013
____________________
(1)	The total gain made by executive directors from share option exercises during the financial year ended November 30, 2006 was $1.237 million (2005: no share options exercised).

The highest and lowest mid-market prices of Carnival plc’s shares during the year ended November 30, 2006 were £33.975 and £20.225, respectively. The mid-market price of Carnival plc’s shares at November 30, 2006 was £24.75.

6. Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan

The number of shares of Carnival Corporation common stock subject to options at the beginning and end of the financial year ended 2006 for each non-executive director is as follows:

					Actual/
					Weighted-
					average		Earliest date
	Dec. 1,			Nov. 30,	exercise		from which	Latest
	2005	Granted	Exercised	2006	price $(1)		exercisable	expiry date
Richard G. Capen, Jr	64,000	—	—	64,000	38.56	(2)	April 19, 2000	Oct. 18, 2015
		10,000	—	10,000	47.83		Oct. 16, 2007	Oct. 16, 2016
Arnold W. Donald	39,000	—	—	39,000	34.80	(2)	April 17, 2002	Oct. 18, 2015
		5,000	—	5,000	47.83		Oct. 16, 2007	Oct. 16, 2016
Richard J. Glasier	20,000	—	—	20,000	46.27		July 20, 2005	Oct. 18, 2015
		10,000	—	10,000	47.83		Oct. 16, 2007	Oct. 16, 2016
Modesto A. Maidique	58,000	—	—	58,000	41.00	(2)	April 19, 2000	Oct. 18, 2015
		10,000	—	10,000	47.83		Oct. 16, 2007	Oct. 16, 2016
Stuart Subotnick	34,000	—	—	34,000	33.06	(2)	April 17, 2002	July 20, 2014
Uzi Zucker	33,200	—	—	33,200	39.38	(2)	April 17, 2002	Oct. 18, 2015
		10,000	—	10,000	47.83		Oct. 16, 2007	Oct. 16, 2016
____________________
(1)	There are no share options in respect of shares whose market price is below the option price of a share as at November 30, 2006.
(2)	Weighted-average price.

None of the non-executive directors exercised share options in 2006.

7. Pensions

Executive Directors

The contribution payable to the Princess Cruises Retirement Savings Plan in the U.S. described in Part I of the Carnival plc Directors’ Remuneration Report in the proxy statement to which this report is annexed by Carnival plc for Mr. Ratcliffe in respect of the 2006 financial year was $11,260. In addition, employee contributions of $18,976 were made on behalf of Mr. Ratcliffe under the P&O Princess Cruises Pension Scheme in respect of the 2006 financial year. Future accruals ceased effective April 5, 2006.

Details of the retirement benefits of executive directors arising from their participation in defined benefit pension arrangements are set out below:

				Transfer
				value of
				increase
		Increase		in accrued
	Accrued	in		benefits less	Transfer	Transfer	Increase in
	benefit(1)	accrued	Increase	inflation	value(2)	value(2)	transfer	Benefits
	at	benefits	in accrued	and net of	at	at	value net of	paid
	Nov. 30,	including	benefits net	directors’	Dec. 1,	Nov. 30,	directors’	during
	2006	inflation	of inflation	contributions	2005	2006	contributions	the year
	$000	$000	$000	$000	$000	$000	$000	$000
Micky Arison	133	4	2	14	1,031	1,127	96	0
Robert H. Dickinson	1,158	273	254	2,945	9,661	13,404	3,743	0
Howard S. Frank	1,733	287	257	3,069	17,648	20,696	3,048	0
Peter G. Ratcliffe	854	106	79	1,446	13,504	15,587	2,083	0
____________________
(1)	The accrued benefit is that pension which would be paid annually on retirement at the normal retirement age under the various defined benefit schemes described in Part I of the Carnival plc Directors’ Remuneration Report in the proxy statement to which this report is annexed based on service to November 30, 2006.
(2)	All transfer values have been calculated on the basis of actuarial advice in accordance with UK Actuarial Guidance Note GN11. The transfer values of the accrued entitlement represent the value of assets that the pension scheme would need to transfer to another pension provider on transferring the scheme’s liability in respect of the directors’ pension benefits. They do not represent sums payable to individual directors and, therefore, cannot be added meaningfully to annual remuneration.

Non-Executive Directors

Under Mr. Lanterman’s Retirement and Consulting Agreement described in the proxy statement to which this report is annexed, if he should die before the end of the 15 year period commencing on his retirement, the then present value of any unpaid balance of the total amount payable to Mr. Lanterman under the agreement would be paid to his estate following his death. In calculating the present value, an interest rate of 8.5% would be applied, being the rate of return agreed under Mr. Lanterman’s Retirement and Consulting Agreement.

Details of the retirement benefits of non-executive directors arising from their participation in defined benefit post employment arrangements are set out below:

				Transfer
				value of
				decrease
		Increase		in accrued
		in		benefits less	Transfer	Transfer	Decrease
	Accrued	accrued	Decrease	inflation	value(2)	value(2)	in transfer	Benefits
	benefit at	benefits	in accrued	and net of	at	at	value net of	paid
	Nov. 30,	including	benefits net	directors’	Dec. 1,	Nov. 30,	directors’	during
	2006	inflation	of inflation	contributions	2005	2006	contributions	the year
	$000	$000	$000	$000	$000	$000	$000	$000
A. Kirk Lanterman	1,999	0	(41)	(397)	20,014	19,273	(741)	1,999
____________________
(1)	Under Mr. Lanterman’s Retirement and Consulting Agreement described in the proxy statement to which this report is annexed, he is entitled to annual payments of $1,998,924 every year for a period of 15 years during his retirement.
(2)	The transfer value has been calculated on the basis of actuarial advice in accordance with UK Actuarial Guidance Note GN11. The transfer value of the accrued entitlement represent the value of assets that the pension scheme would need to transfer to another pension provider on transferring the scheme’s liability in respect of the director’s pension benefits. They do not represent sums payable to the director and, therefore, cannot be added meaningfully to annual remuneration.

8. Directors’ Interests in Carnival Corporation common stock and Carnival plc ordinary shares

Details of the directors’ interests are set out below:

	Carnival plc		Carnival Corporation
	Dec. 1,	Nov. 30,	Dec. 1,	Nov. 30,
Directors	2005	2006	2005*	2006*
Micky Arison(1)	—	—	187,094,943	187,214,942
Robert H. Dickinson(2)	—	—	296,000	264,000
Howard S. Frank(3)	—	—	329,717	310,237
Pier Luigi Foschi	—	—	—	—
Richard J. Glasier	—	—	3,000	3,000
A. Kirk Lanterman(4)	—	—	166,702	166,770
Peter G. Ratcliffe	—	—	27,974 (5)	27,974 (5)
Richard G. Capen, Jr(6)	—	—	7,802	2,802
Arnold W. Donald(7)	—	—	3,050	3,050
Baroness Hogg	1,874	1,874	2,500	5,000
Modesto A. Maidique	—	—	—	2,000
Sir John Parker	5,004 (8)	10,004 (8)	2,500	5,000
Stuart Subotnick	—	—	4,500	7,000
Uzi Zucker	—	—	60,000	60,000
____________________
*	As part of the establishment of the DLC structure, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of common stock of Carnival Corporation. Under a pairing agreement, the trust shares are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC structure, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares

(including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.
(1)	As of November 30, 2006, includes (i) 106,114,284 shares of common stock held by the MA 1994 B Shares, L.P., (ii) 2,592,895 shares of common stock held by the Nickel 2003 GRAT, (iii) 2,807,545 shares of common stock held by the Nickel 2006 GRAT, (iv) 881,747 shares of common stock held by Nickel 2003 Revocable Trust, (v) 538,393 shares of common stock held by Nickel 1997 Irrevocable Trust, (vi) 72,847,639 shares of common stock held by the Artsfare 2005 Trust No. 2, Artsfare 2006 Trust No. 1, Artsfare 2006 Trust No. 2 and Eternity Four Trust by virtue of the authority granted to Micky Arison under the last will of Ted Arison, and (vii) 1,432,439 shares of common stock held by Artsfare 2003 Trust, all of which may be deemed to be beneficially owned by Micky Arison.
(2)	As of November 30, 2006, includes 264,000 shares of common stock owned by Dickinson Enterprises Limited Partnership (the “Dickinson Partnership”). The general partner of the Dickinson Partnership is Dickinson Enterprises, Inc., which is wholly owned by a revocable trust established for the benefit of Mr. Dickinson and his heirs (the “Dickinson Trust”). Under the terms of the instrument governing the Dickinson Trust, Mr. Dickinson has the sole right to vote and direct the sale of the common stock indirectly held by the Dickinson Trust.
(3)	Includes 4,000 shares of common stock owned by the Jackson S. Woolworth Irrevocable Trust and the Cassidy B. Woolworth Trust (Mr. Frank is trustee), as to which Mr. Frank disclaims beneficial ownership.
(4)	Includes 8,000 shares of common stock held by the Helen K. Lanterman Trust (Mr. Lanterman is trustee).
(5)	Includes 13,892 shares held by Mr. Ratcliffe’s wife.
(6)	Includes 2,000 shares owned by the Capen Trust, of which Mr. Capen is co-trustee. Also includes 802 shares of common stock owned by Ambassador Capen’s wife as to which he disclaims beneficial ownership.
(7)	Includes 1,800 shares owned by The Arnold and Hazel Donald Charitable Trust (Mrs. Donald is trustee).
(8)	Includes 7,000 shares owned by GHM Trustees Limited, the trustee of Sir John Parker’s Fixed Unapproved Restricted Retirement Scheme of which Sir John Parker is a discretionary beneficiary.

Peter G. Ratcliffe, together with other senior executives of the Carnival plc group, who are participants of the Carnival plc Deferred Bonus and Co-Investment Matching Plan, are potentially beneficiaries of the Bedell Trust and therefore deemed to be technically interested in the 92,205 Carnival plc ordinary shares held by the trust for the purposes of satisfying vesting of shares under the plan.

The following changes in the above share interests occurred between December 1, 2006 and January 31, 2007:

	Carnival Corporation
Directors	Jan. 31, 2007	Dec. 1, 2006
Micky Arison	187,274,942	187,214,942
Arnold W. Donald	1,250	3,050
Howard S. Frank	290,264	310,237
A. Kirk Lanterman	166,788	166,770

On behalf of the board

Arnold W. Donald
Chairman of the Compensation Committees

February 20, 2007

Annex C

CARNIVAL PLC CORPORATE GOVERNANCE REPORT

Corporate governance

Carnival Corporation and Carnival plc (together referred to as “Carnival Corporation & plc”) operate under a dual listed company structure with primary listings in the U.S. and the UK. Accordingly, Carnival Corporation & plc has implemented a single corporate governance framework consistent, to the extent possible, with the governance practices and requirements of both countries. Where there are customs or practices that differ between the two countries, Carnival Corporation & plc has sought to be compliant with UK best practices whenever possible. Carnival Corporation & plc believes that the resulting corporate governance framework described below effectively addresses the corporate governance requirements of both the U.S. and the UK.

Corporate Governance Guidelines

Carnival Corporation & plc has adopted corporate governance guidelines (the “Guidelines”) that set forth the general governance principles approved by the boards of directors. These principles are summarized below and are available on the company’s website.

  A majority of the members of each of the boards must be independent.

  The boards will each have at all times an Audit Committee, a Compensation Committee, Health, Environmental, Safety & Security (“HESS”) Committee and a Nominating & Governance Committee (the “Committees”). All the members of these Committees will be independent directors under the criteria established by the New York Stock Exchange and the London Stock Exchange. Each Committee has its own charter, which principally sets forth the purposes, goals and responsibilities of the Committees.

  The Nominating & Governance Committees will review with the boards, on an annual basis, the requisite skills and characteristics of new board members, as well as the composition of the boards as a whole. The Nominating & Governance Committees will assess and recommend board candidates for appointment as directors.

  The responsibilities of the directors are laid out in the Guidelines and cover matters such as the directors duties to Carnival Corporation & plc and its shareholders, attendance at meetings and the annual review of Carnival Corporation & plc’s long-term strategic plans and the principal issues that Carnival Corporation & plc will face in the future.

  The non-executive directors shall designate a senior independent director to preside at meetings of the non-executive directors and at board meetings in absence of the Chairman, and to serve as the principal liaison for non-executive directors.

  Directors have free and full access to officers and employees of Carnival Corporation & plc, to the advice and services of the Secretary to the boards and to independent professional advice at the expense of Carnival Corporation & plc, as necessary.

  The Compensation Committees will recommend the form and amount of director and senior executive compensation in accordance with the policies and principles set forth in its charter and conduct an annual review thereof. In particular the Compensation Committees will annually review the compensation of the Chief Executive Officer (“CEO”) and his performance to ensure that the CEO is providing the best leadership for Carnival Corporation & plc in the long and short-term.

  The Nominating & Governance Committees will maintain orientation programs for new directors and continuing education programs for all directors.

  The boards will conduct an annual performance evaluation to determine whether they, their Committees and individual directors are functioning effectively.

  The non-executive directors will meet at least annually under the direction of the senior independent director to conduct an appraisal of the Chairman’s performance.

  All shareholders may communicate with the boards by addressing all communications to the Secretary, who must forward any item requiring immediate attention to the senior independent non-executive director, who must in turn notify the boards of any matters for discussion or action as appropriate.

Carnival Corporation & plc will continue to monitor governance developments in the UK to ensure a vigorous and effective corporate governance framework of the highest international standards.

Set out below is a statement of how Carnival Corporation & plc has applied the principles of Section 1 of the Combined Code on Corporate Governance, issued in 2003 (the “Combined Code”) during the financial year ended November 30, 2006.

Board composition

Each of the boards of directors is currently comprised of 15 members: five executive directors and ten non-executive directors. Because Mr. Lanterman had reached the age of 75, in accordance with the Carnival Corporation & plc Corporate Governance Guidelines, he has not been nominated for reelection to the boards. As a result, following the April 2007 annual general meeting, each of the boards of directors will be comprised of 14 members, nine of whom will be non-executive directors. All directors are required to submit themselves to annual re-election. The biographical details of the members of the boards (other than Mr. Lanterman) are contained in the proxy statement to which this report is annexed. All directors have been subject to a formal performance evaluation during the year as described below.

Board balance and independence

All of the non-executive directors, with the exception of Mr. Lanterman (a former executive director), are considered by the boards to be independent directors. Messrs. Capen, Maidique, Subotnick and Zucker have been non-executive directors for more than nine years from the date of their first election to the board of Carnival Corporation, however notwithstanding this, the boards have determined that each of those directors is independent for the following reasons.

Consistent with U.S. practice, the boards believe that length of tenure should be one of the factors considered with respect to the independence of directors, but tenure alone should not result in the loss of independence. Automatic loss of independence status for directors due to tenure would effectively operate as a term limit for independent directors and result in the loss of the valuable contributions of directors who have been able to develop over time increasing insight into Carnival Corporation & plc and its operations. The boards prefer to rely on vigorous annual evaluations of individual directors to review their objectivity and independence, as well as their overall effectiveness as directors. All directors are also subject to annual re-election by shareholders following individual evaluations and recommendations by the Nominating & Governance Committees. Performance evaluations conducted during the year are described below.

The non-executive directors of Carnival Corporation & plc participate in the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan (the “Outside Director Plan”), details of which are described in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to the proxy statement. The two UK non-executive directors, Baroness Hogg and Sir John Parker, receive restricted share awards under the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan. Two U.S. non-executive directors, Messrs. Subotnick and Donald elected to receive all or a portion of their equity grant in 2006 in the form of restricted shares or restricted stock units. The remaining non-executive directors received their equity grants in 2006 in the form of share options. Participation in stock option plans by non-executive directors is a common practice in the U.S. and the boards do not believe that such participation affects the independence of the participating directors.

Stuart Subotnick, the senior independent non-executive director, approves board agendas and meeting schedules to ensure the flow of relevant information to the boards. Each board member is entitled to suggest the inclusion of items on the agenda and to raise at any board meetings subjects that are not on the agenda for that meeting.

Directors’ indemnities

As at the date of this report, indemnities are in force under which Carnival Corporation & plc have agreed to indemnify the directors of Carnival Corporation & plc, to the extent permitted by law and Carnival Corporation’s articles of incorporation and Carnival plc’s articles of association, in respect of all losses arising out of, or in connection with, the execution of their powers, duties and responsibilities, as directors of Carnival plc.

Chairman and Chief Executive Officer

The CEO of Carnival Corporation & plc, Micky Arison, also serves as Chairman of the boards. The combination of the roles of Chairman and CEO is not compliant with the Combined Code. Unlike the prevailing practice in the UK, a majority of the Fortune 500 companies in the U.S. have chairpersons that are also the CEO or have other significant relationships with their companies beyond board duties. The boards believe that the presence of a majority of non-executive directors, as well as the requirement that all Committees be comprised exclusively of non-executive directors, provides an appropriate balance of power and authority. The role of the senior independent non-executive director also helps to ensure that power and information are not concentrated in one or two individuals. As a further measure to enhance their effectiveness, the non-executive directors meet outside the presence of the executive directors at least quarterly under the chairmanship of the senior independent non-executive director. In addition, the non-executive directors meet periodically with the Chairman of the boards with no other executive directors present.

The boards believe that the separation of the roles of chairman and CEO is best addressed as part of the succession planning process, and that it is in the best interests of Carnival Corporation & plc and its shareholders for the boards to make an appropriate determination, consulting with shareholders as appropriate, as and when a new chairman or CEO may be nominated in the future.

Board procedures and responsibilities

Meetings of the boards are held on a regular basis to enable the boards to properly discharge their responsibilities. During the financial year ended November 30, 2006, the board of directors of Carnival plc held a total of nine meetings and acted on one occasion by unanimous written consent. All board meetings during the year were attended by the full board with the exception of Messrs. Dickinson, Glasier and Ratcliffe who attended eight of the nine meetings. The agenda for each board meeting is prepared by the Chairman and reviewed and approved by the senior independent non-executive director, in addition to the meeting schedules, and, as described above, any director can contribute to the agenda.

Non-executive directors are required to allocate sufficient time to meet the expectations of their role. The consent of the Chairman and the senior independent non-executive director must be sought before accepting additional directorships that might affect the time a non-executive director of Carnival Corporation & plc is able to devote to that role.

Executive directors may not serve as a non-executive board member on more than one FTSE 100 or Fortune 100 company nor as the Chairman of such a company.

Board structures and delegation to management

As set out in the Guidelines, the basic responsibility of the directors is to exercise their business judgment in what they reasonably believe to be in the best interests of Carnival plc and its shareholders. The boards have a formal schedule of matters specifically reserved to them for decision, which includes the approval of annual and interim results and financial statements, dividends, significant changes in accounting policy, material acquisitions and disposals, material agreements, major capital expenditure, annual operating budgets, strategic plans, treasury policy, risk management policy, material changes to employee incentive schemes as well as approval of share option grants or other share-related benefits, and health, safety and environmental policies.

Details of the Committees of the boards are set out in the section below. In addition, any matters reserved for the boards that arise between formal board meetings that need to be resolved are delegated to an executive committee, comprising any two executive directors and a non-executive director. Any resolutions made by the executive committee are ratified by the board of directors at the following board meeting.

The strategic management and direction of and significant commercial decisions in relation to global operations of Carnival Corporation & plc, except to the extent reserved to the full boards under their schedule of reserved matters, is delegated by the boards to boards of subsidiary companies within the group and to management committees of the boards, which in turn delegate to local management as appropriate.

Committees of the boards

The following Committees, which have written charters setting out their authority and duties, copies of which can be found on Carnival Corporation & plc’s website at www.carnivalcorp.com or www. carnivalplc.com, have operated throughout the year with the exception of the HESS Committees which were established effective April 20, 2006. The HESS Committees were formed to focus more time and attention to Carnival Corporation & plc’s health, environmental, safety and security policies and programs.

AUDIT COMMITTEES

Until July 6, 2006, the Audit Committees of the boards were comprised of five independent non-executive directors: Stuart Subotnick (chairman), Richard G. Capen, Jr., Arnold W. Donald, Sir John Parker and Richard J. Glasier. Effective July 6, 2006, Modesto A. Maidique joined the Audit Committee and Arnold W. Donald and Sir John Parker resigned. Mr. Glasier became the chairman and Richard G. Capen, Jr. and Stuart Subotnick continued to serve as members. Laura Weil was appointed to the Audit Committee on January 22, 2007. As a result, the Audit Committees are now comprised of five independent non-executive directors. The board of Carnival plc has determined that Richard J. Glasier has “recent and relevant financial experience” for the purposes of the Combined Code.

The Audit Committees are scheduled to meet at least eight times a year and at other times if required, with a minimum of four meetings per year as required by the Audit Committees’ charter. The Chief Operating Officer, the Chief Financial and Accounting Officer and the Vice President - Audit Services, who is responsible for internal control and risk assessment within Carnival Corporation & plc, and the external auditors normally attend meetings at the invitation of the Audit Committees. During the year, 12 meetings of the Carnival plc Audit Committee were held, which were attended by all members of the Audit Committees.

The main role and responsibilities of the Audit Committees are to review the significant risks or exposures of Carnival Corporation & plc, the adequacy of internal controls, the quarterly, interim and annual consolidated financial statements, any formal announcements relating to the Carnival Corporation & plc’s performance, the appointment, replacement, reassignment or dismissal of the head of audit services, to liaise with, and assess the effectiveness and independence of, the external auditors and to review compliance with the Carnival Corporation & plc Code of Business Conduct and Ethics. The Audit Committees have established and monitor the procedures for receipt of employee complaints regarding any alleged fraud or violations of law.

In fulfilling its responsibilities during the year, the Audit Committees have:

  Reviewed the quarterly, interim and annual financial results, including accounting matters and key factors affecting financial results and future forecasts;

  Reviewed financial statement and related disclosures, proposed filings with the U.S. Securities and Exchange Commission and draft press releases;

  Reviewed the form and content of the financial statements to be presented to shareholders of the Carnival plc at the half year and at the year end, including the transition to International Financial Reporting Standards;

  Confirmed receipt of certification letters, disclosure controls and procedure checklists and loss contingency memos from all companies;

  Received briefings on Carnival Corporation & plc’s Sarbanes-Oxley 404 compliance program;

  Reviewed reporting from the independent auditors concerning the audit work performed, identified internal control weaknesses and accounting issues, and all relationships between the independent auditors and Carnival plc;

  Reviewed and approved fees for audit and non-audit related services provided by Carnival plc’s independent auditors;

  Until the establishment of the HESS Committees, received quarterly reporting from the Environmental Compliance group regarding the status of Carnival Corporation & plc’s Environmental Compliance Plan and vessel auditing program, as well as any instances of non-compliance and planned remedial action;

  Received reporting, as well as quarterly briefings, from Carnival plc’s Audit Services (“AS”) Department concerning results from their internal auditing work. Reporting included significant findings, any identified control weaknesses and management plans for remedial action;

  Reviewed annual AS company-wide risk assessment, historical audit coverage and audit plan for the upcoming year;

  Reviewed AS reporting concerning progress against their audit plan, department staffing and professional qualifications, and the status of management action plans for previously issued reports;

  Reviewed the status of complaints received through Carnival Corporation & plc’s third-party administered hotline and other channels; and

  Reviewed and approved revisions to the Audit Committee charter and Carnival plc’s Code of Business Conduct and Ethics.

COMPENSATION COMMITTEES

Until July 6, 2006, the Compensation Committees of the boards were comprised of three independent non-executive directors: Modesto A. Maidique (chairman), Richard J. Glasier and Sir John Parker. Effective July 6, 2006, Arnold W. Donald and Baroness Hogg joined the Compensation Committees and Modesto A. Maidique and Sir John Parker resigned. Mr. Donald was appointed as chairman. As a result, the Compensation Committees continue to be comprised of three independent non-executive directors.

The Compensation Committees are scheduled to meet at least four times a year and at other times as required. Executive directors are invited to attend for appropriate items, but are excluded when their own performance and remuneration are under review. During the year, six meetings of the Carnival plc Compensation Committee were held, which were attended by all members with the exception of Mr. Glasier who attended five of the six meetings.

The Compensation Committees are responsible for the evaluation and approval of the director and officer compensation plans, policies and programmes of Carnival Corporation & plc. They annually review and approve corporate goals and objectives relevant to the CEO’s compensation and determine and approve the CEO’s compensation. They also annually determine and approve the compensation of all other executive directors and make recommendations to the boards with respect to the compensation of all other directors and certain senior officers. The Compensation Committees are empowered to retain any compensation consultant to be used to assist in the evaluation of compensation issues.

HESS COMMITTEES

The HESS Committees were established on April 20, 2006. The HESS Committees are comprised of the following three independent non-executive directors: Sir John Parker (chairman), Arnold W. Donald and Baroness Hogg.

The HESS Committees are required to meet at least four times per year as required by the HESS Committees’ charter. Since the formation of the HESS Committees, two meetings of the Carnival plc HESS Committee were held, which were attended by all members.

The principal function of the HESS Committees is to assist the boards in fulfilling their responsibility to supervise and monitor Carnival Corporation & plc’s health, environmental, safety and security policies, programs, initiatives at sea and onshore, and compliance with health, environmental, safety and security, legal and regulatory requirements. The HESS Committees receive quarterly reporting from the Carnival Corporation & plc Maritime Policy & Compliance Department regarding the status of Carnival Corporation & plc’s Environmental Compliance Plan and vessel auditing program, as well as any instances of non-compliance and planned remedial action

NOMINATING & GOVERNANCE COMMITTEES

Until July 6, 2006, the Nominating & Governance Committees of the boards were comprised of three independent non-executive directors: Uzi Zucker (chairman), Baroness Hogg and Stuart Subotnick. Effective July 6, 2006, Sir John Parker joined the Nominating & Governance Committees and Baroness Hogg resigned. As a result the Nominating & Governance Committees continue to be comprised of three independent non-executive directors.

The Nominating & Governance Committees meet periodically as required. During the year, four meetings of the Carnival plc Nominating & Governance Committee were held, which were attended by all members.

The principal function of the Nominating & Governance Committees is to assess and recommend to the boards candidates for appointment as directors of Carnival Corporation & plc and members of the Committees. They are also responsible for establishing procedures to exercise oversight of the evaluation of the boards and management and the maintenance of orientation programmes for new directors, continuing education for all directors and for annually reviewing and reassessing the adequacy of the Corporate Governance Guidelines and recommending any proposed changes to the boards for approval.

Information and professional development

The Secretary is required to ensure that members of the boards are given appropriate documentation in advance of each meeting and directors are required to devote adequate preparation time reviewing documentation ahead of each meeting. The Secretary is also responsible for advising the boards through the Chairman on all corporate governance matters.

All directors have access to advice and services of the Secretary and are permitted to take independent professional advice, at Carnival Corporation & plc’s expense, as he or she may deem necessary to discharge his or her responsibilities as a director. A director is required to inform the senior independent non-executive director of his or her intention to do so.

Directors are offered the opportunity to attend training programmes of their choice.

Board performance evaluation

During the year, the Nominating & Governance Committees conducted performance evaluations of the members of our boards of directors, the boards and their Committees. The performance review of Micky Arison, in his role as Chairman, was conducted separately by the non-executive directors, led by the senior independent non-executive director, Stuart Subotnick, taking into account the views of the executive directors.

As part of the boards’ evaluation exercise, each director was required to complete a questionnaire about the performance of the boards and their Committees. All questionnaires were reviewed and assessed by the Nominating & Governance Committees.

In addition, the Nominating and Governance Committees reviewed the individual performance of each director focusing on his or her contribution to Carnival Corporation & plc and specifically focusing on areas of potential improvement. In making their assessment, the Nominating & Governance Committees reviewed considerations of diversity, age, skills and experience in the context of the needs of the boards and with the aim of achieving an appropriate balance on the boards.

The Nominating & Governance Committees also discussed and reviewed with non-executive directors any significant time commitments they have to other companies. In addition, the number of directorships held by non-executive directors was taken into account, in line with Carnival plc’s policy on multiple appointments.

The Nominating & Governance Committees reported the results of the reviews to the boards, concluding that each director was an effective member of the boards and has sufficient time to carry out properly their respective commitments to the boards, Committees and all other such duties as were required of them. It is the view of the Nominating & Governance Committees that the boards continued to operate effectively during the year. Accordingly, all current board members are recommended to the shareholders for election or re-election.

During the year the Nominating & Governance Committees also reviewed their own performance against their respective charters by completing questionnaires that were provided to the Chairman. The results of such reviews were discussed among the members and reported to the boards. The boards concluded that the Nominating & Governance Committees continued to function effectively and continued to meet the requirements of their respective charters.

Directors’ remuneration

The Carnival plc Directors’ Remuneration Report is attached as Annex B to the proxy statement to which this report is annexed. A resolution to approve the Directors’ Remuneration Report will be proposed at the forthcoming annual general meeting.

Relations with shareholders

The formal channels of communication by which the boards communicate to shareholders the overall performance of Carnival Corporation & plc are the Annual Reports, UK preliminary announcement and half year statement, joint Annual Report on Form 10-K, joint Quarterly Reports on Form 10-Q and joint Current Reports on Form 8-K, filed with the U.S. Securities and Exchange Commission, the proxy statement and press releases.

Senior management of Carnival Corporation & plc meet periodically with representatives of institutional shareholders to discuss their views and to ensure that the strategies and objectives of Carnival Corporation & plc are well understood. Issues discussed with institutional shareholders include performance, business strategies and any corporate governance concerns.

Presentations are made to representatives of the investment community periodically in the U.S., the UK and elsewhere. Results of each fiscal quarter are reviewed with the investment community following each quarter on conference calls that are broadcast live over the Internet.

The boards receive periodic briefings from management regarding feedback and information obtained from Carnival Corporation & plc’s shareholders and brokers. During 2006, Carnival Corporation & plc’s management and its corporate brokers made presentations to the boards regarding shareholder issues. The boards’ members were also provided copies of reports prepared by key market analysts.

Shareholders will have the opportunity at the forthcoming annual general meeting, notice of which is contained in the proxy statement to which this report is annexed, to put questions to the boards, including the Chairmen of the Committees of the boards.

The boards have implemented procedures to facilitate communications between shareholders and the boards. Shareholders who wish to communicate with the boards should address their communications to the attention of the Company Secretary of Carnival Corporation & plc at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428 U.S.A. The Secretary maintains a log of all such communications and promptly forwards to the senior independent non-executive director, Stuart Subotnick, those, which the Secretary believes, require immediate attention, and also periodically provides the senior independent non-executive director with a summary of all such communications and any responsive action taken. The senior independent non-executive director notifies the boards or the Chairman of the relevant Committees of the boards of those matters that he believes are appropriate for further action or discussion.

Interested parties who wish to communicate with the senior independent non-executive director should address their communications to the attention of Stuart Subotnick at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428 U.S.A.

Annual meetings of shareholders

As we have shareholders in both the UK and the U.S., we rotate the location of the annual meetings between the UK and the U.S. each year in order to accommodate shareholders on both sides of the Atlantic. Last year we held our annual meetings in Miami, Florida, and this year we will be holding them in Southampton, United Kingdom.

This year the annual meetings will be held at the Southampton Guildhall, West Marlands Road, Civic Center, Southampton, Hants S014 7LP, United Kingdom on April 16, 2007. The meetings will commence at 3:00 pm (UK time), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa.

We are also offering an audio webcast of the annual meetings. If you choose to listen to the webcast, go to our website, www.carnivalcorp.com or www.carnivalplc.com, shortly before the start of the meetings and follow the instructions provided.

Directors’ responsibility

The statement of directors’ responsibilities in relation to the Carnival plc financial statements follows the Carnival plc Directors’ Report in Annex A of the proxy statement.

Independence of auditors

The Audit Committees are responsible for engaging a firm of auditors of appropriate independence and experience and for the approval of all audit and non-audit fees and terms. The policy of the Audit Committees is to undertake a formal assessment of the auditors’ independence each year, which includes:

  a review of non-audit services provided and related fees;

  discussion with the auditors of a written report detailing all relationships with Carnival Corporation & plc and any other party that could affect the independence or the objectivity of the auditors; and

  evaluation with the boards of the performance of the independent auditors.

The Audit Committees have implemented procedures relating to the provision of services by Carnival Corporation & plc’s independent auditors. These include:

  requiring the pre-approval by the Audit Committees of all audit and permissible non-audit services;

  maintenance of a schedule of certain non-audit services, including consultancy, investment banking and legal services, which Carnival Corporation & plc is specifically prohibited from obtaining from its audit firm; and

  procedures which control, and in certain circumstances, prohibit, the recruitment of staff formerly employed by the external audit firm and involved in the audit of Carnival Corporation & plc.

An analysis of the fees payable to the external audit firm in respect of both audit and non-audit services during 2006 and the policy on audit committee pre-approval and permissible non-audit work of the independent auditors is set out in the proxy statement under the heading “Independent Registered Certified Public Accounting Firm”.

Going concern

On the basis of current financial forecasts and available borrowing facilities, the directors have a reasonable expectation that Carnival Corporation & plc has adequate resources to continue in operational existence for the foreseeable future and, accordingly, consider that it is appropriate to adopt the going concern basis in preparing the consolidated financial statements of Carnival plc.

Internal control and risk management

Internal control and risk management within Carnival Corporation & plc’s business units is an ongoing process embedded in each of the operations. It is designed to identify, evaluate and manage the significant risks faced by the units. A system of internal controls designed to be capable of responding quickly to evolving risks in the business has been established, comprising procedures for the prompt reporting of material internal control weaknesses and significant deficiencies together with the appropriate corrective action.

Carnival Corporation & plc has adopted the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) guidance for implementing its internal control framework as part of the Sarbanes-Oxley Act Section 404 compliance plan. COSO is considered to be the model internal control framework and references the same internal control objectives and components as are used by the Turnbull Guidance which assists UK boards in assessing the effectiveness of a company’s risk and control processes under the Combined Code.

The corporate executive management team receives periodic information regarding internal control issues arising at the business units. The primary focus of this aspect of the system is the corporate AS Department that is responsible for monitoring the process, ensuring that issues common to more than one business unit are identified and that all relevant matters are brought to the attention of the boards as a whole. The AS Department is supported by the corporate finance and legal groups, as well as the CEO, Chief Operating Officer and the Chief Financial and Accounting Officer (the “Certifying Officers”). The Certifying Officers are required by rules of the U.S. Securities and Exchange Commission to file written certifications on a quarterly basis certifying, among other items, that they have disclosed to the auditors and the Audit Committee all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Carnival Corporation & plc’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in Carnival Corporation & plc’s internal control over financial reporting.

In the UK, the directors of Carnival Corporation & plc are responsible for the Carnival Corporation & plc system of internal controls and for reviewing its effectiveness but recognise that any such system can provide only reasonable and not absolute, assurance against material misstatement or loss. The Audit Committees review the adequacy of internal controls within Carnival Corporation & plc on an annual basis in accordance with the framework of internal control as set forth by COSO and mirrored within the Turnbull Guidance and in accordance with the charter of the Audit Committees.

The system of internal control was in place throughout the year and has continued in place up to the date of approval of this report. The system is designed to manage rather than eliminate the risk of failure to achieve business objectives. The boards confirm that they have performed their annual review of its effectiveness and that it is in compliance with the Turnbull Guidance.

Statement of compliance with the Combined Code issued in 2003

Carnival Corporation & plc has complied with the provisions set out in Section 1 of the Combined Code throughout the year ended November 30, 2006, with the following exceptions:

  the joint role of the Chairman and CEO and independence of non-executive directors as explained above;

  there are no performance conditions attaching to substantially all of the equity-based awards;

  certain non-executive directors receive share options;

  annual bonuses of U.S. executive directors form part of their pensionable salary;

  no upper limits are attached to annual bonuses; and

  share incentives may vest in fewer than three years.

The above matters of non-compliance, with the exception of the joint role of the Chairman and CEO and independence of non-executive directors, are explained in the Carnival plc Directors’ Remuneration Report attached as Annex B to the proxy statement.

CARNIVAL CORPORATION C/O COMPUTERSHARE INVESTOR SERVICES P.O. BOX 43078 PROVIDENCE, RI 02940
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 15, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Carnival Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 15, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Carnival Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CARNI1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CARNIVAL CORPORATION

A vote “FOR” Proposals 1 through 9 is recommended by the Board of Directors.

1.	To vote for the election of the following nominees:

(1) Micky Arison, (2) Ambassador Richard G. Capen, Jr., (3) Robert H. Dickinson, (4) Arnold W. Donald, (5) Pier Luigi Foschi, (6) Howard S. Frank, (7) Richard J. Glasier, (8) Baroness Hogg, (9) Modesto A. Maidique, (10) Sir John Parker, (11) Peter G. Ratcliffe, (12) Stuart Subotnick (13) Laura Weil and (14) Uzi Zucker.

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

		For	Against	Abstain

2.	To re-appoint PricewaterhouseCoopers LLP as independent auditors for Carnival plc and to ratify the selection of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm for Carnival Corporation.	☐	☐	☐

3.	To authorize the Audit Committee of Carnival plc to agree to the remuneration of the independent auditors.	☐	☐	☐

4.	To receive the accounts and reports for Carnival plc for the financial year ended November 30, 2006.	☐	☐	☐

5.	To approve the directors' remuneration report of Carnival plc.	☐	☐	☐

	For comments, please check this box and write them on the back where indicated.			☐

	Please indicate if you plan to attend this meeting.	☐	☐

		Yes	No

		For	Against	Abstain

6.	To approve limits on the authority to allot shares by Carnival plc.	☐	☐	☐

7.	To approve the disapplication of pre-emption rights for Carnival plc.	☐	☐	☐

8.	To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market.	☐	☐	☐

9.	To approve electronic communications with Carnival plc shareholders.	☐	☐	☐

10.	In their discretion, the proxies are authorized to vote upon such other business as may come before the annual meeting, or any adjournment(s) thereof.	☐	☐	☐
(Please sign exactly as name appears above.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CARNIVAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD APRIL 16, 2007

The undersigned shareholders of Carnival Corporation hereby revoke all prior proxies and appoint Micky Arison and Arnaldo Perez, and each of them, proxies and attorneys-in-fact, each with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of common stock of Carnival Corporation which the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 16, 2007 or any postponement or adjournment of the annual meeting.

PERSONS WHO DO NOT INDICATE ATTENDANCE AT THE ANNUAL MEETING ON THIS PROXY CARD WILL BE REQUIRED TO PRESENT PROOF OF STOCK OWNERSHIP TO ATTEND.

The shares represented by this Proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1 through 9.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.)

Admission Card Annual General Meeting Monday, April 16, 2007 at 3.00 p.m. Venue The Southampton Guildhall West Marlands Road, Civic Center Southampton, Hants S014 7LP United Kingdom	Notes
	1.

A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend and (on a poll) vote instead of him. All of the proposed resolutions will be voted on a poll. A proxy need not be a shareholder of the Company.

	2.

To be valid, your signed and dated proxy form must be completed, signed and deposited together with any power of attorney or authority under which it is signed or a certified copy of such power of attorney or authority (whether delivered personally or by post), at the offices of the Company’s registrars, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6AN as soon as possible and no later than 3.00 p.m. on April 14, 2007. In the case of a corporation, the proxy form should be exercised under its common seal and/or the hand of a duly authorised officer or person. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others in their entirety as regards that share. If the Company is unable to determine which was executed last, none of them shall be valid in respect of that share.

	3.

The ‘Vote Withheld’ box is provided to enable you to abstain on any particular resolution. However, it should be noted that a ‘vote withheld’ is not a vote in law and will not be counted in the calculation of the proportion of votes ‘for’ and ‘against’ a resolution but will be counted to establish if a quorum is present.

	4.

If you would like to submit your proxy vote via the Internet, you can do so by accessing the www. sharevote. co. uk website. To do this you will need to use the Reference Number, Card ID and Account Number which are given opposite. Alternatively, CREST members can submit their proxy through the CREST Electronic Proxy Appointment Service (ID7RA01).

	5.

Only those shareholders registered on the register of members of the Company at 11.00 p. m. on April 14, 2007 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 11.00 p. m. on April 14, 2007 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

	6.

In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which the names stand on the register of members of the Company in respect of the relevant joint holding.

	7.

To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issue’s agent (ID number 7RA01) by 3.00 p. m. on April 14, 2007. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST System) from which the issuer’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

	8.	Return of this form of proxy will not prevent a registered shareholder from attending the meeting and voting in person.
If you come to the meeting please bring this card with you. It is evidence of your right to attend and vote at the meeting and will help you gain admission as quickly as possible. Please also see overleaf.	9.

In respect of any resolution for which you have not given specific instructions on how your proxy should vote, your proxy will have discretion to vote on that resolution, in respect of your total holding, as they see fit. Your proxy will also have discretion to vote as they see fit on any other business which may properly come before the meeting, including amendments to resolutions, and at any adjournment of the meeting.

Annual General Meeting

REFERENCE NUMBER	CARD ID	ACCOUNT NUMBER

I/We, hereby appoint The Chairman of the meeting, or

to attend and vote on my/our behalf at the Annual General Meeting of Carnival plc (the Company) to be held on Monday, April 16, 2007 and at any adjournment of the meeting. I would like my proxy to vote on the resolutions proposed at the meeting as indicated on this form.

Please indicate your vote by marking the appropriate boxes in black ink like this	☒

	Resolution	For	Against	Withheld
1.	To re-elect Micky Arison as a director of Carnival Corporation and Carnival plc
2.	To re-elect Ambassador Richard G. Capen, Jr. as a director of Carnival Corporation and Carnival plc
3.	To re-elect Robert H. Dickinson as a director of Carnival Corporation and Carnival plc
4.	To re-elect Arnold W. Donald as a director of Carnival Corporation and Carnival plc
5.	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and Carnival plc
6.	To re-elect Howard S. Frank as a director of Carnival Corporation and Carnival plc
7.	To re-elect Richard J. Glasier as a director of Carnival Corporation and Carnival plc
8.	To re-elect Baroness Hogg as a director of Carnival Corporation and Carnival plc
9.	To re-elect Modesto A. Maidique as a director of Carnival Corporation and Carnival plc
10.	To re-elect Sir John Parker as a director of Carnival Corporation and Carnival plc
11.	To re-elect Peter G. Ratcliffe as a director of Carnival Corporation and Carnival plc
12.	To re-elect Stuart Subotnick as a director of Carnival Corporation and Carnival plc
13.	To elect Laura Weil as a director of Carnival Corporation and Carnival plc
	Resolution	For	Against	Withheld
14.	To re-elect Uzi Zucker as a director of Carnival Corporation and Carnival plc
15.	Re-appointment of Carnival plc’s independent auditors and ratification of Carnival Corporation’s independent registered certified public accounting firm
16.	Authorisation of Carnival plc’s audit committee to agree the remuneration of the independent auditors
17.	Receiving the annual accounts and reports of Carnival plc
18.	Approval of Carnival plc directors’ remuneration report
19.	Renewal of Carnival plc Section 80 authority
20.	Renewal of Carnival plc Section 89 authority
21.	Authorise Carnival plc to make market purchases of ordinary shares of US$1.66 each in the capital of Carnival plc
22.	To approve electronic communications with Carnival plc shareholders

Date	Signature

This card should not be used for any comments, change of address, or other queries. Please send separate instruction.

Poll Card
Please bring this card with you to the meeting. Do NOT post this card to the Registrar.

RESOLUTIONS		For	Against	Withheld
1	To re-elect Micky Arison as a director of Carnival Corporation and Carnival plc
2	To re-elect Ambassador Richard G. Capen, Jr. as a director of Carnival Corporation and Carnival plc
3	To re-elect Robert H. Dickinson as a director of Carnival Corporation and Carnival plc
4	To re-elect Arnold W. Donald as a director of Carnival Corporation and Carnival plc
5	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and Carnival plc
6	To re-elect Howard S. Frank as a director of Carnival Corporation and Carnival plc
7	To re-elect Richard J. Glasier as a director of Carnival Corporation and Carnival plc
8	To re-elect Baroness Hogg as a director of Carnival Corporation and Carnival plc
9	To re-elect Modesto A. Maidique as a director of Carnival Corporation and Carnival plc
10	To re-elect Sir John Parker as a director of Carnival Corporation and Carnival plc
11	To re-elect Peter G. Ratcliffe as a director of Carnival Corporation and Carnival plc
12	To re-elect Stuart Subotnick as a director of Carnival Corporation and Carnival plc
13	To elect Laura Weil as a director of Carnival Corporation and Carnival plc
14	To re-elect Uzi Zucker as a director of Carnival Corporation and Carnival plc
15	Re-appointment of Carnival plc’s independent auditors and ratification of Carnival Corporation’s independent registered certified public accounting firm
16	Authorisation of Carnival plc’s audit committee to agree the remuneration of the independent auditors
17	Receiving the annual accounts and reports of Carnival plc
18	Approval of Carnival plc directors’ remuneration report
19	Renewal of Carnival plc Section 80 authority
20	Renewal of Carnival plc Section 89 authority
21	Authorise Carnival plc to make market purchases of ordinary shares of US$1.66 each in the capital of Carnival plc
22	To approve electronic communications with Carnival plc shareholders

Name

Signature

RESPONSE LICENCE No. SEA7143

Lloyds TSB Registrars The Causeway WORTHING BN99 6AN